As filed with the Securities and Exchange Commission on April 19, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENGILITY CORPORATION

Additional Registrants listed on Schedule A hereto

(Exact name of registrants as specified in their charters)

Massachusetts	8711	04-2393618
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4803 Stonecroft Blvd.

Chantilly, Virginia 20151

(703) 633-8300

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Thomas O. Miiller, Esq.

Senior Vice President, General Counsel and Corporate Secretary

4803 Stonecroft Blvd.

Chantilly, Virginia 20151

(703) 633-8300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ryan D. Thomas, Esq.

Jay H. Knight, Esq.

Bass, Berry & Sims PLC

150 Third Avenue South

Suite 2800

Nashville, Tennessee 37201

(615) 742-6200

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement is declared effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
8.875% Senior Notes Due 2024	$300,000,000	$300,000,000	$34,770
Guarantees of 8.875% Senior Notes Due 2024	—	—	(2)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)	Pursuant to Rule 457(n), no additional registration fee is payable with respect to the guarantees.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Additional Registrants

Schedule A

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Engility Holdings, Inc.	DE	4803 Stonecroft Blvd. Chantilly, VA 20151	8711	61-1748527

ATAC Services, LLC	DE	4803 Stonecroft Blvd. Chantilly, VA 20151	7389	47-2919685

Dynamics Research Corporation	MA	4803 Stonecroft Blvd. Chantilly, VA 20151	7373	04-2211809

Engility LLC	DE	4803 Stonecroft Blvd. Chantilly, VA 20151	8711	95-2588754

Support Services Organization, LLC	DE	4803 Stonecroft Blvd. Chantilly, VA 20151	8711	46-1110776

TASC Services Corporation	DE	4803 Stonecroft Blvd. Chantilly, VA 20151	8711	04-3268014

Texeltek, LLC	DE	4803 Stonecroft Blvd. Chantilly, VA 20151	8711	52-2266478

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated April 19, 2017

PROSPECTUS

Engility Corporation

Offers to Exchange

up to $300,000,000 in aggregate principal amount of 8.875% Senior Notes due 2024 (the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all outstanding unregistered 8.875% Senior Notes due 2024 (the “Initial Notes”).

We refer to this offer to exchange as the “exchange offer.”

As with the Initial Notes, the Exchange Notes will be, jointly and severally, unconditionally guaranteed on a senior unsecured basis by Engility Holdings, Inc. (“Holdings”) and certain of our current and future domestic subsidiaries.

The Initial Notes sold pursuant to Rule 144A under the Securities Act bear the CUSIP number 29285XAC6, and the Initial Notes sold pursuant to Regulation S under the Securities Act bear the CUSIP number U2928PAB2.

Terms of the Exchange Offer

•	The exchange offer will expire at 5:00 p.m., New York City time, on , 2017, unless extended.

•	You may withdraw your tender of Initial Notes any time before the expiration of the exchange offer.

•	We will exchange all Initial Notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer for an equal principal amount of Exchange Notes.

•	If you fail to tender your Initial Notes, your Initial Notes will continue to be subject to restrictions on transfer.

•	We will not receive any proceeds from the exchange offer.

•

The Exchange Notes are substantially identical to the Initial Notes, except the Exchange Notes are registered under the Securities Act and the transfer restrictions and certain additional interest provisions applicable to the Initial Notes will not apply to the Exchange Notes.

•	The exchange of Initial Notes for the Exchange Notes should not be a taxable exchange for United States federal income tax purposes. See “Material United States Federal Income Tax Considerations.”

For a discussion of the specific risks that you should consider before tendering your outstanding Initial Notes in the exchange offer, see “Risk Factors” beginning on page 10 of this prospectus.

There is no established trading market for the Initial Notes or the Exchange Notes. We do not intend to list the Exchange Notes on any securities exchange or seek approval for quotation through any automated trading system.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Initial Notes where such Initial Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Engility Corporation has agreed that, for a period of 180 days after the “expiration date” (as defined herein), it will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2017

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities other than those specifically offered hereby or an offer to sell any securities offered hereby in any jurisdiction where, or to any person whom, it is unlawful to make such offer or solicitation. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or issuing the Exchange Notes.

This prospectus incorporates by reference important business and financial information about us that is not included or delivered with this prospectus. Copies of this information are available without charge to any person to whom this prospectus is delivered, upon written or oral request. Written requests should be directed to:

Engility Holdings, Inc.

4803 Stonecroft Blvd.

Chantilly, VA 20151

Attention: Corporate Secretary

Oral requests should be made by calling our Investor Relations Department at (703) 633-8300.

In order to ensure timely delivery of the documents, you must make your request to us no later than                , 2017. In the event that we extend the exchange offer, you must submit your request at least five business days before the expiration date of the exchange offer, as extended.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, including, without limitation, in the section titled “Risk Factors,” that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects and expected benefits of acquisitions and competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual outcomes and results may differ materially from what is expressed or forecast in these forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to: (a) the loss or delay of a significant number of our contracts, or unexpected delays in customer payments under our contracts; (b) a decline in or a redirection of the U.S. budget for government services; (c) future shutdowns of the U.S. government, or a failure of the U.S. Congress to approve increases to the Federal debt ceiling; (d) the Department of Defense’s wide-ranging efficiencies initiative, which targets affordability and cost growth; (e) the intense competition for contracts in our industry, as well as the frequent protests by unsuccessful bidders; (f) our indefinite delivery, indefinite quantity (“IDIQ”) contracts, which are not firm orders for services, and could generate limited or no revenue; (g) our government contracts, which contain unfavorable termination provisions and are subject to a government audit and modification; (h) the mix of our cost-plus, time-and-material and fixed-price type contracts; (i) our ability to attract and retain key management and personnel; (j) the impairment of our goodwill, which represent a significant portion of the assets on our balance sheet, other intangible assets or long-lived assets; (k) changes in regulations or any negative findings from a U.S. government audit or investigation; (l) current and future legal and regulatory proceedings; (m) risks associated with our international operations; (n) information security threats and other information technology disruptions; (o) integration, operational and other risks related to our February 2015 acquisition of TASC, Inc. (“TASC”), including difficulties and delays in fully realizing cost savings; (p) our significant level of indebtedness, our ability to comply with the terms of our debt agreements and our ability to finance our future operations, if necessary; (q) U.S. Federal income tax assets and liabilities that relate to the distribution in the spin-off of Engility Holdings, Inc. from L-3 Communications Holdings, Inc. (“L-3”) and the acquisition of TASC; and (r) other factors set forth under the heading “Risk Factors” in this prospectus. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business. Any such risks could cause our results to differ materially from those expressed in forward-looking statements.

You should not put undue reliance on any forward-looking statements in this prospectus. These forward-looking statements speak only as of the date of this prospectus and we do not have any intention or obligation to update forward-looking statements after we distribute this prospectus.

ii

SUMMARY

The following summary contains important information about us and the exchange offer but may not contain all information that may be important to you in making a decision to tender your Initial Notes. For a more complete understanding of our company and the exchange offer, we urge you to read carefully this entire prospectus, including the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” and the financial statements (including the accompanying notes) appearing elsewhere in this prospectus or incorporated by reference herein.

Unless otherwise indicated or the context requires otherwise, references in this prospectus to “we,” “our,” “us,” “Engility,” the “Company” or “our company” refer to (i) Engility Holdings, Inc., a Delaware corporation incorporated in 2011, and its consolidated subsidiaries, for all periods prior to the closing of the acquisition of TASC in February 2015, and (ii) successor Engility Holdings, Inc., a Delaware corporation, incorporated in 2014 under the name New East Holdings, Inc., and its consolidated subsidiaries, including Engility Corporation, a Massachusetts corporation. References to the “Issuer” refer to Engility Corporation alone, and references to “Holdings” refer to Engility Holdings, Inc. alone.

Our Company

We support the missions of the U.S. government by deploying our highly skilled workforce to solve our customers’ toughest challenges. We offer a broad range of highly technical services, including information technology modernization and sustainment, cyber security, high performance computing (“HPC”), specialized technical consulting, program and business support, training, engineering and technology lifecycle support, supply chain services and logistics management to U.S. government personnel worldwide. Our revenue is derived from a diverse mix of activities and services with no single program accounting for more than 10% of our revenue in 2016, with our largest contract representing 8% of our 2016 revenues. For the year ended December 31, 2016, we had revenue of approximately $2.1 billion, 99% of which was derived from the U.S. government.

Engility, through our predecessors, has provided mission critical services to the U.S. government for over six decades. We have a diversified portfolio that serves the U.S. Department of Defense (DoD), U.S. Department of Justice (DoJ), U.S. Department of State (DoS), Federal Aviation Administration (FAA), Department of Homeland Security (DHS), and space-related and intelligence community agencies, including the National Geospatial-Intelligence Agency (NGA), Defense Intelligence Agency (DIA), the National Reconnaissance Office (NRO), and National Aeronautical and Space Administration (NASA).

For additional information about our business, operations and financial results, see the documents listed under “Incorporation by Reference of Certain Documents.”

Our principal executive offices are located at 4803 Stonecroft Boulevard, Chantilly, Virginia 20151, and our telephone number is (703) 633-8300.

Summary of the Exchange Offer

On August 12, 2016, we issued, through a private placement exempt from the registration requirements of the Securities Act, $300,000,000 of our Initial Notes. Simultaneously with the private placement of the Initial Notes, we entered into a registration rights agreement with respect to the Initial Notes, dated August 12, 2016 (the “Registration Rights Agreement”). Under the Registration Rights Agreement, we are required to file a registration statement with the Securities and Exchange Commission (the “SEC”) enabling the holders of the Initial Notes to exchange the Initial Notes for Exchange Notes with substantially identical terms to the Initial Notes and, unless not permitted by applicable law or SEC policy, to complete the exchange offer pursuant to the terms of the Registration Rights Agreement within 365 days after the date of the original issuance of the Initial Notes. If we fail to complete the exchange offer on or before the date that is 365 days after such original issuance date, then we will be required to pay additional interest to the holders of the Initial Notes at a rate of 0.25% for the first 90-day period after such date and thereafter at a rate of an additional 0.25% for each subsequent 90 day period that elapses, provided that the aggregate increase in such annual interest rate may in no event exceed 1.00% per annum and provided that no interest will accrue following such time that this registration default has been cured. You may exchange your Initial Notes for Exchange Notes in the exchange offer. You should read the discussion under the headings “The Exchange Offer” and “Description of the Exchange Notes” for further information regarding the Exchange Notes.

Securities Offered	$300,000,000 aggregate principal amount of 8.875% senior notes due 2024 registered under the Securities Act.

As with the Initial Notes, the Exchange Notes will be, jointly and severally, unconditionally guaranteed on a senior unsecured basis by Holdings and certain of our current and future subsidiaries.

Exchange Offer

We are offering to exchange the Initial Notes for a like principal amount at maturity of the Exchange Notes. Initial Notes may be exchanged only in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. The exchange offer is being made pursuant to the Registration Rights Agreement, which grants the initial purchasers and any subsequent holders of the Initial Notes certain exchange and registration rights. The exchange offer is intended to satisfy those exchange and registration rights with respect to the Initial Notes.

The form and terms of the Exchange Notes are the same as the form and terms of the Initial Notes, respectively, except that:

•	the Exchange Notes have been registered under the federal securities laws and will not bear any legend restricting their transfers;

•	the Exchange Notes will bear different CUSIP numbers than the Initial Notes; and

•

the holders of the Exchange Notes will not be entitled to most rights under the Registration Rights Agreement, including the provisions for an increase in the interest rate on the Initial Notes in some circumstances as described in the Registration Rights Agreement.

Expiration Date; Withdrawal of Tender

The exchange offer will expire at 5:00 p.m., New York City time, on                , 2017, unless extended. You may withdraw your tender of Initial Notes at any time prior to the expiration of the exchange offer. All outstanding Initial Notes that are validly tendered and not validly withdrawn will be exchanged. Any Initial Notes not accepted by us for exchange for any reason will be returned to you at our expense promptly after the expiration or termination of the exchange offer.

Resales

We believe that you can offer for resale, resell and otherwise transfer the Exchange Notes without complying with the registration and prospectus delivery requirements of the Securities Act so long as:

•	you acquire the Exchange Notes in the ordinary course of business;

•	you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes;

•	you are not an “affiliate” of ours, as defined in Rule 405 of the Securities Act; and

•	you are not a broker-dealer.

If any of these conditions is not satisfied and you transfer any Exchange Notes without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. We do not assume, or indemnify you against, any such liability.

Each broker-dealer acquiring Exchange Notes issued for its own account in exchange for Initial Notes, which it acquired through market making activities or other trading activities, must acknowledge that it will deliver a proper prospectus when any Exchange Notes issued in the exchange offer are transferred. A broker-dealer may use this prospectus for an offer to resell, a resale or other retransfer of the Exchange Notes issued in the exchange offer.

Conditions to the Exchange Offer

We are not required to accept for exchange, or to issue the Exchange Notes in exchange for, any Initial Notes if the exchange offer would not be permitted by applicable law or SEC policy. See “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering Initial Notes held in the Form of Book-Entry Interests

The Initial Notes were issued as global securities and were deposited upon issuance with Deutsche Bank Trust Company Americas, as custodian for the global securities representing the uncertificated depositary interests in those outstanding Initial Notes, which represent a 100% interest in those Initial Notes, to The Depository Trust Company (“DTC”). Beneficial interests in the outstanding Initial

Notes, which are held by direct or indirect participants in DTC, are shown on, and transfers of the Initial Notes can only be made through, records maintained in book-entry form by DTC.

You may tender your outstanding Initial Notes by instructing your broker or bank where you keep the Initial Notes to tender them for you. In some cases you may be asked to submit the letter of transmittal that may accompany this prospectus. By tendering your Initial Notes, you will be deemed to have acknowledged and agreed to be bound by the terms set forth under “The Exchange Offer.” Your outstanding Initial Notes must be tendered in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

In order for your tender to be considered valid, the exchange agent must receive a confirmation of book-entry transfer of your outstanding Initial Notes into the exchange agent’s account at DTC, under the procedure described in this prospectus under the heading “The Exchange Offer,” on or before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

Guaranteed Delivery Procedures

If you wish to tender your Initial Notes and your Initial Notes are not immediately available, or you cannot deliver your Initial Notes, the letter of transmittal or any other required documents, or you cannot comply with the procedures under DTC’s Automated Tender Offer Program for transfer of book-entry interests prior to the expiration date, you must tender your Initial Notes according to the guaranteed delivery procedures set forth in this prospectus under “The Exchange Offer—Guaranteed Delivery Procedures.”

United States Federal Income Tax Considerations

The exchange offer should not result in any income, gain or loss to the holders of Initial Notes or to us for United States federal income tax purposes. See “Material United States Federal Income Tax Considerations.”

Use of Proceeds	We will not receive any proceeds from the issuance of the Exchange Notes.

Regulatory Approvals

Other than compliance with the Securities Act and qualification of the indenture that governs the Initial Notes and will govern the Exchange Notes under the Trust Indenture Act of 1939, there are no federal or state regulatory requirements that must be complied with or approvals that must be obtained in connection with the exchange offer.

Exchange Agent	Deutsche Bank Trust Company Americas is serving as the exchange agent for the exchange offer.

Consequences of Not Exchanging Initial Notes

If you do not exchange your Initial Notes in the exchange offer, your Initial Notes will continue to be subject to the restrictions on transfer currently applicable to the Initial Notes. In general, you may offer or sell your Initial Notes only:

•	if they are registered under the Securities Act and applicable state securities laws;

•	if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

•	if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

We do not currently intend to register the Initial Notes under the Securities Act. Under some circumstances, however, including when holders who are not permitted to participate in the exchange offer or who may not freely resell Exchange Notes received in the exchange offer so request, we may be required to file, and to cause to become effective, a shelf registration statement covering resales of Initial Notes. For more information regarding the consequences of not tendering your Initial Notes and our obligation to file a shelf registration statement, see “The Exchange Offer—Consequences of Failure to Exchange” and “The Exchange Offer—Shelf Registration.”

Description of Exchange Notes

The summary below describes the principal terms of the Exchange Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Exchange Notes” section of this prospectus contains a more detailed description of the terms and conditions of the Exchange Notes.

Issuer	The Exchange Notes will be issued by Engility Corporation.

Exchange Notes Offered	$300,000,000 aggregate principal amount of 8.875% senior notes due 2024 registered under the Securities Act.

Maturity Dates	The Exchange Notes will mature on September 1, 2024.

Interest Payment Dates	The Issuer will pay interest semi-annually on March 1 and September 1 of each year for the Exchange Notes. The first interest payment date on the Exchange Notes will be September 1, 2017.

Guarantees	The Exchange Notes will be, jointly and severally, unconditionally guaranteed on a senior unsecured basis by Holdings and certain of our current and future subsidiaries.

Ranking of the Exchange Notes	The Exchange Notes will be:

•	senior obligations of the Issuer that will be (except as described in the following clause) unsecured;

•

pari passu in right of payment with all existing and future indebtedness of the Issuer that is not subordinated in right of payment to the notes, including indebtedness under our senior secured term loan facilities and our senior secured revolving credit facility, each originally dated as of August 12, 2016 (as amended and restated, collectively the “Credit Facility”).

•

effectively subordinated to any existing and future indebtedness of the Issuer that is secured with property or assets to the extent of the value of such property and assets securing such indebtedness (including the Credit Facility);

•	senior in right of payment to any future indebtedness of the Issuer that is subordinated in right of payment to the notes;

•	initially guaranteed on a senior unsecured basis by each guarantor; and

•

structurally subordinated to all claims of creditors, including trade creditors, and claims of preferred stockholders, if any, of each of the Issuer’s subsidiaries that will not guarantee the Exchange Notes.

As of December 31, 2016, we had approximately $823.3 million aggregate principal amount of senior secured indebtedness outstanding, approximately $300.0 million of senior unsecured indebtedness outstanding and no subordinated indebtedness outstanding.

Ranking of the Guarantees	The guarantee of the Exchange Notes by each guarantor will be:

•	a general senior unsecured obligation of such guarantor;

•

equal in right of payment with all existing and future indebtedness of such guarantor that is not subordinated in right of payment to its guarantee of the notes (including its guarantee of the Credit Facility);

•

effectively subordinated to any of such guarantor’s existing and future secured indebtedness that is secured with property or assets of such guarantor to the extent of the value of such property and assets securing such indebtedness (including its guarantee of the Credit Facility);

•	senior in right of payment to any of such guarantor’s future indebtedness that is subordinated in right of payment to such guarantee.

Optional Redemption

At any time prior to September 1, 2019, the Issuer may redeem some or all of the Exchange Notes at a redemption price equal to 100% of the principal amount of the Exchange Notes to be redeemed plus accrued and unpaid interest and additional interest, if any, to the applicable redemption date plus a “make-whole” premium set forth in this prospectus. See “Description of the Exchange Notes—Optional Redemption.”

The Issuer may redeem some or all of the Exchange Notes at any time and from time to time on or after September 1, 2019 at the redemption prices set forth in this prospectus plus accrued and unpaid interest and additional interest, if any, to the applicable redemption date. In addition, any time prior to September 1, 2019, the Issuer may redeem up to 35% of the aggregate principal amount of the Exchange Notes issued under the indenture with the net cash proceeds of certain equity offerings at a redemption price equal to 108.875% of the principal amount of the Exchange Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. See “Description of the Exchange Notes—Optional Redemption.”

Change of Control

If a certain change of control occurs, unless we have earlier exercised our right of redemption, we may be required to offer to repurchase the Exchange Notes at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of purchase. See “Description of the Exchange Notes—Repurchase at the Option of Holders—Change of Control.”

Certain Covenants	The indenture that will govern the Exchange Notes contains covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:

•	incur debt or issue certain disqualified stock and preferred stock;

•	create liens;

•	pay dividends or distributions or redeem or repurchase equity;

•	prepay subordinated debt or make certain investments;

•	transfer and sell assets;

•	engage in a consolidation or merger, or sell, transfer or otherwise dispose of all or substantially all of our assets;

•	enter into agreements that restrict dividends, loans and other distributions from our subsidiaries; and

•	enter into transactions with our affiliates.

However, these limitations are subject to a number of important qualifications and exceptions. See “Description of the Exchange Notes—Certain Covenants.”

In addition, certain of the covenants will be suspended if both Moody’s and Standard & Poor’s assign the notes an investment grade rating in the future and no defaults or events of default exist under the indenture. See “Description of the Exchange Notes—Certain Covenants—Effectiveness of Covenants.

No Established Trading Market

The Exchange Notes are new issues of securities with no established trading market. We do not intend to apply for the Exchange Notes to be listed on any securities exchange or included in any automated quotation system. We cannot assure you that a liquid market for the Exchange Notes will develop or be maintained.

Use of Proceeds	We will not receive any proceeds from the issuance of the Exchange Notes.

Risk Factors	See “Risk Factors” and other information in this prospectus for a discussion of factors you should carefully consider before deciding to participate in the exchange offer.

Consolidated Ratio of Earnings to Fixed Charges

The following table sets forth our historical consolidated ratios of earnings to fixed charges on a consolidated basis for the periods indicated. You should read these ratios of earnings to fixed charges in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus.

	Year Ended December 31,
	2012	2013	2014	2015	2016
Consolidated ratio of earnings to fixed charges(1)(2)	—	—	4.4x	4.0x	—

(1)

For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings (loss) from continuing operations before income taxes, plus fixed charges. Fixed charges consist of interest expense on all indebtedness, amortization of debt discount, amortization of deferred financing costs and an interest factor attributable to operating leases.

(2)

In 2016, 2015 and 2012, we incurred losses from operations primarily related to goodwill impairments, and as a result, our earnings were insufficient to cover our fixed charges by $8.8 million, $298.3 million and $339.6 million, respectively.

RISK FACTORS

You should carefully consider the risks described below and the risk factors incorporated by reference herein, as well as the other information included or incorporated by reference in this prospectus, including the financial statements and related notes incorporated by reference into this prospectus, before deciding to exchange your Initial Notes (as defined herein) for Exchange Notes (as defined herein) pursuant to the exchange offer. Certain risks related to us and our business are outlined in “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference in this prospectus (and in any of our reports that we file with the SEC and that are so incorporated). See the sections titled “Where You Can Find Additional Information” and “Incorporation by Reference of Certain Documents” for information about how to obtain copies of these documents. If any of these risks actually occur, our business, financial condition, operating results, or cash flow could be materially and adversely affected. Additional risks or uncertainties not presently known to us, or that we currently deem immaterial, also may impair our business operations. We cannot assure you that any of these events will not occur and if such events do occur, the value of the Exchange Notes could decline substantially.

Risks Related to the Exchange Offer.

There may be adverse consequences if you do not exchange your Initial Notes.

If you do not exchange your Initial Notes for Exchange Notes in the exchange offer, you will continue to be subject to restrictions on transfer of your Initial Notes. The restrictions on transfer of your outstanding Initial Notes arise because we issued the outstanding Initial Notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Initial Notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the Registration Rights Agreement, we do not intend to register resales of the Initial Notes under the Securities Act. You should refer to the section titled “The Exchange Offer” for information about how to tender your Initial Notes.

The tender of Initial Notes under the exchange offer will reduce the outstanding amount of the Initial Notes, which may have an adverse effect upon, and increase the volatility of, the market prices of the Initial Notes due to a reduction in liquidity.

Certain persons who participate in the exchange offer must deliver a prospectus in connection with resales of the Exchange Notes.

Based on interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1983), we believe that you may offer for resale, resell or otherwise transfer the Exchange Notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under “Plan of Distribution,” certain holders of Exchange Notes will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer the Exchange Notes. If such a holder transfers any Exchange Notes without delivering a prospectus meeting the requirements of the Securities Act or without an applicable exemption from registration under the Securities Act, such a holder may incur liability under the Securities Act. We do not and will not assume, or indemnify such a holder against, this liability.

If you wish to tender your Initial Notes for exchange, you must comply with the requirements described in this prospectus.

You will receive Exchange Notes in exchange for Initial Notes only after the exchange agent receives such Initial Notes and all other required documentation within the time limits described in this prospectus. If you wish to tender your Initial Notes in exchange for Exchange Notes, you should allow sufficient time for delivery. Neither the exchange agent nor the Issuer has any duty to give you notice of defects or irregularities with respect to tenders of Initial Notes for exchange. Initial Notes that are not tendered or are tendered but not accepted will, following consummation of the exchange offer, continue to be subject to the existing restrictions upon transfer relating to the Initial Notes.

The consummation of the exchange offer may not occur.

We are not obligated to complete the exchange offer under certain circumstances. See “The Exchange Offer—Conditions to the Exchange Offer.” Even if the exchange offer is completed, it may not be completed on the schedule described in this prospectus. Accordingly, holders participating in the exchange offer may have to wait longer than expected to receive their Exchange Notes. You may be required to deliver prospectuses and comply with other requirements in connection with any resale of the Exchange Notes.

Risks Related to the Exchange Notes and our Indebtedness.

Despite our anticipated debt levels upon consummation of this offering, we and our subsidiaries may still incur significant additional debt. Incurring more debt could increase the risks associated with our substantial debt.

We and our subsidiaries may be able to incur substantial additional debt, including additional secured debt, in the future. The terms of the Indenture and our Credit Facility (each as defined in “Description of Other Indebtedness”) restrict, but will not completely prohibit, us from doing so. As of December 31, 2016, we had approximately $163 million of undrawn availability under our Credit Facility. In addition, the Indenture allows us to issue additional notes under certain circumstances and to incur other types of indebtedness, which may also be guaranteed by Holdings and the subsidiary guarantors. In addition, the Indenture does not prevent us from incurring certain other liabilities that do not constitute “Indebtedness” (as defined in the Indenture). If new debt or other liabilities are added to our current debt levels, the related risks that we and our subsidiaries now face could intensify.

We may not be able to generate sufficient cash to service all of our indebtedness, including the Exchange Notes, and we may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or to refinance our indebtedness, including the Exchange Notes, and to fund working capital, planned capital expenditures and expansion efforts and any strategic alliances or acquisitions we may make in the future, depends on our ability to generate cash in the future and our depends on our financial and operating performance, which is subject to prevailing economic and competitive conditions and to financial, business and other factors beyond our control. We cannot assure you that we will maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness. See “Cautionary Statements Regarding Forward-Looking Statements.” See also “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” included in our Annual Report on 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference in this prospectus.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the Exchange Notes. We cannot assure you that we would be able to take any of these actions, that these actions would be successful and permit us to meet our scheduled debt service obligations or that these actions would be permitted under the terms of our existing or future debt agreements, including our Credit Facility and the Indenture. For example, our Credit Facility and the Indenture restrict our ability to dispose of assets and use the proceeds from any dispositions. We may not be able to consummate those dispositions and any proceeds we receive may not be adequate to meet any debt service obligations then due. See “Description of Certain Indebtedness” and “Description of the Exchange Notes.”

We are a holding company and may not have access to sufficient cash to make payments on the Exchange Notes.

We are a holding company with no direct operations. Our principal assets are the equity interests we hold in our operating subsidiaries. As a result, we are dependent upon dividends and other payments from our subsidiaries to generate the funds necessary to meet our outstanding debt service and other obligations. Our subsidiaries may not generate sufficient cash from operations to enable us to make principal and interest payments on our indebtedness, including the Exchange Notes. In addition, any payments of dividends, distributions, loans or advances to us by our subsidiaries could be subject to legal and contractual restrictions. Our subsidiaries are permitted under the terms of our indebtedness, including the Indenture, to incur additional indebtedness that may restrict payments from those subsidiaries to us. The agreements governing the current and future indebtedness of our subsidiaries may not permit those subsidiaries to provide us with sufficient cash to fund payments on the Exchange Notes when due.

Our subsidiaries are separate and distinct legal entities, and they may have (except to the extent of any guarantees of the Exchange Notes) no obligation, contingent or otherwise, to pay amounts due under the Exchange Notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment.

The agreements and instruments governing our debt, including our Credit Facility and the Indenture, contain various covenants that impose restrictions on us that may limit our ability to operate our business.

The Credit Facility and/or the Indenture contain various covenants that limit our ability and/or our restricted subsidiaries’ ability to:

•	incur additional debt or issue certain disqualified stock and preferred stock;

•	create liens;

•	pay dividends or distributions or redeem or repurchase equity;

•	prepay subordinated debt or make certain investments;

•	transfer and sell assets;

•	engage in a consolidation or merger, or sell, transfer or otherwise dispose of all or substantially all of their assets;

•	enter into agreements that restrict dividends, loans and other distributions from our subsidiaries; and

•	enter into transactions with affiliates.

These covenants could have the effect of limiting our flexibility in planning for or reacting to changes in our business and the markets in which we compete. In addition, our Credit Facility requires us to comply with a financial maintenance covenant. Operating results below current levels or other adverse factors, including a significant increase in interest rates, could result in our being unable to comply with the financial covenant contained in our Credit Facility. If we violate covenants under the Credit Facility and are unable to obtain a waiver from our lenders, our debt under the Credit Facility would be in default and could be accelerated by our lenders. Because of cross-default provisions in the agreements and instruments governing our debt, a default under one agreement or instrument could result in a default under, and the acceleration of, our other debt.

If our debt is accelerated, we may not be able to repay our debt or borrow sufficient funds to refinance it. Even if we are able to obtain new financing, it may not be on commercially reasonable terms, on terms that are acceptable to us, or at all. If our debt is in default for any reason, our business, financial condition and results of operations could be materially and adversely affected. In addition, complying with these covenants may also cause us to take actions that are not favorable to holders of the notes and may make it more difficult for us to successfully execute our business strategy and compete against companies that are not subject to such restrictions.

Claims of holders of the Exchange Notes will be structurally subordinated to claims of creditors of our subsidiaries that do not guarantee the Exchange Notes.

The Exchange Notes will be guaranteed by certain of our subsidiaries. Claims of holders of the Exchange Notes will be structurally subordinated to the claims of creditors of our subsidiaries that do not guarantee the Exchange Notes, including trade creditors. All obligations of these subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us or to creditors of us, including the holders of the Exchange Notes. As of December 31, 2016 and for the year then ended, our non-guarantor subsidiaries accounted for (i) approximately $154.2 million, or 7.4%, of our total revenue, (ii) approximately $12.6 million of our net cash (used in) provided by operating activities; (iii) approximately $39.0 million, or 1.8%, of our total assets, and (iv) approximately $9.7 million, or 0.7%, of our total liabilities.

The Exchange Notes and the guarantees will be effectively subordinated to our existing and future secured debt.

As of December 31, 2016, we had $823.3 million of outstanding secured debt. The Credit Facility and the Indenture allow us to incur certain additional secured debt. Obligations in respect of such secured debt will be effectively senior in right of payment to all of our, Holdings’ and the subsidiary guarantors’ obligations under the Exchange Notes and the guarantees to the extent of the value of the collateral securing such debt. See “Description of Other Indebtedness” for a description of our Credit Facility. Therefore, in the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization, or other bankruptcy proceeding, holders of the Exchange Notes will participate in our remaining assets ratably with each other and with all holders of our unsecured indebtedness that is deemed to be of the same class as such Exchange Notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the Exchange Notes. As a result, holders of such Exchange Notes may receive less, ratably, than holders of secured indebtedness.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors.

The Exchange Notes are guaranteed by certain of Holdings’ and certain of the Issuer’s present and future subsidiaries. Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the debt evidenced by its guarantee:

•	received less than reasonably equivalent value or fair consideration for entering into the guarantee; and

•	either:

•	was insolvent or rendered insolvent by reason of entering into the guarantee;

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts or contingent liabilities beyond its ability to pay such debts or contingent liabilities as they become due.

In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We cannot assure you as to what standard a court would use to determine whether or not a guarantor would be solvent at the relevant time, or regardless of the standard used, that the guarantees would not be subordinated to any guarantor’s other debt. The Indenture contains a “savings clause,” which limits the liability of each guarantor on its guarantee to the maximum amount that such guarantor can incur without risk that its guarantee will be subject to avoidance as a fraudulent transfer. We cannot assure you that this limitation will be effective to protect such guarantees from being voided as a result of fraudulent transfer challenges or, if it does, that the remaining amount due and collectible under the guarantees would suffice, if necessary, to pay the Exchange Notes in full when due, such that it may reduce that guarantor’s obligation to an amount that effectively makes its guarantee worthless.

Finally, as a court of equity, the bankruptcy court may subordinate the claims in respect of the Exchange Notes to other claims against us under the principle of equitable subordination, if the court determines that: (i) the holders of the Exchange Notes engaged in some type of inequitable conduct; (ii) such inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holder of the Exchange Notes; and (iii) equitable subordination is not inconsistent with the provisions of the United States Bankruptcy Code.

In the event of a finding that a fraudulent conveyance or transfer has occurred, a court may void, or hold unenforceable, the Exchange Notes or the guarantees, which could mean that you may not receive any payments on the Exchange Notes and the court may direct you to repay any amounts that you have already received from us or the guarantors for the benefit of our other creditors. Furthermore, the holders of voided Exchange Notes or guarantees would cease to have any direct claim against us or the guarantors. Consequently, our and the guarantor’s respective assets would be applied first to satisfy our and the guarantor’s other liabilities before any portion of our or the guarantor’s respective assets could be applied to the payment of the Exchange Notes. Sufficient funds to repay the Exchange Notes may not be available from other sources. Moreover, the voidance of the Exchange Notes or the guarantees could result in an event of default with respect to our other debt that could result in acceleration of such debt (if not otherwise accelerated due to insolvency or other proceedings).

The lenders under our Credit Facility have the discretion to release any guarantors under our Credit Facility in a variety of circumstances, which will cause those guarantors to be released from their guarantees of the Exchange Notes.

While any obligations under our Credit Facility remain outstanding, any guarantee of the Exchange Notes may be released without action by, or consent of, any holder of the Exchange Notes or the Trustee under the Indenture, at the discretion of lenders under our Credit Facility, if the related guarantor is no longer a guarantor of obligations under our Credit Facility or any other indebtedness. See “Description of the Exchange Notes—Guarantees.” The lenders under our Credit Facility will have the discretion to release the guarantees under our Credit Facility in a variety of circumstances. You will not have a claim as a creditor against any subsidiary that is no longer a guarantor of the notes, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries will effectively be senior to claims of holders of the Exchange Notes.

We may not be able to satisfy our obligations to holders of the Exchange Notes upon a change of control.

Upon the occurrence of a “Change of Control,” as defined in the Indenture, the holders of the Exchange Notes will be entitled to require us to repurchase the outstanding Exchange Notes at a purchase price equal to 101% of the principal amount of the Exchange Notes plus accrued and unpaid interest to the date of repurchase. Failure to make this repurchase with respect to any series of Exchange Notes would result in a default under the

Indenture. Also, our Credit Facility may effectively prevent the purchase of the Exchange Notes by us if a change of control occurs and the lenders thereunder do not consent to our purchase of the Exchange Notes, unless all amounts outstanding under the Credit Facility or such other credit facility are repaid in full. Our failure to purchase or give a notice of purchase with respect to the Exchange Notes would be a default under the Indenture, which would in turn be a default under the Credit Facility. In addition, a change of control may constitute an event of default under the Credit Facility. A default under the Credit Facility would result in a default under the Indenture if the lenders accelerate the debt under the Credit Facility. Any future credit agreements or indentures to which we become a party may contain similar restrictions and provisions. The exercise by holders of the Exchange Notes of their right to require us to repurchase the Exchange Notes could cause a default under our other debt agreements due to the financial effect of these repurchases on us, even if the change of control itself does not cause a default under the Indenture.

In the event of a change of control, we may not have sufficient funds to repurchase the Exchange Notes and to satisfy our other obligations under the Exchange Notes and any other indebtedness. The source of funds for any purchase of Exchange Notes would be available cash or cash generated from other sources, which may not be available. Upon the occurrence of a change of control, we could seek to refinance our indebtedness or obtain a waiver from our lenders, but it is possible that we may not be able to obtain a waiver or refinance our indebtedness on commercially reasonable terms, if at all. On the other hand, the provisions in the Indenture regarding a change of control could increase the difficulty of a potential acquirer obtaining control of us. See “Description of the Exchange Notes—Repurchase at the Option of Holders—Change of Control.”

The change of control provisions in the Indenture may not protect you in the event we consummate a highly leveraged transaction, reorganization, restructuring, merger or other similar transaction, unless such transaction constitutes a change of control under the Indenture. Some of these transactions may not involve a change in voting power or beneficial ownership or, even if they do, may not involve a change in the magnitude required under the definition of “Change of Control” in the Indenture to trigger our obligation to repurchase the Exchange Notes. Except as described above, the Indenture does not contain provisions that permit the holders of the Exchange Notes to require us to repurchase or redeem the Exchange Notes in the event of a takeover, recapitalization or similar transaction. Therefore, if an event occurs that does not constitute a change of control as defined under the Indenture, we will not be required to make an offer to repurchase the Exchange Notes and you may be required to hold your Exchange Notes despite the event. See “Description of the Exchange Notes—Repurchase at the Option of Holders—Change of Control.”

In addition, in certain circumstances specified in the Indenture, we will be required to commence an “Offer to Purchase” (as defined in the Indenture) pursuant to which we must repay senior debt or make an offer to purchase a principal amount of the Exchange Notes equal to the “Excess Proceeds” (as defined in the Indenture). The purchase price of the Exchange Notes will be 100% of their principal amount, plus accrued and unpaid interest. See “Description of the Exchange Notes—Repurchase at the Option of Holders—Asset Sales.”

Our other debt may contain restrictions that would limit or prohibit us from completing any such Offer to Purchase. Our failure to purchase any such Exchange Notes when required under the Indenture would be an event of default under the Indenture.

We face risks related to rating agency downgrades.

We expect one or more rating agencies to rate the Exchange Notes. If such rating agencies either assign the Exchange Notes a rating lower than the rating expected by the investors or reduce the rating in the future, the market price of the Exchange Notes would be adversely affected, and you may not be able to resell your Exchange Notes at favorable prices or at all. In addition, if any of our other future outstanding debt is rated and subsequently downgraded, raising capital will become more difficult, other future borrowings may increase and the market price of the Exchange Notes may decrease.

There is no assurance that any active trading market will develop for the Exchange Notes.

There is no established trading market for the Exchange Notes, or for the Initial Notes. We do not intend to apply for listing of the Exchange Notes on any U.S. securities exchange or for quotation through an automated dealer quotation system. The liquidity of the trading market in the Exchange Notes and the market prices quoted for the Exchange Notes may be adversely affected by changes in the overall market for this type of securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a consequence, an active trading market may not develop for the Exchange Notes, you may not be able to sell the Exchange Notes, or, even if you can sell the Exchange Notes, you may not be able to sell them at an acceptable price.

Volatile trading prices may require you to hold the Exchange Notes for an indefinite period of time.

If a market develops for the Exchange Notes, the Exchange Notes may trade at prices higher or lower than their initial offering price. The trading price would depend on many factors, such as prevailing interest rates, the market for similar securities, general economic conditions and our financial condition, performance and prospects. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial fluctuation in the prices of these securities. Disruptions of this type could have an adverse effect on the price of the Exchange Notes. You should be aware that you may be required to bear the financial risk of an investment in the Exchange Notes for an indefinite period of time.

Many of the covenants in the Indenture will not apply during any period in which the Exchange Notes are rated investment grade by both Moody’s and Standard & Poor’s.

Many of the covenants in the Indenture will not apply to us during any period in which the Exchange Notes are rated investment grade by both Moody’s and Standard & Poor’s, provided at such time no default or event of default has occurred and is continuing. Such covenants restrict, among other things, our ability to pay distributions, incur debt and enter into certain other transactions. There can be no assurance that the Exchange Notes will ever be rated investment grade, or that if they are rated investment grade, that the Exchange Notes will maintain these ratings. However, suspension of these covenants would allow us to engage in certain transactions that would not be permitted while these covenants were in force. To the extent the covenants are subsequently reinstated, any such actions taken while the covenants were suspended would not result in an event of default under the Indenture. See “Description of the Exchange Notes—Certain Covenants—Effectiveness of Covenants.”

USE OF PROCEEDS

The exchange offer is intended to satisfy certain of our and the guarantors’ obligations under the Registration Rights Agreement. We will not receive any cash proceeds from the issuance of the Exchange Notes and have agreed to pay the expenses of the exchange offer, other than certain taxes. In consideration for issuing the Exchange Notes as contemplated in this prospectus, we will receive in exchange Initial Notes in a like principal amount. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Initial Notes, except as otherwise described herein under “The Exchange Offer—Terms of the Exchange Offer; Period for Tendering Outstanding Initial Notes.” The Initial Notes surrendered in exchange for the Exchange Notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the Exchange Notes will not result in any change in our outstanding indebtedness.

SELECTED HISTORICAL FINANCIAL DATA

The following selected consolidated historical financial data should be read in conjunction with (i) the “Risk Factors” section included in this prospectus and (ii) “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our Consolidated Financial Statements and the related notes thereto for the fiscal year ended December 31, 2016, included in our Annual Report on Form 10-K filed for the fiscal year ended December 31, 2016, which is incorporated by reference in this prospectus. The Consolidated Statement of Operations data for each of the years ended December 31, 2016, 2015 and 2014 and the Consolidated Balance Sheet data as of December 31, 2016 and 2015 set forth below are derived from Engility’s audited Consolidated Financial Statements incorporated by reference in this prospectus. The Consolidated Statement of Operations data for each of the years ended December 31, 2013 and 2012 and the Consolidated Balance Sheet data as of December 31, 2014, 2013 and 2012 set forth below are derived from Engility’s audited Consolidated Financial Statements not incorporated by reference in this prospectus. Our historical results are not necessarily indicative of the results that may be expected for any future period.

	As of and for the year ended December 31,
	2016	2015 (1)	2014 (2)	2013	2012
	(in millions, except per share data)
Statement of Operations Data
Revenue	$2,076.4	$2,085.6	$1,367.1	$1,407.4	$1,655.3
Net income (loss)(3)	(6.1)	(230.2)	40.0	54.7	(344.8)
Net income (loss) attributable to Engility(3)	(10.8)	(235.4)	35.4	49.5	(350.4)
Earnings (loss) per share – Basic	(0.29)	(7.02)	2.07	2.94	(21.48)
Earnings (loss) per share – Diluted	(0.29)	(7.02)	1.97	2.81	(21.48)
Weighted average number of shares – Basic	36.7	33.5	17.1	16.9	16.3
Weighted average number of shares – Diluted	36.7	33.5	18.0	17.7	16.3
Balance Sheet Data
Working capital	$112.3	$128.0	$85.8	$141.7	$162.8
Goodwill	1,078.5	1,093.2	644.6	477.6	477.6
Total assets	2,198.6	2,254.0	1,117.0	923.9	1,017.8
Long-term debt(1)(2)(4)	1,040.0	1,094.0	273.8	181.3	275.1
Total equity	704.8	706.1	476.8	443.2	388.3

(1)

On February 26, 2015, we completed the acquisition of TASC in an all-stock transaction. In connection with the acquisition, we issued 18,937,765 shares of Engility common stock on February 26, 2015 valued at approximately $663 million, and we assumed debt with an estimated fair value of $623 million. Engility declared a special cash dividend payable to stockholders of record as of immediately prior to the closing of the TASC transaction, including holders of all outstanding restricted stock units (RSUs) and performance shares upon vesting, in the amount of $207 million, or $11.434 per share.

(2)	On January 31, 2014, we completed the acquisition of Dynamics Research Corporation (“DRC”) for $207 million in cash. We borrowed $190 million to finance the DRC acquisition.
(3)	The years ended December 31, 2016, 2015 and 2012 include non-cash goodwill impairment charges (on a pre-tax basis) of $10 million, $292 million and $426 million, respectively.
(4)

On July 17, 2012, we borrowed $335 million under our then existing credit facility that provided for total aggregate borrowings of $400 million under a $335 million senior secured term loan facility and a $65 million senior secured revolving credit facility to pay a cash dividend to L-3 in the amount of $335 million.

DESCRIPTION OF OTHER INDEBTEDNESS

Credit Facility

On August 12, 2016, the Company and the Issuer entered into a credit agreement (as amended by Amendment No. 1 thereto dated February 13, 2017, the “Credit Facility”) with the lenders and issuing banks from time to time party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent (“Morgan Stanley”).

The Credit Facility provides for aggregate commitments in the original principal amount of $1,045 million, consisting of (a) a $200 million senior secured term B1 loan facility (the “Term B1 Loan”), (b) a $680 million senior secured term B2 loan facility (the “Term B2 Loan”; the Term B1 Loan and the Term B2 Loan collectively are referred to as the “Term Loans”), and (c) a $165 million senior secured revolving credit facility (“Revolver”). The Revolver includes subfacilities for the issuance of letters of credit in an aggregate face amount of up to $35.0 million and a swingline commitment for swingline borrowings of up to $35.0 million at any time outstanding. The Term B1 Loan and the Term B2 Loan were fully drawn on February 13, 2017, in connection with Amendment No. 1 to the Credit Facility, in the principal amounts of $195 million and $608 million, respectively.

The Credit Facility provides that the Issuer has the right to seek commitments to provide additional term loan facilities or additional revolving credit commitments in an aggregate principal amount up to the sum of (x) $150.0 million plus (y) an additional amount so long as, after giving pro forma effect to the incurrence of such additional borrowings, the Issuer’s first lien secured leverage ratio would be equal to or less than 4.00:1.00, subject to certain conditions and receipt of commitments by existing or additional lenders. The lenders under the Credit Facility are not under any obligation to provide any such additional term loan facilities or revolving credit commitments.

The proceeds of the Term Loans, together with proceeds from the offering of the Initial Notes, were used by the Issuer to (i) prepay all existing indebtedness outstanding under the first lien credit agreement dated May 23, 2014, as amended, and the second lien credit agreement dated May 23, 2014, as amended, each among the Issuer, the lenders and issuing banks from time to time party thereto, and Barclays Bank PLC as administrative agent and collateral agent, (ii) to pay transaction costs associated with the foregoing and (iii) for general corporate purposes. The proceeds of future borrowings under the Revolver may be used for general corporate purposes.

Borrowings under the Credit Facility bear interest at a rate per annum equal to, at the Issuer’s option, either (a) a base rate determined by reference to the higher of (1) the interest rate announced from time to time by Morgan Stanley as its prime rate, (2) the Federal funds effective rate plus 0.5% and (3) LIBOR determined by reference to the costs of funds for U.S. dollar deposits for a one-month interest period plus 1%, subject to statutory reserves and (x) in the case of the Term B2 Loan, a floor of 1% and (y) in the case of the Term B1 Loan and Revolver, a floor of 0%, or (b) LIBOR determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing, subject to statutory reserves and (x) in the case of the Term B2 Loan, a floor of 1% and (y) in the case of the Term B1 Loan and Revolver, a floor of 0%, and in the case of either (a) or (b), plus an applicable margin.

In addition to paying interest on outstanding principal under the Revolver, the Issuer is required to pay a commitment fee of 0.50% in respect of the unutilized commitments thereunder, payable quarterly in arrears.

The Issuer can voluntarily reduce the unutilized portion of the commitment amount and repay outstanding loans under the Credit Facility at any time without premium or penalty, other than customary “breakage” costs with respect to LIBOR loans and a 1.00% premium if certain repricing transactions are consummated within the first six months after the borrowings of the Term Loans.

The Term B1 Loan will mature on August 12, 2020 and will require scheduled quarterly payments in an amount equal to 2.50% of the original principal amount thereof, commencing December 31, 2016, with the balance paid at maturity. The Term B2 Loan will mature on August 12, 2023 and will require scheduled quarterly payments in amounts equal to 0.25% of the original principal amount thereof, commencing December 31, 2016, with the balance paid at maturity. The Revolver will mature on August 12, 2021. No amortization will be required with respect to the Revolver.

In addition, the Credit Facility requires the Issuer to prepay outstanding Term Loans, subject to certain exceptions, with:

•

50% (which percentage will be reduced to 25% if the Company’s net first lien secured leverage ratio is not greater than 3.50:1.00 and to 0% if the Company’s net first lien secured leverage ratio is not greater than 3.00:1.00) of the Issuer’s annual excess cash flow (as defined by the Credit Facility);

•

100% of the net cash proceeds of all non-ordinary course asset sales or other non-ordinary course dispositions of property or certain casualty events, in each case subject to certain exceptions and provided that the Issuer may (a) reinvest within 450 days or (b) commit to reinvest those proceeds within 450 days and so reinvest such proceeds within 630 days in assets to be used in its business, or certain other permitted investments; and

•	100% of the net cash proceeds of any issuance or incurrence of debt, other than proceeds from debt permitted under the Credit Facility.

All obligations under the Credit Facility are unconditionally guaranteed by the Company and each of the Company’s existing and future direct and indirect material, wholly owned domestic restricted subsidiaries, subject to certain exceptions, pursuant to that certain Guarantee and Collateral Agreement, dated as of August 12, 2016, made by the Company, the Issuer and each of the subsidiary guarantors party thereto in favor of Morgan Stanley as collateral agent for the banks and other financial institutions or entities from time to time party to the Credit Facility. The obligations are secured by first-priority security interests in substantially all tangible and intangible assets of the Company, the Issuer and each subsidiary guarantor, in each case whether owned on the date of the initial borrowings or thereafter acquired.

The Credit Facility requires the Issuer to maintain compliance with a maximum ratio of consolidated first lien secured debt to consolidated EBITDA (the consolidated first lien net leverage ratio) of 6.125 to 1.00, with incremental step downs over time, and places certain restrictions on the ability of the Company, the Issuer and their restricted subsidiaries to, among other things, incur debt and liens; merge, consolidate or liquidate; dispose of assets; enter into hedging arrangements; pay dividends and make other restricted payments; undertake transactions with affiliates; enter into restrictive agreements on dividends and other distributions; make negative pledges; enter into sale-leaseback transactions; make certain investments; prepay or modify the terms of certain indebtedness; and modify the terms of certain organizational agreements.

We believe our most restrictive covenant is the consolidated first lien net leverage ratio requirement in the Credit Facility, which as of December 31, 2016 was 3.73:1.00. The consolidated first lien net leverage ratio is the ratio of (a) (i) funded debt secured by liens as of such date minus (ii) the unrestricted cash as of such date to (b) consolidated bank EBITDA for the period of the four fiscal quarters most recently ended. As of December 31, 2016, we were in compliance with all covenants under the Credit Facility.

The Credit Facility contains customary events of default, including payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to other material indebtedness, certain events of bankruptcy and insolvency, material judgments, certain ERISA events, invalidity of loan documents and certain changes in control.

Indenture and Initial Notes

On August 12, 2016, the Company, the Issuer and certain of the Company’s wholly owned domestic subsidiaries named as guarantors (each such subsidiary and the Company individually, a “Guarantor” and collectively, the “Guarantors”) entered into an indenture with Deutsche Bank Trust Company Americas, as trustee, (the “Indenture”), pursuant to which the Issuer issued $300 million of the Initial Notes and the Guarantors provided guarantees of the Initial Notes.

The Initial Notes are general senior unsecured obligations of the Issuer, ranking equal in right of payment with the Issuer’s existing and future senior indebtedness and senior in right of payment of any of the Issuer’s future subordinated indebtedness. The Initial Notes are effectively junior to any future or existing secured indebtedness of the Company and the Issuer, including indebtedness under the Credit Facility, to the extent of the value of the assets securing such indebtedness. The Initial Notes are structurally subordinated to all existing and future indebtedness and other obligations of the Issuer’s subsidiaries that do not guarantee the Initial Notes. The guarantee of the Initial Notes by each Guarantor is: (i) a general senior obligation of such Guarantor; (ii) equal in right of payment to all existing and future indebtedness of such Guarantor that is not subordinated in right of payment to its guarantee of the Initial Notes (including its guarantee of the Credit Facility); (iii) effectively subordinated to any existing and future indebtedness of such Guarantor that is secured with property or assets of such Guarantor to the extent of the value of such property and assets securing such indebtedness (including the Credit Facility); and (iv) senior in right of payment to any future indebtedness of such Guarantor that is expressly subordinated in right of payment of the Initial Notes.

Interest on the Initial Notes is payable on March 1 and September 1 of each year, beginning on March 1, 2017, with the Initial Notes maturing on September 1, 2024. The Issuer may redeem the Initial Notes before September 1, 2019, in whole or in part, at a redemption price equal to 100% of the principal amount of the Initial Notes to be redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date plus an applicable make-whole premium. The Initial Notes are redeemable, in whole or part, at any time on or after September 1, 2019 at the redemption prices (expressed as percentages of the principal amount thereof) set forth below, plus accrued and unpaid interest thereon, if any, to, but not including, the applicable redemption date, if redeemed during the 12-month period beginning on September 1 of each of the years indicated below:

Year	Percentage
2019	104.438
2020	102.219
2021 and thereafter	100.000

In addition, until September 1, 2019, the Issuer may redeem up to 35% of the Initial Notes with cash proceeds of certain equity offerings at a redemption price equal to 108.875% of the principal amount of the Initial Notes plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date. However, the Issuer may only make such redemptions if at least 60% of the aggregate principal amount of the Initial Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption and that such redemption occurs within 120 days of the closing date of such equity offering. In the event of a change of control (as defined in the Indenture) of the Issuer, the Issuer will be required to offer to purchase the Initial Notes at 101% of their face amount, plus accrued and unpaid interest up to, but not including, the repurchase date.

The terms of the Indenture restrict the ability of the Issuer and certain of its subsidiaries to borrow money, create liens on assets, make distributions and pay dividends on or redeem or repurchase stock, make certain types of investments, sell stock in certain subsidiaries, enter into agreements that restrict dividends or other payments from subsidiaries, enter into transactions with affiliates, issue guarantees of debt, and sell assets or merge with other companies. These limitations are subject to a number of important exceptions and qualifications set forth in the Indenture.

The Indenture provides for customary events of default which include (subject in certain cases to grace and cure periods), among others: nonpayment of principal or interest or premium, breach of covenants or other agreements in the Indenture, default for failure to pay certain other indebtedness, the failure to pay certain final judgments, and certain events of bankruptcy, insolvency or reorganization. Generally, if an event of default occurs and is continuing under the Indenture, either the trustee or the holders of at least 30% in aggregate principal amount of the Initial Notes then outstanding may declare the principal amount plus accrued and unpaid interest on the Initial Notes to be immediately due and payable.

Debt Summary

The composition of our debt at December 31, 2016 and 2015 was as follows:

	December 31,
	2016	2015
Term Loans	$823,300	$1,159,725
Notes	300,000	—
Other	461	590

Total debt	1,123,761	1,160,315
Less: current portion of long-term debt	(26,947)	(8,447)
Less: unamortized original issue discount costs and financing fees	(56,821)	(57,839)

Long-term debt	$1,039,993	$1,094,029

Our availability under the Revolver was $163 million as of December 31, 2016, with $2 million outstanding under letters of credit.

The following table presents our minimum debt payments under the Credit Facility and the Indenture.

2017	$26,800
2018	26,800
2019	26,800
2020	141,800
2021	6,800
Thereafter	894,300

Total minimum payments required	$1,123,300

THE EXCHANGE OFFER

This section of the prospectus describes the exchange offer. Although we believe that the description describes the material terms of the exchange offer, this summary may not contain all of the information that is important to you. You should carefully read this entire document for a complete understanding of the exchange offer.

Purpose of the Exchange Offer

The exchange offer is designed to provide holders of Initial Notes with an opportunity to acquire Exchange Notes which, unlike the Initial Notes, will be freely transferable at all times, subject to any restrictions on transfer imposed by state “blue sky” laws and provided that the holder is not our affiliate within the meaning of the Securities Act and represents that the Exchange Notes are being acquired in the ordinary course of the holder’s business and the holder is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes.

The Initial Notes were originally issued and sold on August 12, 2016, to the initial purchasers, pursuant to the Purchase Agreement, dated August 4, 2016. The Initial Notes were issued and sold in transactions not registered under the Securities Act in reliance upon Rule 144A and Regulation S under the Securities Act. The Initial Notes may not be reoffered, resold or transferred other than (i) to us or our subsidiaries, (ii) to a qualified institutional buyer in compliance with Rule 144A promulgated under the Securities Act, (iii) outside the United States to a non-U.S. person within the meaning of Regulation S under the Securities Act, (iv) pursuant to the exemption from registration provided by Rule 144 promulgated under the Securities Act (if available) or (v) pursuant to an effective registration statement under the Securities Act.

In connection with the original issuance and sale of the Initial Notes, we entered into the Registration Rights Agreement, pursuant to which we agreed to file with the SEC a registration statement covering the exchange by us of the Exchange Notes for the Initial Notes, pursuant to the exchange offer. The Registration Rights Agreement provided that we will file with the SEC an exchange offer registration statement on an appropriate form under the Securities Act and offer to holders of Initial Notes who are able to make certain representations the opportunity to exchange their Initial Notes for Exchange Notes.

Under existing interpretations by the staff of the SEC as set forth in no-action letters issued to third parties in other transactions, the Exchange Notes would, in general, be freely transferable after the exchange offer without further registration under the Securities Act; provided, however, that in the case of broker-dealers participating in the exchange offer, a prospectus meeting the requirements of the Securities Act must be delivered by such broker-dealers in connection with resales of the Exchange Notes. We have agreed to furnish a prospectus meeting the requirements of the Securities Act to any such broker-dealer for use in connection with any resale of any Exchange Notes acquired in the exchange offer for a period of 180 days after the expiration date. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification rights and obligations).

We do not intend to seek our own interpretation from the SEC regarding the exchange offer, and we cannot assure you that the staff of the SEC would make a similar determination with respect to the Exchange Notes as it has in other interpretations to third parties.

Each holder of Initial Notes that exchanges such Initial Notes for Exchange Notes in the exchange will be deemed to have made certain representations, including representations that (i) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (ii) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution (within the meaning of the Securities Act) of the Exchange Notes and (iii) it is not our affiliate as defined in Rule 405 under the Securities Act.

If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of Initial Notes or Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account in exchange for Initial Notes, where such Initial Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes). See “Plan of Distribution.”

Terms of the Exchange Offer; Period for Tendering Outstanding Initial Notes

Upon the terms and subject to the conditions set forth in this prospectus, we will accept any and all Initial Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue $2,000 principal amount of Exchange Notes in exchange for each $2,000 principal amount of Initial Notes accepted in the exchange offer, and any integral multiple of $1,000 in excess thereof. Holders may tender some or all of their Initial Notes pursuant to the exchange offer. However, Initial Notes may be tendered only in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

The form and terms of the Exchange Notes are the same as the form and terms of the outstanding Initial Notes except that:

(1) the Exchange Notes will be registered under the Securities Act and will not have legends restricting their transfer;

(2) the Exchange Notes will not contain certain registration rights and additional interest provisions contained in the outstanding Initial Notes; and

(3) interest on the Exchange Notes will accrue from the last interest date on which interest was paid on your Initial Notes.

The Exchange Notes will evidence the same debt as the Initial Notes and will be entitled to the benefits of the Indenture.

Holders of Initial Notes do not have any appraisal or dissenters’ rights in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the Registration Rights Agreement, applicable requirements of the Exchange Act and the rules and regulations of the SEC.

We will be deemed to have accepted validly tendered Initial Notes when, as and if we have given oral or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from us.

If any tendered Initial Notes are not accepted for exchange because of an invalid tender or the occurrence of specified other events set forth in this prospectus, the certificates for any unaccepted Initial Notes will be promptly returned, without expense, to the tendering holder.

Holders who tender Initial Notes in the exchange offer will not be required to pay brokerage commissions or fees or transfer taxes with respect to the exchange of Initial Notes pursuant to the exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See “—Fees and Expenses” and “—Transfer Taxes” below.

The term “expiration date” will mean 5:00 p.m., New York City time, on                 , 2017, unless we, in our sole discretion, extend the exchange offer, in which case the term “expiration date” will mean the latest date and time to which the exchange offer is extended.

We expressly reserve the right to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any Initial Notes by giving oral or written notice of such extension to their holders. To extend the exchange offer, prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date, we will:

(1) notify the exchange agent of any extension by oral notice (promptly confirmed in writing) or written notice, and

(2) issue a notice of such extension by press release or other public announcement.

We expressly reserve the right to amend or terminate the exchange offer and to reject for exchange any Initial Notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under “—Conditions to the Exchange offer.”

Any such delay in acceptance (due to an extension of the exchange offer), extension, termination or amendment will be promptly followed by a press release or other public announcement describing such delay in acceptance, extension, termination or amendment and disclosing the aggregate principal amount of Initial Notes tendered, if any, to the date of the press release. If the exchange offer is amended in a manner determined by us to constitute a material change, including the waiver of a material condition, we will promptly disclose that amendment by means of a prospectus supplement that will be made available to the holders. We will also extend the exchange offer to the extent necessary to provide that at least five business days remain in the exchange offer following notice of the material change.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Initial Notes, where such Initial Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

Procedures for Tendering Initial Notes Through Brokers and Banks

Since the Initial Notes are represented by global book-entry notes, DTC, as depositary, or its nominee is treated as the registered holder of the Initial Notes and will be the only entity that can tender your Initial Notes for Exchange Notes. Therefore, to tender Initial Notes subject to the exchange offer and to obtain Exchange Notes, you must instruct the institution where you keep your Initial Notes to tender your Initial Notes on your behalf so that they are received on or prior to the expiration of the exchange offer.

The letter of transmittal that may accompany this prospectus may be used by you to give such instructions.

YOU SHOULD CONSULT YOUR ACCOUNT REPRESENTATIVE AT THE BROKER OR BANK WHERE YOU KEEP YOUR INITIAL NOTES TO DETERMINE THE PREFERRED PROCEDURE.

IF YOU WISH TO ACCEPT AN EXCHANGE OFFER, PLEASE INSTRUCT YOUR BROKER OR ACCOUNT REPRESENTATIVE IN TIME FOR YOUR INITIAL NOTES TO BE TENDERED BEFORE THE 5:00 PM (NEW YORK CITY TIME) DEADLINE ON                 , 2017.

Deemed Representations

To participate in the exchange offer, we require that you represent to us that:

(1) you or any other person acquiring Exchange Notes in exchange for your Initial Notes in the exchange offer is acquiring them in the ordinary course of business;

(2) if you are not a broker-dealer, neither you nor any other person acquiring Exchange Notes in exchange for your Initial Notes in the exchange offer is engaging in or intends to engage in a distribution of the Exchange Notes within the meaning of the federal securities laws;

(3) neither you nor any other person acquiring Exchange Notes in exchange for your Initial Notes has an arrangement or understanding with any person to participate in the distribution of Exchange Notes issued in the exchange offer;

(4) neither you nor any other person acquiring Exchange Notes in exchange for your Initial Notes is our “affiliate” as defined under Rule 405 of the Securities Act; and

(5) if you or another person acquiring Exchange Notes in exchange for your Initial Notes is a broker-dealer and you acquired the Initial Notes as a result of market-making activities or other trading activities, you acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Exchange Notes.

BY TENDERING YOUR INITIAL NOTES YOU ARE DEEMED TO HAVE MADE THESE REPRESENTATIONS.

Broker-dealers who cannot make the representations in item (5) of the paragraph above cannot use this prospectus in connection with resales of the Exchange Notes issued in the exchange offer.

If you are our “affiliate,” as defined under Rule 405 of the Securities Act, if you are a broker-dealer who acquired your Initial Notes in the initial offering and not as a result of market making or trading activities, or if you are engaged in or intend to engage in or have an arrangement or understanding with any person to participate in a distribution of Exchange Notes acquired in the exchange offer, you or that person:

(1) may not rely on the applicable interpretations of the staff of the SEC and therefore may not participate in the exchange offer; and

(2) must comply with the registration and prospectus delivery requirements of the Securities Act or an exemption therefrom when reselling the Initial Notes.

You may tender some or all of your Initial Notes in the exchange offer. However, your Initial Notes may be tendered only in minimal denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

When you tender your outstanding Initial Notes and we accept them, the tender will be a binding agreement between you and us as described in this prospectus.

The method of delivery of outstanding Initial Notes and all other required documents to the exchange agent is at your election and risk.

We will decide all questions about the validity, form, eligibility, acceptance and withdrawal of tendered Initial Notes, and our reasonable determination will be final and binding on you. We reserve the absolute right to:

(1) reject any and all tenders of any particular Initial Note not properly tendered;

(2) refuse to accept any Initial Note if, in our reasonable judgment or the judgment of our counsel, the acceptance would be unlawful; and

(3) waive any defects or irregularities as to any particular Initial Notes before the expiration of the exchange offer.

Our interpretation of the terms and conditions of the exchange offer will be final and binding on all parties. You must cure any defects or irregularities in connection with tenders of Initial Notes as we will reasonably determine. Neither we, the exchange agent nor any other person will incur any liability for failure to notify you or any defect or irregularity with respect to your tender of Initial Notes. If we waive any terms or conditions pursuant to (3) above with respect to a noteholder, we will extend the same waiver to all noteholders with respect to that term or condition being waived.

Procedures for Brokers and Custodian Banks; DTC ATOP Account

In order to accept an exchange offer on behalf of a holder of Initial Notes you must submit or cause your DTC participant to submit an Agent’s Message as described below.

The exchange agent, on our behalf will seek to establish an Automated Tender Offer Program (“ATOP”) account with respect to the outstanding Initial Notes at DTC promptly after the delivery of this prospectus. Any financial institution that is a DTC participant, including your broker or bank, may make book-entry tender of outstanding Initial Notes by causing the book-entry transfer of such Initial Notes into our ATOP account in accordance with DTC’s procedures for such transfers. Concurrently with the delivery of Initial Notes, an Agent’s Message in connection with such book-entry transfer must be transmitted by DTC to, and received by, the exchange agent on or prior to 5:00 p.m., New York City Time on the expiration date. The confirmation of a book-entry transfer into the ATOP account as described above is referred to herein as a “Book-Entry Confirmation.”

The term “Agent’s Message” means a message transmitted by the DTC participants to DTC, and thereafter transmitted by DTC to the exchange agent, forming a part of the Book-Entry Confirmation which states that DTC has received an express acknowledgment from the participant in DTC described in such Agent’s Message stating that such participant and beneficial holder agree to be bound by the terms of the exchange offer.

Each Agent’s Message must include the following information:

(1) Name of the beneficial owner tendering such Initial Notes;

(2) Account number of the beneficial owner tendering such Initial Notes;

(3) Principal amount of Initial Notes tendered by such beneficial owner; and

(4) A confirmation that the beneficial holder of the Initial Notes tendered has made the representations for our benefit set forth under “—Deemed Representations” above.

BY SENDING AN AGENT’S MESSAGE THE DTC PARTICIPANT IS DEEMED TO HAVE CERTIFIED THAT THE BENEFICIAL HOLDER FOR WHOM NOTES ARE BEING TENDERED HAS BEEN PROVIDED WITH A COPY OF THIS PROSPECTUS.

The delivery of Initial Notes through DTC, and any transmission of an Agent’s Message through ATOP, is at the election and risk of the person tendering Initial Notes. We will ask the exchange agent to instruct DTC to promptly return those Initial Notes, if any, that were tendered through ATOP but were not accepted by us, to the DTC participant that tendered such Initial Notes on behalf of holders of the Initial Notes.

Acceptance of Outstanding Initial Notes for Exchange; Delivery of Exchange Notes

We will accept validly tendered Initial Notes when the conditions to the exchange offer have been satisfied or we have waived them. We will have accepted your validly tendered Initial Notes when we have given oral or written notice to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from us. We will ask the exchange agent to deliver your Exchange Notes promptly following the expiration date. If we do not accept any tendered Initial Notes for exchange by book-entry transfer because of an invalid tender or other valid reason, we will credit the Initial Notes to an account maintained with DTC promptly after the expiration date or termination of the exchange offer, as applicable.

THE AGENT’S MESSAGE MUST BE TRANSMITTED TO EXCHANGE AGENT ON OR BEFORE 5:00 PM, NEW YORK CITY TIME, ON THE EXPIRATION DATE.

Guaranteed Delivery Procedures

If you wish to tender your Initial Notes but your Initial Notes are not immediately available or you cannot deliver your Initial Notes, the letter of transmittal or any other required documents to the exchange agent or comply with the procedures under the ATOP in the case of Initial Notes, prior to the expiration date, you may still tender if:

•	the tender is made through an eligible guarantor institution;

•

prior to the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail, or hand delivery or a properly transmitted agent’s message and notice of guaranteed delivery, that (1) sets forth your name and address, the certificate number(s) of such Initial Notes and the principal amount of Initial Notes tendered; (2) states that the tender is being made thereby; and (3) guarantees that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the Initial Notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

•

the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as certificate(s) representing all tendered Initial Notes in proper form for transfer or a book-entry confirmation of transfer of the Initial Notes into the exchange agent’s account at DTC and all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

Withdrawal Rights

You may withdraw your tender of outstanding Initial Notes at any time before 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective, you should contact your bank or broker where your Initial Notes are held and have them send an ATOP notice of withdrawal so that it is received by the exchange agent before 5:00 p.m., New York City time, on the expiration date. Such notice of withdrawal must:

(1) specify the name of the person that tendered the Initial Notes to be withdrawn;

(2) identify the Initial Notes to be withdrawn, including the CUSIP number and principal amount at maturity of the Initial Notes; and

(3) specify the name and number of an account at the DTC to which your withdrawn Initial Notes can be credited.

We will decide all questions as to the validity, form and eligibility of the notices and our determination will be final and binding on all parties. Any tendered Initial Notes that you withdraw will not be considered to have been validly tendered. We will promptly return any outstanding Initial Notes that have been tendered but not exchanged, or credit them to the DTC account. You may re-tender properly withdrawn Initial Notes by following one of the procedures described above before the expiration date.

Conditions to the Exchange Offer

Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange the Exchange Notes for, any Initial Notes, and we may terminate the exchange offer as provided in this prospectus before the acceptance of the Initial Notes if, in our reasonable judgment, the exchange offer or the making of any exchange by a holder of Exchange Notes would violate applicable law or any applicable interpretation of the staff of the SEC.

These conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in our sole discretion in whole or in part at any time prior to the expiration of the exchange offer, except for waivers of government approvals which we may make after the expiration of the exchange offer; provided, however, that we will not waive any condition with respect to an individual holder of Initial Notes unless we waive that condition for all such holders. Any reasonable determination made by us concerning an event, development or circumstance described or referred to above will be final and binding on all parties. Our failure at any time to exercise any of the foregoing rights will not be a waiver of our rights and each such right will be deemed an ongoing right which may be asserted at any time before the expiration of the exchange offer.

Exchange Agent

Deutsche Bank Trust Company Americas, a New York banking corporation, has been appointed the exchange agent for the exchange offer. Letters of transmittal and all correspondence in connection with the exchange offer should be sent or delivered by each holder of outstanding Initial Notes, or a beneficial owner’s commercial bank, broker, dealer, trust company or other nominee, to the exchange agent at the following address and telephone number:

Deutsche Bank Trust Company Americas

By Registered or Certified Mail, Hand Delivery or Overnight Courier:

DB Services Americas, Inc.

Attention: Reorg Dept

5022 Gate Parkway

Suite 200

Jacksonville, Florida 32256

By Facsimile:	By Telephone:
(615) 866-3889	(877) 843-9767

Additionally, any questions concerning tender procedures and requests for additional copies of this prospectus or the letter of transmittal should be directed to the exchange agent. Holders of outstanding Initial Notes may also contact their commercial bank, broker, dealer, trust company or other nominee for assistance concerning the exchange offer.

DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

Fees and Expenses

The principal solicitation is being made by us through DTC. We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provisions of these services and pay other registration expenses, including registration and filing fees, fees and expenses of compliance with federal securities and state blue sky securities laws, printing expenses, messenger and delivery services and telephone, fees and disbursements to our counsel, application and filing fees and any fees and disbursements to our independent certified public accountants. We will not make any payment to brokers, dealers, or others soliciting acceptances of the exchange offer except for reimbursement of mailing expenses.

Accounting Treatment

The Exchange Notes will be recorded at the same carrying value as the existing Initial Notes, as reflected in our accounting records on the date of exchange. Accordingly, we will recognize no gain or loss for accounting purposes. The expenses of the exchange offer will be capitalized and expensed over the term of the Exchange Notes.

Transfer Taxes

If you tender outstanding Initial Notes for exchange you will not be obligated to pay any transfer taxes. However, if you instruct us to register Exchange Notes in the name of, or request that your Initial Notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder, you will be responsible for paying any transfer tax owed.

YOU MAY SUFFER ADVERSE CONSEQUENCES IF YOU FAIL TO EXCHANGE OUTSTANDING INITIAL NOTES.

If you do not tender your outstanding Initial Notes, you will not have any further registration rights, except for the rights described in the Registration Rights Agreement and described above, and your Initial Notes will continue to be subject to the provisions of the Indenture governing the Initial Notes regarding transfer and exchange of the Initial Notes and the restrictions on transfer of the Initial Notes imposed by the Securities Act and states securities law when we complete the exchange offer. These transfer restrictions are required because the Initial Notes were issued under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Accordingly, if you do not tender your Initial Notes in the exchange offer, your ability to sell your Initial Notes could be adversely affected. Once we have completed the exchange offer, holders who have not tendered Initial Notes will not continue to be entitled to any increase in interest rate that the Indenture governing the Initial Notes provides for if we do not complete the exchange offer.

Consequences of Failure to Exchange

The Initial Notes that are not exchanged for Exchange Notes pursuant to the exchange offer will remain restricted securities. Accordingly, the Initial Notes may be resold only:

(1) to us upon redemption thereof or otherwise;

(2) so long as the outstanding securities are eligible for resale pursuant to Rule 144A, to a person inside the United States who is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act, which other exemption is based upon an opinion of counsel reasonably acceptable to us;

(3) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act; or

(4) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

See “Risk Factors” for more information about the risks of not participating in the exchange offer.

Shelf Registration

The Registration Rights Agreement may require that we file a shelf registration statement if: (1) applicable law or the applicable interpretations of the staff of the SEC do not permit us to effect the exchange offer; (2) the exchange offer is not consummated by August 12, 2017; (3) under certain circumstances, certain holders of Initial Notes so shall request; (4) a holder is prohibited by applicable law from participating in the exchange offer; or (5) a holder cannot resell the Exchange Notes it acquires in the exchange offer without delivering a prospectus and this prospectus is not appropriate or available for resales by the holder.

Other

You do not have to participate in the exchange offer. You should carefully consider whether to accept the terms and conditions of the exchange offer. We urge you to consult your financial and tax advisors in deciding which action to take with respect to the exchange offer.

DESCRIPTION OF THE EXCHANGE NOTES

General

Certain terms used in this description are defined under the subheading “Certain Definitions.” In this description, (i) the term “Issuer” refers only to Engility Corporation and (ii) the terms “we,” “our” and “us” each refer to the Issuer and its consolidated Subsidiaries.

On August 12, 2016, the Issuer issued $300,000,000 aggregate principal amount of its 8.875% Senior Notes due 2024 (the “notes”) under an indenture to be dated as of the Issue Date (the “Indenture”) among the Issuer, the Guarantors and Deutsche Bank Trust Company Americas, as Trustee, Paying Agent and Registrar. Copies of the form of the Indenture may be obtained from the Issuer upon request. The term “notes” as used in this section refers to the Exchange Notes to be issued in the exchange offer unless the context requires otherwise.

We issued the Initial Notes and will issue the Exchange Notes pursuant to the Indenture. Any Initial Note that remains Outstanding after the completion of the exchange offer, together with any Exchange Notes issued in connection with the Exchange Offer, will be treated as a single class under the Indenture. The terms of the notes will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. A copy of the Indenture and the Registration Rights Agreement (as defined herein) are available upon request from the Issuer.

The following description is only a summary of the material provisions of the Indenture and does not purport to be complete and is qualified in its entirety by reference to the provisions of the Indenture, including the definitions therein of certain terms used below. We urge you to read the Indenture because it, not this description, defines your rights as Holders of the notes.

The notes:

•	are unsecured senior debt obligations of the Issuer;

•	are pari passu in right of payment with all existing and future Senior Indebtedness (including the Senior Credit Facilities) of the Issuer;

•	are effectively subordinated to all Secured Indebtedness of the Issuer (including the Senior Credit Facilities) to the extent of the value of the assets securing such Indebtedness;

•	are senior in right of payment to any future Subordinated Indebtedness (as defined with respect to the notes) of the Issuer;

•

are initially guaranteed on a senior unsecured basis by Holdings and each domestic Wholly-Owned Subsidiary of the Issuer that incurs or guarantees any Obligations under the Senior Credit Facilities; and

•	are structurally subordinated to all existing and future Indebtedness and other claims and liabilities, including preferred stock, of Subsidiaries of the Issuer that are not Guarantors.

Guarantees

The notes are guaranteed, on a full, joint and several basis, by Holdings and the Issuer’s present and future domestic Wholly-Owned Subsidiaries that are obligors under the Senior Credit Facilities. The Guarantors, as primary obligors and not merely as sureties, have initially jointly and severally guaranteed, on a senior unsecured basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indenture and the notes, whether for payment of principal of or interest on the notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture by executing the Indenture. Each Domestic Subsidiary that incurs or guarantees Obligations under the Senior Credit

Facilities has also guaranteed the notes. Each of the Guarantees is a general unsecured obligation of the relevant Guarantor and ranks equal in right of payment to all existing and future Senior Indebtedness of each such Guarantor and is effectively subordinated to all Secured Indebtedness of each such entity (including each Guarantor’s guarantee of Indebtedness or Obligations under our Senior Credit Facilities) to the extent of the value of the assets securing such Indebtedness and is senior in right of payment to all existing and future Subordinated Indebtedness of each such entity. The notes are structurally subordinated to Indebtedness and other liabilities of Subsidiaries of the Issuer that do not Guarantee the notes.

Not all of the Issuer’s Subsidiaries Guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, such non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Issuer or any other Guarantor. As of December 31, 2016 and for the year then ended, after intercompany eliminations, the non-guarantor Subsidiaries of the Issuer represented approximately 7.4% of total revenue and (110.4)% of total income (loss) before income taxes, and as of December 31, 2016, before intercompany eliminations, the non-guarantor Subsidiaries of the Issuer represented approximately 1.8% of total assets and approximately 0.7% of total liabilities.

The obligations of each Guarantor under its Guarantee are limited as necessary to prevent such Guarantee from constituting a fraudulent conveyance under applicable law and, therefore, are limited to the amount that such Guarantor could guarantee without such Guarantee constituting a fraudulent conveyance; this limitation, however, may not be effective to prevent such Guarantee from constituting a fraudulent conveyance. If a Guarantee was rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk Factors—Risks Relating to the Notes and Our Indebtedness—Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors.”

Each Guarantor that makes a payment under its Guarantee is entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Any Guarantee by a Guarantor of the notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon:

(i)	(a)

in the case of a Subsidiary Guarantor, any sale, exchange or transfer (by merger or otherwise) of (I) the Capital Stock of such Guarantor (including any sale, exchange or transfer), after which the applicable Guarantor is no longer a Restricted Subsidiary or (II) all the assets of such Guarantor, which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture,

(b)

the release or discharge of the guarantee by, or direct obligation of, such Guarantor with respect to the Senior Credit Facilities or the guarantee or direct obligation which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee or direct obligation,

(c)	the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of the Indenture,

(d)

exercise of the legal defeasance option or covenant defeasance option by the Issuer as described under “Legal Defeasance and Covenant Defeasance” or the Issuer’s obligations under the Indenture being discharged in accordance with the terms of the Indenture,

(e)

the merger or consolidation of any Guarantor with and into the Issuer or another Guarantor that is the surviving Person in such merger or consolidation, or upon the liquidation of such Guarantor following the transfer of all of its assets to the Issuer or another Guarantor; or

(f)	as described under “—Amendment, Supplement and Waiver”; and

(ii)

such Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Ranking

Senior Indebtedness versus Notes

The Indebtedness evidenced by the notes and the Guarantees is unsecured and ranks pari passu in right of payment to all Senior Indebtedness of the Issuer or the relevant Guarantor, as the case may be. Secured Indebtedness and other secured obligations of the Issuer and the Guarantors (including obligations with respect to the Senior Credit Facilities) are effectively senior to the notes to the extent of the value of the assets securing such debt or other obligations.

As of December 31, 2016, the Issuer had approximately $823.3 million aggregate principal amount of Secured Indebtedness outstanding, approximately $300.0 million of unsecured Senior Indebtedness outstanding and no subordinated Senior Indebtedness outstanding.

Although the Indenture contains limitations on the amount of additional Indebtedness that the Issuer and the Restricted Subsidiaries may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in certain circumstances, such Indebtedness may be Secured Indebtedness. See “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock” and “Certain Covenants—Liens.”

Liabilities of Subsidiaries versus Notes

Some of the Issuer’s Subsidiaries are not Guaranteeing the notes, and, as described above under “Guarantees,” Guarantees may be released under certain circumstances. In addition, the Issuer’s future Subsidiaries may not be required to Guarantee the notes. Claims of creditors of any non-guarantor Subsidiaries of the Issuer, including trade creditors and creditors holding indebtedness or guarantees issued by such non-guarantor Subsidiaries, and claims of preferred stockholders of such non-guarantor Subsidiaries generally will have priority with respect to the assets and earnings of such non-guarantor Subsidiaries over the claims of our creditors, including Holders of the notes, even if such claims do not constitute Senior Indebtedness. Accordingly, the notes will be structurally subordinated to creditors (including trade creditors) and preferred stockholders, if any, of such non-guarantor Subsidiaries.

Although the Indenture limits the incurrence of Indebtedness and the issuance of preferred stock by certain of our Subsidiaries, such limitation is subject to a number of significant exceptions and qualifications and the Indebtedness incurred and preferred stock issued in compliance with the covenants could be substantial. Moreover, the Indenture does not impose any limitation on the incurrence or issuance by such subsidiaries of liabilities that are not considered Indebtedness or Disqualified Stock under the Indenture. See “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock.”

Principal, Maturity and Interest

The Issuer will issue Exchange Notes with a maximum aggregate principal amount of $300 million. The notes will mature on September 1, 2024. The Issuer may issue additional notes from time to time after this offering under the Indenture (“Additional Notes”). Any offering of Additional Notes is subject to the covenant described below under the caption “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock.” The notes offered hereby and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “notes” for all purposes of the Indenture and this “Description of the Notes” include any Additional Notes that are actually issued; provided that Additional Notes will not be issued with the same CUSIP, if any, as existing notes unless such Additional Notes are fungible with existing notes for U.S. federal income tax purposes.

Interest on the notes will accrue at the rate of 8.875% per annum and will be payable semi-annually in arrears on March 1 and September 1 commencing on March 1, 2017, to Holders of record on the immediately preceding February 15 and August 15, as the case may be. Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal of, premium, if any, and interest on the notes will be payable at the office or agency of the Issuer maintained for such purpose as described under “Paying Agent and Registrar for the Notes” or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the notes represented by one or more global notes registered in the name of or held by The Depository Trust Company or its nominees will be made by wire transfer of immediately available funds to The Depository Trust Company. The notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the notes. However, under certain circumstances, the Issuer may be required to offer to purchase notes as described under the caption “Repurchase at the Option of Holders.” We may at any time and from time to time purchase notes in the open market or otherwise.

Optional Redemption

At any time prior to September 1, 2019, the Issuer may redeem all or a part of the notes, upon written notice as described under the heading “—Selection and Notice,” at a redemption price equal to 100% of the principal amount of the notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the date of redemption (the “Redemption Date”), subject to the rights of Holders of record of notes on the relevant record date to receive interest due on the relevant interest payment date.

On and after September 1, 2019, the Issuer may redeem the notes, in whole or in part, upon notice as described under the heading “—Selection and Notice,” at the redemption prices (expressed as percentages of principal amount of the notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record of notes on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on September 1 of each of the years indicated below:

Year	Percentage
2019	104.438%
2020	102.219%
2021 and thereafter	100.000%

In addition, until September 1, 2019, the Issuer may, at its option, upon notice as described under the heading “—Selection and Notice,” on one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the Indenture at a redemption price equal to 108.875% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record of notes on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings to the extent such net cash proceeds are received by or contributed to the Issuer; provided that at least 60% of the sum of the aggregate principal amount of notes originally issued under the Indenture (including any Additional Notes issued under the Indenture after the Issue Date) remains outstanding immediately after the occurrence of each such redemption; provided, further, that each such redemption occurs within 120 days of the date of closing of each such Equity Offering.

Any redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, which shall be set forth in the related notice of redemption, including, but not limited to, completion of an Equity Offering, other offering or other transaction or event. In addition, if such redemption or purchase is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date as so delayed.

The Issuer and its affiliates may acquire notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture.

Selection and Notice

With respect to any partial redemption or repurchase of notes made pursuant to the Indenture, if less than all of the notes are to be redeemed at any given time, selection of such notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method, all in accordance with the procedures of The Depository Trust Company; provided that no notes of $2,000 or less shall be redeemed or repurchased in part.

Notices of purchase or redemption shall be delivered electronically or mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or redemption date to the Trustee and each Holder at such Holder’s registered address or otherwise in accordance with the procedures of The Depository Trust Company, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the Indenture. If any note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

If any notes are to be purchased or redeemed in part only, the Issuer will issue a new note in principal amount equal to the unredeemed portion of the original note in the name of the Holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption, unless such redemption is conditioned on the happening of a future event. On and after the redemption date, unless the Issuer defaults in payment of the redemption price, interest shall cease to accrue on notes or portions thereof called for redemption, unless such redemption is conditioned on the happening of a future event.

Repurchase at the Option of Holders

Change of Control

The Indenture provides that if a Change of Control occurs after the Issue Date, unless the Issuer has, prior to or concurrently with the time the Issuer is required to make a Change of Control Offer (as defined below), delivered electronically or mailed a redemption notice with respect to all the outstanding notes as described under “Optional Redemption” or “Satisfaction and Discharge,” the Issuer will make an offer to purchase all of the notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date. No later than 30 days following any Change of Control, the Issuer will send notice of such Change of Control Offer by first class mail or overnight mail, with a copy to the Trustee sent in the same manner, to each Holder to the address of such Holder appearing in the security register with a copy to the Trustee or otherwise in accordance with the procedures of The Depository Trust Company, with the following information:

(1)

that a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control,” and that all notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(2)	the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3)	that any note not properly tendered will remain outstanding and continue to accrue interest;

(4)

that, unless the Issuer defaults in the payment of the Change of Control Payment, all notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5)

that Holders electing to have any notes purchased pursuant to a Change of Control Offer will be required to surrender such notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)

that Holders will be entitled to withdraw their tendered notes and their election to require the Issuer to purchase such notes; provided that the paying agent receives, not later than the expiration time of the Change of Control Offer, electronic transmission (in PDF), facsimile transmission or letter (sent in the same manner provided in the Change of Control Offer) setting forth the name of the Holder of the notes, the principal amount of notes tendered for purchase, and a statement that such Holder is withdrawing its tendered notes and its election to have such notes purchased;

(7)

that if the Issuer is redeeming less than all of the notes, the Holders of the remaining notes will be issued new notes and such new notes will be equal in principal amount to the unpurchased portion of the notes surrendered. The unpurchased portion of the notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof;

(8)

if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control, and if applicable, shall state that, in the Issuer’s discretion, the Change of Control Payment Date may be delayed until such time as the Change of Control shall occur, or that such redemption may not occur and such notice may be rescinded in the event that the Issuer shall determine that such condition will not be satisfied by the Change of Control Payment Date, or by the Change of Control Payment as so delayed; and

(9)	the other instructions, as determined by us, consistent with the covenant hereunder, that a Holder must follow.

While the notes are in global form and the Issuer makes an offer to purchase all of the notes pursuant to the Change of Control Offer, a Holder may exercise its option to elect for the purchase of the notes through the facilities of The Depository Trust Company, subject to its rules and regulations.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

(1)	accept for payment all notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all notes or portions thereof so tendered; and

(3)

deliver, or cause to be delivered, to the Trustee for cancellation the notes so accepted together with an Officer’s Certificate stating that all notes or portions thereof have been tendered to and purchased by the Issuer.

The Senior Credit Facilities provide, and future credit agreements or other agreements relating to Indebtedness to which the Issuer (or one of its affiliates) becomes a party may provide, that certain change of control events with respect to the Issuer would constitute a default thereunder (including a Change of Control under the Indenture). If we experience a change of control event that triggers a default under our Senior Credit Facilities, we may seek a waiver of such default or seek to refinance our Senior Credit Facilities. In the event we do not obtain such a waiver or refinance the Senior Credit Facilities, such default could result in amounts outstanding under our Senior Credit Facilities being declared due and payable. Our ability to pay cash to the Holders of notes following the occurrence of a Change of Control may be limited by our then existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases of the notes.

In the event that we make a Change of Control Payment, the paying agent will promptly mail to each Holder of the notes the Change of Control Payment for such notes, and the Trustee will promptly authenticate a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The Change of Control purchase feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of the Issuer (or any of its direct or indirect parent companies) and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Issuer and the Initial Purchasers. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock” and “Certain Covenants—Liens.” Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in principal amount of the notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford Holders of the notes protection in the event of a highly leveraged transaction.

We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all such notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of the making of such Change of Control Offer.

If Holders of not less than 90% in aggregate principal amount of the outstanding notes validly tender and do not withdraw such notes in a Change of Control Offer and the Issuer, or any third party making a Change of

Control Offer in lieu of the Issuer as described above, purchases all of the notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right, upon not less than 15 days nor more than 60 days’ prior notice, provided that such notice is given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all notes that remain outstanding following such purchase on a specified date (the “Second Change of Control Payment Date”) at a price in cash equal to the applicable Change of Control Payment in respect of the Second Change of Control Payment Date.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Issuer to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder may require the Issuer to make an offer to repurchase the notes as described above.

The provisions under the Indenture relating to the Issuer’s obligation to make an offer to repurchase the notes as a result of a Change of Control, including the definition of “Change of Control,” may be waived or modified with the written consent of the Holders of a majority in principal amount of the notes.

Asset Sales

The Indenture provides that the Issuer will not, and will not permit any Restricted Subsidiary to, consummate, directly or indirectly, an Asset Sale, unless:

(1)

the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of; and

(2)

except in the case of a Permitted Asset Swap, at least 75% of the consideration from such Asset Sale and all other Asset Sales since the Issue Date, on a cumulative basis received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(a)

any liabilities (as reflected on the Issuer’s most recent consolidated balance sheet or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Issuer’s consolidated balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by the Issuer) of the Issuer, other than liabilities that are by their terms subordinated to the notes, that are assumed by the transferee of any such assets (or are otherwise extinguished in connection with the transactions relating to such Asset Sale) and for which the Issuer and all such Restricted Subsidiaries have been validly released by all applicable creditors in writing,

(b)

any securities, notes or other obligations or assets received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), in each case, within 180 days following the closing of such Asset Sale and

(c)

any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 2.0% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose.

Within 450 days after the Issuer’s or any Restricted Subsidiary’s receipt of the Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale:

(1)	to permanently repay or reduce:

(w)

Obligations under Credit Facilities to the extent such Obligations were incurred under clause (1) of the second paragraph under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock,” and to correspondingly reduce any outstanding commitments with respect thereto;

(x)	Obligations under Senior Secured Indebtedness of the Issuer or a Guarantor, and to correspondingly reduce any outstanding commitments with respect thereto;

(y)

Obligations under the notes or any other Senior Indebtedness of the Issuer or any Restricted Subsidiary (and, in the case of other Senior Indebtedness, to correspondingly reduce any outstanding commitments with respect thereto, if applicable); provided that if the Issuer or any Restricted Subsidiary shall so repay any such Senior Indebtedness other than the notes, the Issuer will either reduce Obligations under the notes on a pro rata basis by, at its option, (A) redeeming notes as described under “—Optional Redemption” or (B) purchasing notes through open market purchases, at a price equal to or higher than 100% of the principal amount thereof, in a manner that complies with the Indenture and applicable securities law or make an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their notes on a ratable basis with such other Senior Indebtedness for no less than 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, thereon up to the principal amount of notes to be repurchased; or

(z)	Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer or another Restricted Subsidiary;

(2)

to make (a) an Investment in any one or more businesses; provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or a Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes or continues to constitute a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other property or assets, in the case of each of (a), (b) and (c), either (i) used or useful in a Similar Business or (ii) that replace the businesses, properties and/or assets that are the subject of such Asset Sale; provided that the Issuer and its Restricted Subsidiaries will be deemed to have complied with this clause (2) if and to the extent that, within 450 days after the Asset Sale that generated the Net Proceeds, the Issuer or such Restricted Subsidiary has entered into and not abandoned or rejected a binding agreement to consummate any such investment described in this clause (2) with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancellation or termination; provided, further, that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds; or

(3)	any combination of the foregoing.

Within ten Business Days after the date that the balance of any Net Proceeds not invested or applied as permitted by clauses (1), (2) and (3) above (any such Net Proceeds, whether from one or more Asset Sales, “Excess Proceeds”) exceeds $25.0 million, the Issuer shall make an offer to all Holders of the notes, and, if required by the terms of any Indebtedness that is pari passu with the notes (“Pari Passu Indebtedness”), to the holders of such Pari Passu Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of notes and such Pari Passu Indebtedness, (with respect to the notes only) in denominations of $2,000 initial principal amount and multiples of $1,000 thereafter, that may be purchased out of the Excess Proceeds at an offer price, in the case of the notes, in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. In the event that the Issuer or a Restricted Subsidiary prepays any Pari Passu Indebtedness that is outstanding under a revolving credit or other committed loan facility pursuant to an Asset Sale Offer, the Issuer or such Restricted Subsidiary shall cause the related loan commitment to be reduced in an amount equal to the principal amount so prepaid.

The Issuer will commence an Asset Sale Offer by transmitting electronically or by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee. To the extent that the aggregate amount of notes and, if applicable, Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds (or, in the case of an Asset Sale Offer being effected in advance of being required to do so by the Indenture, the amount of Net Proceeds the Issuer is offering to apply in such Asset Sale Offer), the Issuer may use any remaining Excess Proceeds (or such amount offered) in any manner not prohibited by the Indenture. If the aggregate principal amount of notes and, if applicable, Pari Passu Indebtedness surrendered in an Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the notes to be purchased or repaid on a pro rata basis and in accordance with the procedures of The Depository Trust Company; provided that no notes of $2,000 or less shall be repurchased in part. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero, and in the case of an Asset Sale Offer being effected in advance of being required to do so by the Indenture, the amount of Net Proceeds the Issuer is offering to apply in such Asset Sale Offer shall be excluded in subsequent calculations of Excess Proceeds.

Pending the final application of any Net Proceeds pursuant to this covenant, the Issuer or the applicable Restricted Subsidiary may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

The provisions under the Indenture relative to the Issuer’s obligation to make an offer to repurchase the notes as a result of an Asset Sale may be waived or modified with the written consent of the Holders of a majority in principal amount of the notes.

The Senior Credit Facilities limit, and future credit agreements or other agreements relating to Indebtedness to which the Issuer (or one of its Affiliates) becomes a party may prohibit or limit, the Issuer from purchasing any notes pursuant to this Asset Sales covenant. In the event the Issuer is contractually prohibited from purchasing the notes, the Issuer or one of its Affiliates, as the case may be, may seek the consent of its lenders to the purchase of the notes or may attempt to refinance the borrowings that contain such prohibition. If the Issuer or one of its Affiliates, as the case may be, does not obtain such consent or repay such borrowings, the Issuer will remain contractually prohibited from purchasing the notes. In such case, the Issuer’s failure to purchase tendered notes would constitute a Default under the Indenture.

Certain Covenants

Effectiveness of Covenants

Set forth below are summaries of certain covenants contained in the Indenture. During any period of time that (i) the notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Issuer and the Restricted Subsidiaries will not be subject to the following provisions of the Indenture:

(1)	“—Limitation on Restricted Payments”;

(2)	“—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock”;

(3)	“—Transactions with Affiliates”;

(4)	“—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”;

(5)	“—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”;

(6)	“Repurchase at the Option of Holders—Asset Sales”; and

(7)	clause (4) of the first paragraph of “Merger, Consolidation or Sale of All or Substantially All Assets”

(collectively, the “Suspended Covenants”). Upon the occurrence of a Covenant Suspension Event (the date of such occurrence, the “Suspension Date”), the amount of Excess Proceeds from Net Proceeds shall be set at zero. In the event that the Issuer and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to the notes below an Investment Grade Rating, then the Issuer and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events. The period of time between the Suspension Date and the Reversion Date is referred to in this description as the “Suspension Period.” Notwithstanding that the Suspended Covenants may be reinstated, no Default, Event of Default or breach of any kind shall be deemed to exist under the Indenture, the notes or the Guarantees with respect to the Suspended Covenants, and none of the Issuer or any of its Subsidiaries shall bear any liability for any actions taken or events occurring during the Suspension Period, or any actions taken at any time pursuant to any contractual obligation arising prior to the Reversion Date, as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or upon termination of the Suspension Period or after that time based solely on events that occurred during the Suspension Period).

The Issuer shall provide an Officer’s Certificate to the Trustee indicating the occurrence of any Suspension Date or Reversion Date. The Trustee shall have no obligation to independently determine or verify if such events have occurred or notify the Holders of any Suspension Date or Reversion Date. The Trustee may provide a copy of such Officer’s Certificate to any Holder upon request.

On the Reversion Date, all Indebtedness incurred, or Disqualified Stock issued, during the Suspension Period will be classified to have been incurred or issued pursuant to clause (3) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock.” On the Reversion Date, all Liens created, incurred or assumed during the Suspension Period in compliance with the Indenture will be deemed to have been outstanding on the Issue Date, so that they are classified as permitted under clause (7) of the definition of “Permitted Liens.” Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under “—Limitation on Restricted Payments” will be made as though the covenant described under “—Limitation on Restricted Payments” had been in effect prior to, but not during, the Suspension Period. No Subsidiaries shall be designated as Unrestricted Subsidiaries during any Suspension Period. Any Affiliate Transaction entered into after the Reversion Date pursuant to an agreement entered into during any Suspension Period shall be deemed to be permitted pursuant to clause (6) of the second paragraph of the covenant described under “—Transactions with Affiliates.” Any encumbrance or restriction on the ability of any Restricted Subsidiary that is not a Guarantor to take any action described in clauses (a) through (c) of the first paragraph of the covenant described under “—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” that becomes effective during any Suspension Period shall be deemed to be permitted pursuant to clause (1) of the second paragraph of such covenant.

Financial Calculations for Limited Condition Acquisitions

When calculating the availability under any basket or ratio under the Indenture, in each case in connection with a Limited Condition Acquisition, the date of determination of such basket or ratio and of any Default or Event of Default shall, at the option of the Issuer, be the date the definitive agreements for such Limited Condition Acquisition are entered into and such baskets or ratios shall be calculated with such pro forma adjustments to as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio after giving effect to such Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the applicable period for purposes of determining the ability to consummate any such Limited Condition Acquisition (and not for purposes of any subsequent availability of any basket or ratio), and, for the avoidance of doubt, (x) if any of such baskets or ratios are exceeded as a result of fluctuations in such basket or ratio (including due to fluctuations in EBITDA of the Issuer or the target company) subsequent to such date of determination and at or prior to the consummation of the relevant Limited Condition Acquisition, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Acquisition is permitted hereunder and (y) such baskets or ratios shall not be tested at the time of consummation of such Limited Condition Acquisition or related transactions; provided, further, that if the Issuer elects to have such determinations occur at the time of entry into such definitive agreement, any such transactions (including any incurrence of Indebtedness and the use of proceeds thereof) shall be deemed to have occurred on the date the definitive agreements are entered and outstanding thereafter for purposes of calculating any baskets or ratios under the Indenture after the date of such agreement and before the consummation of such Limited Condition Acquisition.

Limitation on Restricted Payments

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(1)

declare or pay any dividend or make any payment or distribution on account of the Issuer’s or any Restricted Subsidiary’s Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation, other than:

(A)	dividends or distributions by the Issuer payable in Equity Interests (other than Disqualified Stock) of the Issuer or in options, warrants or other rights to purchase such Equity Interests, or

(B)

dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Subsidiary other than a Wholly-Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(2)

purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent company of the Issuer, including in connection with any merger or consolidation, in each case held by a Person other than the Issuer or a Restricted Subsidiary;

(3)

make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness of the Issuer or any Restricted Subsidiary, other than

(A)	Indebtedness permitted under clauses (7) and (8) of the second paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock,” or

(B)

the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(4)	make any Restricted Investment

(all such payments and other actions set forth in clauses (1) through (4) above (other than any exception thereto) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(a)	no Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(b)

immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock”; and

(c)

such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and the Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1) and (6)(C) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

(1)

50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from the first day of the fiscal quarter during which the Issue Date occurs to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit, plus

(2)

100% of the aggregate net cash proceeds and the Fair Market Value of marketable securities or other property received by the Issuer since immediately after the Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or preferred stock pursuant to clause (12)(a) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock”) from the issue or sale of:

(x)

Equity Interests of the Issuer, including Retired Capital Stock (as defined below), but excluding cash proceeds and the Fair Market Value of marketable securities or other property received from the sale of:

(A)

Equity Interests to any employee, director, manager or consultant of the Issuer, any direct or indirect parent company of the Issuer and the Issuer’s Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph, and

(B)	Designated Preferred Stock

and, to the extent such net cash proceeds are actually contributed to the Issuer, Equity Interests of any direct or indirect parent company of the Issuer (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph) or

(y)	Indebtedness of the Issuer or a Restricted Subsidiary that has been converted into or exchanged for such Equity Interests of the Issuer or any direct or indirect parent company of the Issuer,

provided that this clause (2) shall not include the proceeds from (a) Refunding Capital Stock (as defined below), (b) Equity Interests (or Indebtedness that has been converted or exchanged for Equity Interests) of the Issuer sold to a Restricted Subsidiary or the Issuer, as the case may be, (c) Disqualified Stock (or Indebtedness that has been converted or exchanged into Disqualified Stock) or (d) Excluded Contributions, plus

(3)

100% of the aggregate amount of cash and the Fair Market Value of marketable securities or other property contributed to the capital of the Issuer or that becomes part of the capital of the Issuer or a Restricted Subsidiary through consolidation or merger following the Issue Date (other than net cash proceeds to the extent such net cash proceeds (i) have been used to incur Indebtedness, Disqualified Stock or preferred stock pursuant to clause (12)(a) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock,” (ii) are contributed by a Restricted Subsidiary or (iii) constitute Excluded Contributions), plus

(4)	100% of the aggregate amount received in cash and the Fair Market Value of marketable securities or other property received by means of:

(A)

the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer and the Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer and the Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments made by the Issuer or its Restricted Subsidiaries, in each case, after the Issue Date; or

(B)

the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after the Issue Date, plus

(5)

in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Issue Date, the Fair Market Value of the Investment in such Unrestricted Subsidiary at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, other than to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment; plus

(6)	$30.0 million.

The foregoing provisions will not prohibit:

(1)

the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or the giving of such irrevocable notice, as applicable, if at the date of declaration or the giving of such notice such payment would have complied with the provisions of the Indenture;

(2)

(a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) or Subordinated Indebtedness of the Issuer or any Restricted Subsidiary, or any Equity Interests of any direct or indirect parent company of the Issuer, in exchange for, or out of the proceeds of a substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent contributed to the Issuer (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”) and (b) if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6)(A) or (B) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that was declarable and payable on such Retired Capital Stock immediately prior to such retirement;

(3)

the prepayment, exchange, redemption, defeasance, repurchase or other acquisition or retirement for value of (i) Subordinated Indebtedness of the Issuer or a Restricted Subsidiary made in exchange for, or out of the proceeds of a substantially concurrent sale of, new Indebtedness of the Issuer, or a Restricted Subsidiary or (ii) Disqualified Stock of the Issuer or a Restricted Subsidiary made in exchange for, or out of the proceeds of a substantially concurrent sale of, Disqualified Stock of the Issuer or a Restricted Subsidiary, that, in each case is incurred in compliance with “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock” so long as:

(A)

the principal amount (or accreted value, if applicable) of such new Indebtedness or the liquidation preference of such new Disqualified Stock does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on the Subordinated Indebtedness or the liquidation preference of, plus any accrued and unpaid dividends on, the Disqualified Stock being so prepaid, exchanged, redeemed, defeased, repurchased, exchanged, acquired or retired for value, plus the amount of any premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness or Disqualified Stock,

(B)

such new Indebtedness is subordinated to the notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so prepaid, exchanged, redeemed, defeased, repurchased, acquired or retired for value,

(C)

such new Indebtedness or Disqualified Stock has a final scheduled maturity date, or mandatory redemption date, as applicable, equal to or later than the final scheduled maturity date, or mandatory redemption date, as applicable, of the Subordinated Indebtedness or Disqualified Stock being so prepaid, exchanged, redeemed, defeased, repurchased, exchanged, acquired or retired, and

(D)

such new Indebtedness or Disqualified Stock has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness or Disqualified Stock being so redeemed, defeased, repurchased, exchanged, acquired or retired;

(4)

a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Issuer or any direct or indirect parent company of the Issuer held by any future, present or former employee, director, manager or consultant of the Issuer, any of its Subsidiaries or any direct or indirect parent company of the Issuer pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or any stock subscription or shareholder agreement (including, for the avoidance of doubt, any principal and interest payable on any notes issued by the Issuer or any direct or indirect parent company of the Issuer in connection with such repurchase, retirement or other acquisition); provided, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $20.0 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $40.0 million in any calendar year); provided, further, that such amount in any calendar year may be increased by an amount not to exceed:

(A)

the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, the cash proceeds from the sale of Equity Interests of any direct or indirect parent company of the Issuer, in each case to any future, present or former employees, directors, managers or consultants of the Issuer, any of its Subsidiaries or any direct or indirect parent company of the Issuer that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (c) of the preceding paragraph, plus

(B)	the cash proceeds of key man life insurance policies received by the Issuer and the Restricted Subsidiaries after the Issue Date, less

(C)

the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this clause (4); provided that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) of this clause (4) in any calendar year;

and provided, further, that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from any future, present or former employees, directors, managers or consultants of the Issuer (or any permitted transferee thereof), any direct or indirect parent company of the Issuer or any Restricted Subsidiary in connection with a repurchase of Equity Interests of the Issuer or any direct or indirect parent company of the Issuer will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(5)

the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any Restricted Subsidiary or any class or series of preferred stock of any Restricted Subsidiary, in each case, issued in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock” to the extent such dividends are included in the definition of Fixed Charges;

(6)	(A)	the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer after the Issue Date;

(B)

the declaration and payment of dividends to any direct or indirect parent company of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent company issued after the Issue Date; provided that the amount of dividends paid pursuant to this clause (B) shall not exceed the aggregate amount of cash actually contributed to the Issuer from the sale of such Designated Preferred Stock, or

(C)	the declaration and payment of dividends on Refunding Capital Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided that, in the case of each of (A) and (C) of this clause (6), for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock, after giving effect to such issuance or declaration on a pro forma basis, the Issuer and the Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(7)

Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash, Cash Equivalents or marketable securities, not to exceed the greater of (x) $25.0 million and (y) 1.00% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(8)

payments made or expected to be made by the Issuer or any Restricted Subsidiary in respect of withholding or similar taxes payable upon exercise of Equity Interests by any future, present or former employee, director, manager or consultant and repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(9)	[reserved];

(10)	Restricted Payments in an amount that does not exceed the amount of Excluded Contributions made since the Issue Date;

(11)

other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11) not to exceed the greater of (x) $50.0 million and (y) 2.25% of Total Assets at the time made;

(12)	distributions or payments of Receivables Fees;

(13)

any Restricted Payment made in connection with the Transactions and the fees and expenses related thereto or used to fund amounts owed to Affiliates (including dividends to any direct or indirect parent company of the Issuer to permit payment by such parent of such amount), to the extent permitted by the covenant described under “Certain Covenants—Transactions With Affiliates”;

(14)

the repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness in accordance with the provisions similar to those described under the captions “Repurchase at the Option of Holders—Change of Control” and “Repurchase at the Option of Holders—Asset Sales”; provided that all notes tendered by Holders of the notes in connection with a Change of Control Offer or an Asset Sale Offer, as the case may be, have been repurchased, redeemed, defeased or acquired or retired for value;

(15)

the declaration and payment of dividends by the Issuer to, or the making of loans to, any direct or indirect parent company of the Issuer in amounts required for any direct or indirect parent company to pay:

(A)	franchise and excise taxes and other fees and expenses required to maintain its organizational existence,

(B)

foreign, federal, state and local income and similar taxes (including any interest or penalties related thereto), to the extent such taxes are attributable to the income, revenue, receipts, capital or margin of the Issuer and the Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) would be required to pay in respect of such foreign, federal, state and local income taxes for such fiscal year had the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) been a stand-alone taxpayer (separate from any such direct or indirect parent company of the Issuer) for all fiscal years ending after the Issue Date,

(C)

customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers, employees, directors and managers and consultants of any direct or indirect parent company of the Issuer to the extent such salaries, bonuses, benefits and indemnities are attributable to the ownership or operation of the Issuer and the Restricted Subsidiaries, including the Issuer’s proportionate share of such amount relating to such parent company being a public company,

(D)

general corporate or other operating (including, without limitation, expenses related to auditing or other accounting matters) and overhead costs and expenses of any direct or indirect parent company of the Issuer to the extent such costs and expenses are attributable to the ownership or operation of the Issuer and the Restricted Subsidiaries, including the Issuer’s proportionate share of such amount relating to such parent company being a public company,

(E)

fees and expenses incurred by any direct or indirect parent company of the Issuer related to (i) the maintenance by such parent entity of its corporate or other entity existence and (ii) transactions of such parent company of the Issuer of the type described in clause (11) of the definition of “Consolidated Net Income,” and

(F)

cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Issuer or any such direct or indirect parent company of the Issuer;

(16)

the repurchase, redemption or other acquisition for value of Equity Interests of the Issuer deemed to occur in connection with paying cash in lieu of fractional shares of such Equity Interests in connection with a share dividend, distribution, share split, reverse share split, merger, consolidation, amalgamation or other business combination of the Issuer, in each case, permitted under the Indenture;

(17)

the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents);

(18)

any Restricted Payment; provided that on a pro forma basis after giving effect to such Restricted Payment (x) the Consolidated Total Debt Ratio would be equal to or less than 3.75 to 1.00 and (y) no Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

(19)

payments or distributions to satisfy dissenters’ rights, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with “—Merger, Consolidation or Sale of All or Substantially All Assets”;

provided that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (11) and (17), no Event of Default shall have occurred and be continuing or would, with the passage of time, occur as a consequence thereof.

As of the Issue Date, all of the Issuer’s Subsidiaries will be Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments or Permitted Investments in an amount determined as set forth in the last sentence of the definition of “Investment.” Such designation will be permitted only if a Restricted Payment or Permitted Investment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clauses (7), (10) or (11) of the second paragraph of this covenant, or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

For purposes of determining compliance with this covenant, in the event that a proposed Restricted Payment or Investment (or a portion thereof) meets the criteria of clauses (1) through (19) above or is entitled to be made pursuant to the first paragraph of this covenant and/or one or more of the exceptions contained in the definition of “Permitted Investments,” the Issuer will be entitled to classify or later reclassify (based on circumstances existing on the date of such reclassification) such Restricted Payment or Investment (or portion thereof) among such clauses (1) through (19) and such first paragraph and/or one or more of the exceptions contained in the definition of “Permitted Investments,” in a manner that otherwise complies with this covenant.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Issuer will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or, in the case of Restricted Subsidiaries that are not the Issuer or Guarantors, preferred stock; provided that the Issuer may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of preferred stock, if, after giving effect thereto, the Fixed Charge Coverage Ratio of the Issuer and the Restricted Subsidiaries would be at least 2.00 to 1.00; provided, further, that the amount of Indebtedness (including Acquired Indebtedness), Disqualified Stock and preferred stock that may be incurred pursuant to the foregoing, together with any amounts incurred under clause (14)(x) of the following paragraph, by Restricted Subsidiaries that are not Guarantors shall not exceed the greater of (x) $35.0 million and (y) 1.50% of Total Assets at any one time outstanding.

The foregoing limitations will not apply to:

(1)

Indebtedness incurred pursuant to Credit Facilities by the Issuer or any Restricted Subsidiary; provided that immediately after giving effect to any such incurrence, the then-outstanding aggregate principal amount of all Indebtedness incurred under this clause (1) does not exceed at any one time (x) $1,195 million plus (y) an additional amount if, after giving pro forma effect to the incurrence of such additional amount and the application of net proceeds therefrom, the Consolidated Secured Debt Ratio is equal to or less than 4.00:1.00; provided, further, that, for purposes of determining the amount of Indebtedness that may be incurred under clause (1)(y), all Indebtedness incurred under this clause (1) shall be treated as Secured Indebtedness.

(2)

Indebtedness represented by the notes (including any Guarantee thereof, but excluding Indebtedness represented by Additional Notes, if any, or guarantees with respect thereto) and exchange notes issued in respect of such notes and any Guarantee thereof;

(3)	Existing Indebtedness (other than Indebtedness incurred pursuant to clause (1) and (2));

(4)

Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and preferred stock incurred by the Issuer or any Restricted Subsidiary, to finance the purchase, lease, construction, installation or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets and Indebtedness arising from the conversion of the obligations of the Issuer or any Restricted Subsidiary under or pursuant to any “synthetic lease” transactions to on-balance sheet Indebtedness of the Issuer or such Restricted Subsidiary, in an aggregate principal amount or liquidation preference which, when aggregated with the principal amount of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this clause (4), and all Refinancing Indebtedness incurred to Refinance any other Indebtedness, Disqualified Stock and preferred stock incurred pursuant to this clause (4), does not exceed the greater of (x) $50.0 million and (y) 2.25% of Total Assets at the time of incurrence; provided that such Indebtedness that exists at the date of such purchase, lease, construction, installation or improvement or is created within 365 days of the completion thereof incurred by the Issuer or any Restricted Subsidiary pursuant to this clause (4) in connection with a Sale and Lease-Back Transaction shall not be subject to the foregoing limitation so long as the proceeds of such Sale and Lease-Back Transaction are used by the Issuer or such Restricted Subsidiary to permanently repay outstanding Indebtedness of the Issuer and the Restricted Subsidiaries;

(5)

Indebtedness incurred by the Issuer or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit, bankers’ acceptances, bank guarantees, warehouse receipts or similar facilities issued or entered into in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance;

(6)

Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earnout or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided that such Indebtedness is not reflected as Indebtedness on the balance sheet of the Issuer or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6));

(7)

Indebtedness of the Issuer to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor is subordinated in right of payment to the notes; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case to be an incurrence of such Indebtedness not permitted by this clause;

(8)

Indebtedness of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary; provided that if a Subsidiary Guarantor incurs such Indebtedness owing to a Restricted Subsidiary that is neither the Issuer nor a Guarantor, such Indebtedness is subordinated in right of payment to the Guarantee of the notes of such Guarantor; provided, further, that any subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case to be an incurrence of such Indebtedness not permitted by this clause;

(9)

shares of preferred stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of preferred stock (except to the Issuer or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of preferred stock not permitted by this clause;

(10)	Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes);

(11)

obligations in respect of self-insurance, performance, bid, appeal and surety bonds and completion guarantees and similar obligations provided by the Issuer or any Restricted Subsidiary or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case, in the ordinary course of business;

(12)

(a) Indebtedness, Disqualified Stock and preferred stock of the Issuer or any Restricted Subsidiary in an aggregate principal amount or liquidation preference up to 100% of the net cash proceeds received by the Issuer since immediately after the Issue Date from the issue or sale of Equity Interests of the Issuer or cash contributed to the capital of the Issuer (in each case, other than Excluded Contributions or proceeds of Disqualified Stock or sales of Equity Interests to the Issuer or any of its Subsidiaries) as determined in accordance with clauses (c)(2) and (c)(3) of the first paragraph of “—Limitation on Restricted Payments” to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the second paragraph of “—Limitation on Restricted Payments” or to make Permitted Investments (other than Permitted Investments specified in clauses (a), (b) and (c) of the definition thereof) and (b) Indebtedness, Disqualified Stock or preferred stock of the Issuer or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this clause (12)(b), does not at any one time outstanding exceed the greater of (x) $75.0 million and (y) 3.25% of Total Assets at the time of incurrence (it being understood that any Indebtedness, Disqualified Stock or preferred stock incurred pursuant to this clause (12)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or preferred stock under the first paragraph of this covenant without reliance on this clause (12)(b));

(13)

the incurrence or issuance by the Issuer or any Restricted Subsidiary of Indebtedness, Disqualified Stock or preferred stock which serves to Refinance any Indebtedness, Disqualified Stock or preferred stock incurred as permitted under the first paragraph of this covenant and clauses (2), (3) and (4) above, clauses (12)(a) and this clause (13) and clause (14) below or any Indebtedness, Disqualified Stock or preferred stock issued to so Refinance such Indebtedness, Disqualified Stock or preferred stock (the “Refinancing Indebtedness”) prior to its respective maturity; provided that such Refinancing Indebtedness:

(1)

has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or preferred stock being Refinanced,

(2)

to the extent such Refinancing Indebtedness Refinances (i) Indebtedness subordinated to the notes or any Guarantee of the notes, such Refinancing Indebtedness is subordinated to the notes or such Guarantee at least to the same extent as the Indebtedness being Refinanced or (ii) Disqualified Stock or preferred stock, such Refinancing Indebtedness must be Disqualified Stock or preferred stock, respectively,

(3)

shall not include Indebtedness, Disqualified Stock or preferred stock of a Subsidiary of the Issuer that is not a Guarantor that Refinances Indebtedness, Disqualified Stock or preferred stock of the Issuer or a Guarantor; and

(4)	shall not include Indebtedness, Disqualified Stock or preferred stock of a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or preferred stock of an Unrestricted Subsidiary.

and provided, further, that subclause (1) of this clause (13) will not apply to any refunding or refinancing of any Secured Indebtedness outstanding;

(14)

Indebtedness, Disqualified Stock or preferred stock of (x) the Issuer or a Restricted Subsidiary incurred or issued to finance an acquisition or (y) Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into or consolidated with the Issuer or a Restricted Subsidiary in accordance with the terms of the Indenture (including designating an Unrestricted Subsidiary a Restricted Subsidiary); provided that after giving effect to such acquisition, merger or consolidation, either:

(1)	the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant, or

(2)	the Fixed Charge Coverage Ratio of the Issuer and the Restricted Subsidiaries is equal to or greater than immediately prior to such acquisition, merger or consolidation;

provided, further, that the amount of Indebtedness, Disqualified Stock and preferred stock that may be incurred pursuant to this clause (14), together with any amounts incurred under the first paragraph of this covenant by Restricted Subsidiaries that are not Guarantors shall not exceed the greater of (x) $35.0 million and (y) 1.50% of Total Assets at any one time outstanding;

(15)	Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(16)

Indebtedness of the Issuer or any Restricted Subsidiary supported by a letter of credit issued pursuant to any Credit Facility, in a principal amount not in excess of the stated amount of such letter of credit;

(17)	(1)

any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as, in the case of a guarantee by a Restricted Subsidiary that is not a Guarantor, such Indebtedness could have been incurred directly by the Restricted Subsidiary providing such guarantee, or

(2)

any guarantee by a Restricted Subsidiary of Indebtedness of the Issuer, provided that such guarantee is incurred in accordance with the covenant described below under “—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”;

(18)

Indebtedness of Restricted Subsidiaries that are not Guarantors at any one time outstanding not to exceed, in the aggregate, the greater of (x) $35.0 million and (y) 1.50% of Total Assets at the time of incurrence (it being understood that any Indebtedness incurred pursuant to this clause (18) shall cease to be deemed incurred or outstanding for purposes of this clause (18) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which such Restricted Subsidiary could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (18));

(19)

Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take or pay obligations contained in supply arrangements, in each case incurred in the ordinary course of business;

(20)

Indebtedness of the Issuer or any of its Restricted Subsidiaries undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture in the ordinary course of business; and

(21)

Indebtedness consisting of Indebtedness issued by the Issuer or any of its Restricted Subsidiaries to future, current or former officers, directors, managers and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent described in clause (4) of the second paragraph under the caption “—Limitation on Restricted Payments.”

For purposes of determining compliance with this covenant:

(a)

in the event that an item of Indebtedness, Disqualified Stock or preferred stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or preferred stock described in clauses (1) through (21) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer, in its sole discretion, may divide, classify or reclassify such item of Indebtedness, Disqualified Stock or preferred stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or preferred stock in one of the above clauses or paragraphs; provided that all Indebtedness outstanding under the Senior Credit Facilities on the Issue Date after giving effect to the Transactions will, as long as such Indebtedness is outstanding, be treated as incurred on the Issue Date under clause (1) of the preceding paragraph; and

(b)	at the time of incurrence, the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraph above.

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or preferred stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or preferred stock for purposes of this covenant. Any Refinancing Indebtedness and any Indebtedness incurred to refinance Indebtedness incurred pursuant to clauses (1) and (12) above shall be permitted to include additional Indebtedness, Disqualified Stock or preferred stock incurred to pay premiums (including reasonable tender premiums), defeasance costs, accrued and unpaid interest, fees and expenses in connection with such Refinancing.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in another currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to Refinance other Indebtedness denominated in another currency, and such Refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed (i) the principal amount of such Indebtedness being Refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such Refinancing.

The Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Liens

The Issuer does not, and does not permit any Subsidiary Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness or any related Guarantee on any asset or property of the Issuer or any Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless the notes (or the related Guarantee in the case of Liens of a Guarantor) are equally and ratably secured with (or, in the event the Lien relates to Subordinated Indebtedness, are secured on a senior basis to) the obligations so secured.

Any Lien created for the benefit of the Holders of the notes pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien that gave rise to the obligation to secure the notes.

Merger, Consolidation or Sale of All or Substantially All Assets

The Issuer will not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1)

the Issuer is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the United States, any state thereof or the District of Columbia (such Person, as the case may be, being herein called the “Successor Company”);

(2)

the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under the Indenture and the notes pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee;

(3)	immediately after such transaction, no Default exists;

(4)	immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the Applicable Measurement Period,

(A)

the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock” or

(B)

the Fixed Charge Coverage Ratio for the Successor Company and the Restricted Subsidiaries would be equal to or greater than the Fixed Charge Coverage Ratio for the Issuer and the Restricted Subsidiaries immediately prior to such transaction;

(5)

each Guarantor, unless it is the other party to the transactions described above, in which case clause (2) of the second succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture and the notes; and

(6)

the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture.

The Successor Company will succeed to, and be substituted for, the Issuer under the Indenture and the notes and the Issuer will automatically be released and discharged from its obligations under the Indenture and the notes. Notwithstanding the foregoing clauses (3) and (4),

(a)

any Restricted Subsidiary may consolidate with, merge into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to the Issuer or any Restricted Subsidiary; and

(b)

the Issuer may merge with an Affiliate of the Issuer solely for the purpose of reincorporating the Issuer in any state of the United States, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Issuer and the Restricted Subsidiaries is not increased thereby.

Subject to certain limitations described in the Indenture governing release of a Guarantee upon the sale, disposition or transfer of a Guarantor, no Guarantor will, and the Issuer will not permit any such Guarantor to, consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(A)	(1)

such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(2)

the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor’s related Guarantee pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee;

(3)	immediately after such transaction, no Default exists; and

(4)

the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture and an Opinion of Counsel stating that the Indenture and Guarantees, as applicable, constitute valid and binding obligations of the applicable Guarantor, subject to customary exceptions; or

(B)	the transaction is an Asset Sale that is made in compliance with the covenant described under “Repurchase at the Option of Holders—Asset Sales.”

Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor’s Guarantee and such Guarantor will automatically be released and discharged from its obligations under the Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Guarantor may (i) merge into or transfer all or part of its properties and assets to another Guarantor or the Issuer, (ii) merge with an Affiliate of the Issuer solely for the purpose of reincorporating or reorganizing the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby or (iii) convert into a Person organized or existing under the laws of a jurisdiction in the United States.

Transactions with Affiliates

The Issuer will not, and will not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $15.0 million, unless:

(a)

such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(b)

the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $30.0 million, a resolution adopted by the majority of the board of directors of the Issuer approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (a) above.

The foregoing provisions will not apply to the following:

(1)

(a) transactions between or among the Issuer or any of the Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction and (b) any merger or consolidation of the Issuer or any direct or indirect parent of the Issuer; provided that such parent company shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of the Issuer and such merger or consolidation is otherwise in compliance with the terms of the Indenture and effected for a bona fide business purpose;

(2)	Restricted Payments permitted by the provisions of the Indenture described above under the covenant “—Limitation on Restricted Payments” and the definition of “Permitted Investments”;

(3)

(i) the payment of indemnification and other similar amounts to the Investors pursuant to the Stockholders Agreement and (ii) payments by the Issuer or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by a majority of the board of directors of the Issuer in good faith;

(4)

the payment of reasonable and customary fees and compensation paid to, and indemnities and reimbursements and employment and severance arrangements provided on behalf of, or for the benefit of, former, current or future officers, directors, managers, employees or consultants of the Issuer, any direct or indirect parent company of the Issuer or any Restricted Subsidiary;

(5)

transactions in which the Issuer or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(6)

any agreement or arrangement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous in any material respect to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

(7)

the existence of, or the performance by the Issuer or any Restricted Subsidiary of its obligations under the terms of, any stockholders agreement or the equivalent (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided that the existence of, or the performance by the Issuer or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders in any material respect when taken as a whole;

(8)	the Transactions and the payment of all fees and expenses related to the Transactions, in each case, as contemplated in the Offering Document;

(9)

transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Issuer and the Restricted Subsidiaries, in the reasonable determination of the board of directors of the Issuer or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(10)	the issuance or transfer of Equity Interests (other than Disqualified Stock) of the Issuer and the granting and performance of customary registration rights;

(11)	sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

(12)

payments, loans, advances or guarantees (or cancellation of loans, advances or guarantees) to employees, directors, managers or consultants of the Issuer, any direct or indirect parent company of the Issuer or any Restricted Subsidiary and employment agreements, stock option plans and other similar arrangements with such employees, directors, manager or consultants which, in each case, are approved by the Issuer in good faith;

(13)

investments by the Investors in indebtedness or securities of the Issuer or any Restricted Subsidiary (and payment of reasonable fees and out-of-pocket expenses incurred by such Investors in connection therewith) so long as the investment is being generally offered to other investors on the same or more favorable terms;

(14)

payments to any future, current or former employee, director, manager, officer, manager or consultant of the Issuer, any of its Subsidiaries or any direct or indirect parent company of the Issuer pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement; and any employment agreements, stock option plans and other compensatory arrangements (and any successor plans thereto) and any supplemental executive retirement benefit plans or arrangements with any such employees, directors, officers, managers or consultants that are, in each case, approved by the Issuer in good faith;

(15)

any transaction with a Person (other than an Unrestricted Subsidiary) which would constitute an Affiliate Transaction solely because Holdings or a Restricted Subsidiary owns an Equity Interest in or otherwise controls such Person;

(16)

payments by the Issuer (and any direct or indirect parent company of the Issuer) and its Subsidiaries pursuant to tax sharing agreements among the Issuer (and any direct or indirect parent company of the Issuer) and its Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent of the amount received from Unrestricted Subsidiaries) would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such direct or indirect parent company of the Issuer;

(17)	any lease entered into between the Issuer or any Restricted Subsidiary, as lessee, and any Affiliate of the Issuer, as lessor, in the ordinary course of business;

(18)	intellectual property licenses in the ordinary course of business;

(19)

transactions between the Issuer or any of its Restricted Subsidiaries and any Person that would constitute an Affiliate Transaction solely because a director of which is also a director of the Issuer or any other direct or indirect parent of the Issuer; provided, however, that such director abstains from voting as a director of the Issuer or such direct or indirect parent of the Issuer, as the case may be, on any matter involving such other Person;

(20)	pledges of Equity Interests of Unrestricted Subsidiaries; and

(21)	transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Issuer will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(a)	(1)	pay dividends or make any other distributions to the Issuer or any Restricted Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits or

(2)	pay any Indebtedness owed to the Issuer or any Restricted Subsidiary;

(b)	make loans or advances to the Issuer or any Restricted Subsidiary; or

(c)	sell, lease or transfer any of its properties or assets to the Issuer or any Restricted Subsidiary, except (in each case) for such encumbrances or restrictions existing under or by reason of:

(1)	contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Credit Facilities and the related documentation and related Hedging Obligations;

(2)	the Indenture, the notes and the Guarantees;

(3)

purchase money obligations for property acquired in the ordinary course of business and Capitalized Lease Obligations that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

(4)	applicable law or any applicable rule, regulation or order;

(5)

any agreement or other instrument of a Person acquired by or merged or consolidated with or into the Issuer or any Restricted Subsidiary, or of an Unrestricted Subsidiary that is designated a Restricted Subsidiary, or that is assumed in connection with the acquisition of assets from such Person, in each case that is in existence at the time of such transaction (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or designated;

(6)

contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(7)

Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock” and “—Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(8)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(9)

other Indebtedness, Disqualified Stock or preferred stock of Restricted Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock”;

(10)	customary provisions in joint venture agreements or arrangements and other similar agreements or arrangements relating solely to such joint venture;

(11)	customary provisions contained in leases, sub-leases, licenses, sub-licenses or similar agreements, in each case, entered into in the ordinary course of business;

(12)

restrictions created in connection with any Receivables Facility that, in the good faith determination of the board of directors of the Issuer, are necessary or advisable to effect such Receivables Facility; and

(13)

any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (12) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer’s board of directors, no more restrictive in any material respect with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this covenant: (i) the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to the Issuer or a Restricted Subsidiary of the Issuer to other Indebtedness incurred by the Issuer or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

The Issuer will not permit any of its Wholly-Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee other capital markets debt securities of the Issuer or a Guarantor or the Issuer’s or a Guarantor’s obligations under any the Senior Credit Facilities), other than a Guarantor or a Receivables Subsidiary, to guarantee the payment of any Indebtedness of the Issuer or any other Guarantor (other than Indebtedness payable to the Issuer or a Restricted Subsidiary) unless:

(a)

such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Indenture providing for a Guarantee by such Restricted Subsidiary; provided that, if such Indebtedness is by its express terms subordinated in right of payment to the notes or such Guarantor’s Guarantee of the notes, any such guarantee of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Restricted Subsidiary’s Guarantee with respect to the notes substantially to the same extent as such Indebtedness is subordinated to the notes; and

(b)

such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee;

provided that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

Reports and Other Information

Whether or not the Issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any notes are outstanding, the Issuer will have its annual consolidated financial statements audited by a nationally recognized firm of independent auditors and its interim consolidated financial statements reviewed by a nationally recognized firm of independent auditors in accordance with Statement on Auditing Standards No. 100 issued by the American Institute of Certified Public Accountants (or any similar replacement standard). In addition, so long as any notes are outstanding, Issuer will furnish to the Holders:

(1)

(x) all annual and quarterly financial statements that would be required to be contained in a filing with the SEC on Forms 10-K and 10-Q of the Issuer, if the Issuer were required to file such forms, plus a “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; and (y) with respect to the annual financial statements only, a report on the annual financial statements by the Issuer’s independent registered public accounting firm; and

(2)

all information that would be required to be contained in filings with the SEC on Form 8-K under Items 1.01 (including furnishing any material debt agreements that would be required to be described in such Form 8-K), 1.02, 1.03, 2.01, 2.05, 2.06, 4.01, 4.02, 5.01 and 5.02(b) and (c) (other than with respect to information otherwise required or contemplated by Item 402 of Regulation S-K) as in effect on the Issue Date if the Issuer were required to file such reports; provided, however, that no such current report will be required to include as an exhibit, or to include a summary of the terms of, any employment or compensatory arrangement agreement, plan or understanding between the Issuer (or any of its Subsidiaries) and any director, manager or executive officer, of the Issuer (or any of its Subsidiaries).

All such annual reports shall be furnished within 90 days after the end of the fiscal year to which they relate, and all such quarterly reports shall be furnished within 45 days after the end of the fiscal quarter to which they relate. All such current reports shall be furnished within the time periods specified in the SEC’s rules and regulations for reporting companies under the Exchange Act.

The Issuer will make available such information and such reports (as well as the details regarding the conference call described below) to the Trustee under the Indenture, to any Holder and, upon request, to any beneficial owner of the notes, in each case by posting such information on its website on Intralinks or any comparable password-protected online data system which will require a confidentiality acknowledgment, and will make such information readily available to any prospective investor in the notes, any securities analyst (to the extent providing analysis of investment in the notes) or any market maker in the notes who (i) agrees to treat such information as confidential or (ii) accesses such information on Intralinks or any comparable password-protected online data system which will require a confidentiality acknowledgment; provided that the Issuer shall post such information thereon and make readily available any password or other login information to any such prospective investor, securities analyst or market maker. The Issuer will hold a quarterly conference call for all Holders and securities analysts (to the extent providing analysis of investment in the notes) to discuss such financial information (including a customary Q&A session) no later than five (5) Business Days after distribution of such financial information; provided that the conference call for the fiscal quarter ending prior to the Issue Date shall be held no later than ten business days after distribution of the financial information for such quarter.

The Issuer shall provide S&P and Moody’s (and their respective successors) with information on a periodic basis as S&P or Moody’s, as the case may be, shall reasonably require in order to maintain public ratings of the notes. To the extent not satisfied by the foregoing, the Issuer will also furnish to Holders, securities analysts (to the extent providing analysis of investment in the notes) and prospective investors in the notes upon request the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, so long as the notes are not freely transferable under the Securities Act.

If the Issuer has designated any of its Subsidiaries as an Unrestricted Subsidiary and if any such Unrestricted Subsidiary or group of Unrestricted Subsidiaries, if taken together as one Subsidiary, would constitute a Significant Subsidiary of the Issuer, then the annual and quarterly information required by clause (1) of the first paragraph of this covenant shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of such Unrestricted Subsidiaries.

Notwithstanding the foregoing, the financial statements, information and other documents required to be provided as described above, may be those of (i) the Issuer or (ii) any direct or indirect parent of the Issuer rather than those of the Issuer (including Holdings); provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Issuer and the Restricted Subsidiaries on a stand-alone basis, on the other hand.

The Issuer will be deemed to have furnished the reports referred to clauses (1) and (2) of the first paragraph of this covenant if the Issuer or any direct or indirect parent of the Issuer has filed reports containing such information with the SEC.

Delivery of reports, information and documents to the Trustee is for informational purposes only and its receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants under the Indenture or the notes (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, our compliance with the covenants or with respect to any reports or other documents filed with the SEC under the Indenture.

Events of Default and Remedies

The following events constitute Events of Default under the Indenture with respect to the notes:

(1)	default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the notes issued under the Indenture;

(2)	default for 30 days or more in the payment when due of interest on or with respect to the notes issued under the Indenture;

(3)

failure by the Issuer or any Restricted Subsidiary for 60 days after the receipt of written notice given by the Trustee or the Holders of not less than 30% in principal amount of the notes then outstanding (with a copy to the Trustee) to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) above) contained in the Indenture or the notes;

(4)

default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any Restricted Subsidiary or the payment of which is guaranteed by the Issuer or any Restricted Subsidiary, other than Indebtedness owed to the Issuer or any Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the notes, if both:

(A)

such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity, and

(B)

the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $50.0 million or more at any one time outstanding;

(5)

failure by the Issuer or any Significant Subsidiary to pay final judgments aggregating in excess of $50.0 million (net of amounts covered by insurance policies issued by reputable insurance companies), which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6)	certain events of bankruptcy or insolvency with respect to the Issuer or any Significant Subsidiary; or

(7)

the Guarantee of any Guarantor that is a Significant Subsidiary shall for any reason cease to be in full force (except as contemplated by the terms thereof or by the Indenture) and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the related Indenture or the release of any such Guarantee in accordance with the Indenture.

If any Event of Default (other than of a type specified in clause (6) above with respect to the Issuer) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 30% in principal amount of the then outstanding notes issued under the Indenture may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding notes issued under the Indenture to be due and payable immediately.

Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section with respect to the Issuer, all outstanding notes will become due and payable without further action or notice. The Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default or Event of Default, except a Default or Event of Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in the interest of the Holders. In addition, the Trustee shall have no obligation to accelerate the notes if in the reasonable judgment of the Trustee acceleration is not in the best interest of the Holders of the notes.

The Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding notes issued thereunder by notice to the Trustee may on behalf of the Holders of all of the notes waive any existing Default or Event of Default and its consequences under the Indenture (except a continuing Default or Event of Default in the payment of interest on, premium, if any, or the principal of any such note held by a non-consenting Holder) and rescind any acceleration and its consequences with respect to the notes, provided such rescission would not conflict with any judgment of a court of competent jurisdiction. In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose,

(x)	the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, or

(y)	the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default, or

(z)	if the default that is the basis for such Event of Default has been cured.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the notes unless such Holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the notes unless:

(1)	such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)	Holders of at least 30% in principal amount of the outstanding notes have requested the Trustee to pursue the remedy;

(3)	such Holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4)	the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity satisfactory to it against any loss, liability or expense; and

(5)	Holders of a majority in principal amount of the outstanding notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the notes. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.

The Indenture provides that the Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, within ten Business Days, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Managers, Officers, Employees and Stockholders

No director, manager, officer, employee, incorporator, member or stockholder of the Issuer or any Guarantor or any of their parent companies shall have any liability for any obligations of the Issuer or the Guarantors under the notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The obligations of the Issuer and the Guarantors under the Indenture and the notes will terminate (other than certain obligations) and will be released upon payment in full of all of the notes issued under the Indenture. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the notes issued under the Indenture and have the Issuer’s and each Guarantor’s obligation discharged with respect to its Guarantee of the notes (“Legal Defeasance”) and cure all then existing Events of Default except for

(1)

the rights of Holders of notes issued under the Indenture to receive payments in respect of the principal of, premium, if any, and interest on the notes when such payments are due solely out of the trust created pursuant to the Indenture;

(2)

the Issuer’s obligations with respect to notes issued under the Indenture concerning issuing temporary notes, registration of such notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(4)	the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to substantially all of the restrictive covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under “Events of Default and Remedies” will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the notes issued under the Indenture:

(1)

the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the notes, cash (in U.S. dollars), Government Securities, or a combination thereof, in such amounts as will be sufficient, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee, to pay the principal of, premium, if any, and interest due on the notes issued under the Indenture on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on the notes and the Issuer must specify whether the notes are being defeased to maturity or to a particular redemption date;

(2)

in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(A)	the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling or

(B)	since the issuance of the notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel in the United States shall confirm that, subject to customary assumptions and exclusions, the Holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)

in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)

no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness, and, in each case, the granting of Liens in connection therewith) with respect to the notes shall have occurred and be continuing on the date of such deposit;

(5)

such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Facilities or any other material agreement or instrument (other than the Indenture) to which, the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(6)

the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

(7)

the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(8)

the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to the notes issued thereunder, when either:

(a)

all notes theretofore authenticated and delivered, except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(b)	(1)

all notes not theretofore delivered to such Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with such Trustee as trust funds in trust solely for the benefit of the Holders of the notes, cash in U.S. dollars, U.S. dollar-denominated Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2)

no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to the Indenture or the notes issued thereunder shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under the Senior Credit Facilities or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(3)	the Issuer has paid or caused to be paid all sums payable by it under the Indenture; and

(4)

the Issuer has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Transfer and Exchange

A Holder may transfer or exchange notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer is not required to transfer or exchange any note selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer, an Asset Sale Offer or other tender offer. Also, the Issuer is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

The registered Holder of a note will be treated as the owner of the note for all purposes.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, the notes issued thereunder and any related Guarantee may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the notes then outstanding and issued under the Indenture, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the notes, and any existing Default or Event of Default or compliance with any provision of the Indenture or the notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes issued under the Indenture, other than notes beneficially owned by the Issuer or its Affiliates (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the notes).

The Indenture provides that, without the consent of each Holder of notes affected thereby, an amendment or waiver may not, with respect to any notes issued under the Indenture and held by a non-consenting Holder:

(1)	reduce the principal amount of the notes whose Holders must consent to an amendment, supplement or waiver;

(2)

reduce the principal of or change the fixed maturity of any such note or reduce the premium payable upon the redemption of any note or change the time at which any note may be redeemed as described under “—Optional Redemption”;

(3)	reduce the rate of or change the time for payment of interest on any such note;

(4)

waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the notes issued under the Indenture, except a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture or any guarantee which cannot be amended or modified without the consent of all Holders of the notes;

(5)	make any such note payable in money other than that stated in the notes;

(6)

make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of the notes to receive payments of principal of or premium, if any, or interest on the notes;

(7)	make any change in these amendment and waiver provisions;

(8)

impair the right of any Holder to receive payment of principal of, or interest on such Holder’s notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s notes; or

(9)	make any change to or modify the ranking of any such note or related Guarantee that would adversely affect the Holders of the notes.

Notwithstanding the foregoing, without the consent of any Holder, the Issuer, any Guarantor (with respect to any amendment relating to its Guarantee) and the Trustee may amend or supplement the Indenture, the notes and any related Guarantee:

(1)	to cure any ambiguity, omission, mistake, defect or inconsistency as confirmed in an Officer’s Certificate to the Trustee;

(2)	to provide for uncertificated notes in addition to or in place of certificated notes;

(3)	to comply with the covenant relating to mergers, consolidations and sales of assets;

(4)	to provide for the assumption of the Issuer’s or any Guarantor’s obligations to Holders;

(5)	to make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect the legal rights under the Indenture of any such Holder;

(6)	to secure the notes or add covenants for the benefit of the Holders of notes or to surrender any right or power conferred upon the Issuer or any Guarantor;

(7)	to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee pursuant to the requirements thereof;

(8)	to provide for the issuance of Additional Notes in accordance with the Indenture;

(9)	to add a Guarantor or a parent guarantor under the Indenture provided that only the Trustee and the Guarantor or parent guarantor being added need to sign any such supplement or amendment;

(10)	to conform the text of the Indenture, Guarantees or the notes to any provision of this “Description of the Notes”; or

(11)

to amend the provisions of the Indenture relating to the transfer and legending of notes as permitted by the Indenture, including, without limitation, to facilitate the issuance and administration of the notes; provided that (i) compliance with the Indenture as so amended would not result in notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer notes.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Neither the Issuer nor any of its Restricted Subsidiaries may, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the notes unless such consideration is offered to be paid and is paid to all Holders that are “qualified institutional buyers” within the meaning of Rule 144A of the Securities Act, who, upon request, confirm that they are “qualified institutional buyers” and consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or amendment.

Notices

Notices given by publication will be deemed given on the first date on which publication is made; notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing; notices sent by overnight delivery service will be deemed given when delivered; and notices given electronically will be deemed given when sent. Any notices required to be given to the Holders of notes represented by global notes will be given to The Depository Trust Company.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Indenture provides that the Holders of a majority in principal amount of the outstanding notes issued thereunder will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured or waived), the Trustee will be required, in the exercise of its rights and powers vested in it by the Indenture, to use the degree of care of a prudent person would use in the conduct of his own affairs under the circumstances. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Paying Agent and Registrar for the Notes

The Issuer will maintain one or more paying agents (each, a “Paying Agent”) for the notes in New York. The initial Paying Agent will be the Trustee.

The Issuer will also maintain one or more registrars (each, a “Registrar”) with offices in New York. The Issuer will also maintain a transfer agent in New York. The initial Registrar will be the Trustee. The initial transfer agent will be the Trustee. The Registrar and the transfer agent will maintain a register reflecting ownership of any notes in certificated, non-global form outstanding from time to time and will make payments on and facilitate transfer of such notes in certificated, non-global form on the behalf of the Issuer.

The Issuer may change the Paying Agents, the Registrars or the transfer agents without prior notice to the Holders.

Governing Law; Jury Trial Waiver

The Indenture, the notes and any Guarantee are governed by and construed in accordance with the laws of the State of New York.

The Indenture provides that the Issuer, the Guarantors and the Trustee, and each holder of a note by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Indenture, the notes or any transaction contemplated thereby.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person on a consolidated basis in accordance with GAAP, but excluding from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“Acquired Indebtedness” means, with respect to any specified Person,

(1)

Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control’’ (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any note on any Redemption Date, the greater of:

(1)	1.0% of the principal amount of such note; and

(2)

the excess, if any, of (a) the present value at such redemption date of (i) the redemption price (such redemption price being set forth in the table appearing above under the caption “Optional Redemption”) of such note at September 1, 2019, plus (ii) all required interest payments due on such note (excluding accrued but unpaid interest to the Redemption Date) through September 1, 2019, computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such note.

Calculation of the Applicable Premium will be made by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate; provided that such calculation or the correctness thereof shall not be a duty or obligation of the Trustee.

“Applicable Calculation Date” means the applicable date of calculation for (i) the Consolidated Secured Debt Ratio, (ii) the Consolidated Total Debt Ratio, (iii) the Fixed Charge Coverage Ratio or (iv) EBITDA.

“Applicable Measurement Period’’ means the most recently ended four fiscal quarters immediately preceding the Applicable Calculation Date for which internal financial statements are available.

“Asset Sale” means:

(1)

the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Issuer or any Restricted Subsidiary (each referred to in this definition as a “disposition”) or

(2)

the issuance or sale of Equity Interests of any Restricted Subsidiary (other than preferred stock of Restricted Subsidiaries issued in compliance with the covenant described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock”), whether in a single transaction or a series of related transactions, in each case, other than:

(a)

any disposition of Cash Equivalents or Investment Grade Securities or obsolete, damaged, unnecessary, unsuitable or worn out equipment or other assets in the ordinary course of business or any disposition of inventory, immaterial assets or goods (or other assets) held for sale or no longer used in the ordinary course of business;

(b)

the disposition of all or substantially all of the assets of the Issuer or any Subsidiary Guarantor in a manner permitted pursuant to the provisions described above under “Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control pursuant to the Indenture;

(c)	the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under “Certain Covenants—Limitation on Restricted Payments”;

(d)

any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate Fair Market Value of less than $10.0 million;

(e)	any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to another Restricted Subsidiary;

(f)

to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g)	the lease, assignment, sub-lease, license or sub-license of any real or personal property in the ordinary course of business;

(h)	any issuance, sale or pledge of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i)	foreclosures, condemnation, eminent domain or any similar action on assets;

(j)	sales or discounts of accounts receivable, or participations therein, in connection with any Receivables Facility;

(k)

any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations permitted by the Indenture;

(l)	any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business;

(m)

the sale, lease, assignment, license, sublease or discount of inventory, equipment, accounts receivable, notes receivable or other current assets in the ordinary course of business or the conversion of accounts receivable to notes receivable or other dispositions of accounts receivable in connection with the collection or compromise thereof;

(n)	the licensing or sub-licensing of intellectual property or other general intangibles in the ordinary course of business, other than the licensing of intellectual property on a long-term basis;

(o)	the unwinding of any Hedging Obligations;

(p)

sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(q)

the lapse or abandonment of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of the Issuer are not material to the conduct of the business of the Issuer and its Restricted Subsidiaries taken as a whole; and

(r)	the issuance of directors’ qualifying shares and shares issued to foreign nationals or other third parties as required by applicable law.

“Asset Sale Offer” has the meaning set forth in the fourth paragraph under “Repurchase at the Option of Holders—Asset Sales.”

“board of directors” means, for any Person, the board of directors or other governing body of such Person or, if such Person does not have such a board of directors or other governing body and is owned or managed by a single entity, the board of directors or other governing body of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such board of directors or other governing body. Unless otherwise provided, “board of directors” means the board of managers of the Issuer.

“Board Resolution” means with respect to the Issuer, a duly adopted resolution of the board of directors of the Issuer or any committee thereof.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock,

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock,

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Cash Equivalents” means:

(1)	United States dollars,

(2)	Canadian dollars,

(3)	(a)	euro, pounds sterling or any national currency of any participating member state in the European Union or,

(b)	local currencies held from time to time in the ordinary course of business,

(4)

securities issued or directly and fully and unconditionally guaranteed or insured by the United States government or any country that is a member state of the European Union or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition,

(5)

certificates of deposit, time deposits and dollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $250.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of foreign banks,

(6)	repurchase obligations for underlying securities of the types described in clauses (4) and (5) entered into with any financial institution meeting the qualifications specified in clause (5) above,

(7)	commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof,

(8)

marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof,

(9)	investment funds investing 95% of their assets in securities of the types described in clauses (1) through (8) above and (10) through (12) below,

(10)

direct obligations issued by any state, commonwealth or territory of the United States of America or any political subdivision or taxing authority thereof having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition,

(11)	Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition,

(12)

Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s, and

(13)

in the case of Investments by any Restricted Subsidiary that is a Foreign Subsidiary, Investments of comparable tenor and credit quality to those described in the foregoing clauses (1) through (12) customarily utilized in countries in which such Foreign Subsidiary operates for short-term cash management purposes.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) through (3) above; provided that such amounts are converted into any currency listed in clauses (1) through (3) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Cash Management Services” means any of the following to the extent not constituting a line of credit (other than an overnight overdraft facility that is not in default): ACH transactions, treasury and/or cash management services, including, without limitation, controlled disbursement services, overdraft facilities, foreign exchange facilities, deposit and other accounts and merchant services.

“Change of Control’’ means the occurrence of any of the following after the Issue Date:

(1)

the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder in connection with which any Person other than one or more Permitted Holders, is or becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the transferee Person in such sale, lease or transfer of assets, as the case may be, provided that (x) so long as such transferee Person is a Subsidiary of a Permitted Parent, no Person shall be deemed to be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of such transferee Person unless such Person shall be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of such Permitted Parent and (y) any Voting Stock of which any Permitted Holder is the beneficial owner shall not in any case be included in the calculation of any Voting Stock of which any such Person first referred to above in this clause (1) is the beneficial owner; or

(2)

at any time, the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership of 50% or more of the total voting power of the Voting Stock of the Issuer or any direct or indirect parent company of the Issuer; provided that (x) so long as the Issuer is a Subsidiary of a parent company, no Person shall be deemed to be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of the Issuer unless such Person shall be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of such parent company and (y) any Voting Stock of which any Permitted Holder is the beneficial owner shall not in any case be included in calculating the Voting Stock of which any such Person first referred to above in this clause (2) is the beneficial owner.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees or costs, debt issuance costs, commissions, fees and expenses, capitalized expenditures, customer acquisition costs and incentive payments, conversion costs and contract acquisition costs of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(a)

consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount or premium resulting from the issuance of Indebtedness at less than or greater than par, as applicable, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Indebtedness or derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (r) any one-time cash costs associated with breakage in respect of hedging agreements for interest rates, (s) penalties and interest relating to taxes, (t) accretion or accrual of discounted liabilities not constituting Indebtedness, (u) interest expense attributable to a parent entity resulting from push-down accounting, (v) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting, (w) any “additional interest” owing pursuant to a registration rights agreement, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, and original issue discount with respect to Indebtedness issued in connection with the Transactions or any intercompany Indebtedness, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility); plus

(b)	consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, less

(c)	interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided that, without duplication,

(1)

any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to the Transactions), severance, relocation costs, curtailments or modifications to pension and post-retirement employee benefits plans, start-up, transition, integration and other restructuring and business optimization costs, charges, reserves or expenses (including related to acquisitions after the Issue Date and to the start-up, closure and/or consolidation of facilities), new product introductions, and one-time compensation charges shall be excluded,

(2)

the Net Income for such period shall not include the cumulative effect of a change in accounting principles and changes as a result of adoption or modification of accounting policies during such period,

(3)	any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded,

(4)

any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments other than in the ordinary course of business, as determined in good faith by the Issuer, shall be excluded,

(5)

the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Issuer shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash or Cash Equivalents) to the referent Person or a Restricted Subsidiary thereof in respect of such period,

(6)

solely for the purpose of determining the amount available for Restricted Payments under clause (c)(1) of the first paragraph of “Certain Covenants—Limitation on Restricted Payments,” the Net Income for such period of any Restricted Subsidiary (other than any Subsidiary Guarantor) shall be excluded to the extent the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Issuer will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to the Issuer or a Restricted Subsidiary in respect of such period, to the extent not already included therein,

(7)

effects of adjustments (including the effects of such adjustments pushed down to the Issuer and its Restricted Subsidiaries) in any line item in such Person’s consolidated financial statements in accordance with GAAP resulting from the application of purchase accounting, including in relation to the Transactions, or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(8)

(i) any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments (including deferred financing costs written off and premiums paid), (ii) any non-cash income (or loss) related to currency gains or losses related to Indebtedness, intercompany balances and other balance sheet items and to Hedging Obligations pursuant to Financial Accounting Standards Codification No. 815—Derivatives and Hedging (formerly Financing Accounting Standards Board Statement No. 133) and its related pronouncements and interpretations (or any successor provision) and (iii) any non-cash expense, income or loss attributable to the movement in mark-to-market valuation of foreign currencies, Indebtedness or derivative instruments pursuant to GAAP, shall be excluded,

(9)	any impairment charge, asset write-off or write-down in each case pursuant to GAAP shall be excluded,

(10)

(i) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, phantom equity, stock options, restricted stock, units or other rights to officers, directors, managers or employees and (ii) non-cash income (loss) attributable to deferred compensation plans or trusts, shall be excluded,

(11)	any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, recapitalization, Asset Sale, issuance or repayment of

Indebtedness (including, without limitation, the notes), issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded,

(12)

accruals and reserves, contingent liabilities and any gains or losses on the settlement of any pre-existing contractual or non-contractual relationships that are established or adjusted within twelve months after the Issue Date that are so required to be established as a result of the Transactions in accordance with GAAP shall be excluded,

(13)

to the extent covered by insurance or indemnification and actually reimbursed, or, so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is (a) not denied by the applicable carrier or indemnifying party in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), losses and expenses with respect to liability or casualty events or business interruption shall be excluded, and

(14)

any deferred tax expense associated with tax deductions or net operating losses arising as a result of the Transactions, or the release of any valuation allowance related to such item, shall be excluded.

Notwithstanding the foregoing, for the purpose of the covenant described under “Certain Covenants—Limitation on Restricted Payments” only (other than clause (c)(4) thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and the Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and the Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer or any Restricted Subsidiary, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c)(4) thereof.

“Consolidated Secured Debt Ratio” means, as of any date of determination, the ratio of (1) Consolidated Total Secured Indebtedness minus cash and Cash Equivalents of the Issuer and the Subsidiary Guarantors, in each case, as of the end of the most recent fiscal period for which internal financial statements are available immediately preceding the Applicable Calculation Date to (2) EBITDA of the Issuer for the Applicable Measurement Period, with such pro forma adjustments to Consolidated Total Secured Indebtedness, Cash Equivalents and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio”.

“Consolidated Total Debt Ratio” means, as of any date of determination, the ratio of (1) Consolidated Total Indebtedness minus cash and Cash Equivalents of the Issuer and its Restricted Subsidiaries, in each case, as of the end of the most recent fiscal period for which internal financial statements are available immediately preceding the Applicable Calculation Date to (2) EBITDA of the Issuer for the Applicable Measurement Period, with such pro forma adjustments to Consolidated Total Indebtedness, Cash Equivalents and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio” (other than as set forth in the proviso to the first paragraph thereof).

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments (and excluding, for the avoidance of doubt, Hedging Obligations) and (2) the aggregate amount of all outstanding Disqualified Stock of the Issuer and all preferred stock of the Restricted Subsidiaries, with the amount of such Disqualified Stock and preferred stock equal to the greater of their respective voluntary or involuntary liquidation preferences and their Maximum Fixed Repurchase Prices, in each case in (1) and (2) above, determined on a consolidated basis in accordance with GAAP.

For purposes hereof, the “Maximum Fixed Repurchase Price” of any Disqualified Stock or preferred stock means the price at which such Disqualified Stock or preferred stock could be redeemed or repurchased by the issuer thereof in accordance with its terms or, if such Disqualified Stock or preferred stock cannot be so redeemed or repurchased, the Fair Market Value of such Disqualified Stock or preferred stock, in each case, determined on any date on which Consolidated Total Indebtedness shall be required to be determined

“Consolidated Total Secured Indebtedness” means, as at any date of determination, the amount of Consolidated Total Indebtedness that is Secured Indebtedness as of such date.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1)	to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2)	to advance or supply funds

(A)	for the purchase or payment of any such primary obligation or

(B)	to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3)

to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Credit Facilities’’ means, with respect to the Issuer or any Restricted Subsidiary, one or more debt facilities, including the Senior Credit Facilities, or other financing arrangements (including, without limitation, commercial paper facilities with banks or other institutional lenders or investors or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that Refinance any part of the loans, notes or other securities, other credit facilities or commitments thereunder, including any such Refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock”) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock” means preferred stock of the Issuer, any Restricted Subsidiary or any direct or indirect parent company of the Issuer (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer or such parent company thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (c) of the first paragraph of the “Certain Covenants—Limitation on Restricted Payments” covenant.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable, other than as a result of a change of control, asset sale or casualty or condemnation event, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, other than as a result of a change of control, asset sale or casualty or condemnation event, in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the notes or the date the notes are no longer outstanding; provided that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Domestic Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person other than a Foreign Subsidiary.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

(1)	increased (without duplication) by:

(a)

provision for taxes based on income or profits or capital gains, including, without limitation, U.S. federal, state, non-U.S., franchise, excise, value added and similar taxes and foreign withholding taxes of such Person paid or accrued during such period, including any penalties and interest relating to such taxes or arising from any tax examinations deducted (and not added back) in computing Consolidated Net Income, plus

(b)

Fixed Charges of such Person for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges), together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses 1(a)(s) through 1(a)(z) thereof, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income, plus

(c)	Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income, plus

(d)

any fees, expenses, charges or losses (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by the Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the notes and the Senior Credit Facilities and (ii) any amendments or other modification of the notes, the Senior Credit Facilities or other Indebtedness and, in each case, deducted (and not added back) in computing Consolidated Net Income, plus

(e)

any other non-cash charges, including any write offs, write downs, expenses, losses or items to the extent the same were deducted (and not added back) in computing Consolidated Net Income (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be deducted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period), plus

(f)

the amount of any minority interest expense consisting of net income attributable to non-controlling interests of third parties in any non-Wholly-Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income, plus

(g)

the amount of management, monitoring, consulting and advisory fees (including termination fees) and related indemnities and expenses paid or accrued in such period to the Investors or any of their respective Affiliates, plus

(h)	costs of surety bonds incurred in such period in connection with financing activities, plus

(i)

the amount of net cost savings, operating expense reductions, operating improvements and initiatives and synergies projected by the Issuer in good faith to be realized as a result of specified actions taken or to be taken (which cost savings or synergies shall be calculated on a pro forma basis as though such cost savings, operating expense reductions or synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings, operating expense reductions or synergies are reasonably identifiable and factually supportable and (B) such actions have been taken or are to be taken within 24 months after the date of determination to take such action, plus

(j)	the amount of loss or discount on sales of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility, plus

(k)

any costs or expense incurred by the Issuer or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of an issuance of Equity Interest of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (c) of the first paragraph under “Certain Covenants—Limitation on Restricted Payments” and have not been relied on for purposes of any incurrence of Indebtedness pursuant to clause (12)(a) of “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock,” plus

(l)

the amount of expenses relating to payments made to option holders of any direct or indirect parent company of the Issuer or any of its direct or indirect parent companies in connection with, or as a result of, any distribution being made to shareholders of such Person or its direct or indirect parent companies, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted under the Indenture, plus

(m)

with respect to any joint venture that is not a Restricted Subsidiary, an amount equal to the proportion of those items described in clauses (a) and (c) above relating to such joint venture corresponding to the Issuer’s and the Restricted Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Restricted Subsidiary), plus

(n)	[reserved], plus

(o)

cash receipts (or any netting arrangements resulting in reduced cash expenses) not included in EBITDA in any period to the extent non-cash gains relating to such receipts were deducted in the calculation of EBITDA pursuant to paragraph (2) below for any previous period and not added back; plus

(p)

any non-cash loss, charge or expense relating to the incurrence of obligations in respect of any “earn out” or other similar contingent obligations, but only for so long as such loss, charge or expense remains a non-cash contingent obligation; and

(2)

decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period; provided that, to the extent non-cash gains are deducted pursuant to this clause (2) for any previous period and not otherwise added back to EBITDA, EBITDA shall be increased by the amount of any cash receipts (or any netting arrangements resulting in reduced cash expenses) in respect of such non-cash gains received in subsequent periods to the extent not already included therein; and

(3)	increased or decreased by (without duplication):

(a)	any net gain or loss resulting in such period from currency gains or losses related to Indebtedness, intercompany balances and other balance sheet items, plus or minus, as the case may be, and

(b)

any net gain or loss resulting in such period from Hedging Obligations, and the application of Financial Accounting Standards Codification No. 815—Derivatives and Hedging (formerly Financing Accounting Standards Board Statement No. 133), and its related pronouncements and interpretations (or any successor provision).

“Equity Interest” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or preferred stock of the Issuer or any direct or indirect parent company of the Issuer (excluding Disqualified Stock), other than

(1)	public offerings with respect to the Issuer’s or any of its direct or indirect parent company’s common stock registered on Form S-8;

(2)	issuances to any Subsidiary of the Issuer; and

(3)	any such public or private sale that constitutes an Excluded Contribution.

“euro” means the single currency of participating member states of the EMU.

“Event of Default” has the meaning set forth under “Events of Default and Remedies.”

“Excess Proceeds” has the meaning set forth in the fourth paragraph under “Repurchase at the Option of Holders—Asset Sales.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contribution” means net cash proceeds, the Fair Market Value of marketable securities or the Fair Market Value of Qualified Proceeds received by the Issuer from

(a)	contributions to its common equity capital, and

(b)

the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate of the Issuer on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (c) of the first paragraph under “Certain Covenants—Limitation on Restricted Payments.”

“Existing Indebtedness” means Indebtedness of the Issuer or any Restricted Subsidiary in existence on the Issue Date, plus interest accruing (or the accretion of discount) thereon.

“Fair Market Value” means, with respect to any Investment, asset or property, the fair market value of such Investment, asset or property, determined in good faith by senior management or the board of directors of the Issuer, whose determination will be conclusive for all purposes under the Indenture and the notes.

“Fixed Charge Coverage Ratio” means, with respect to any Person as of any Applicable Calculation Date, the ratio of (1) EBITDA of such Person for the Applicable Measurement Period to (2) the Fixed Charges of such Person for such Applicable Measurement Period. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness or issues or redeems Disqualified Stock or preferred stock subsequent to the commencement of the Applicable Measurement Period but on or prior to the Applicable Calculation Date, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or preferred stock (in each case, including a pro forma application of the net proceeds therefrom), as if the same had occurred at the beginning of the Applicable Measurement Period; provided, however, that the pro forma calculation shall not give effect to any Indebtedness incurred on such determination date pursuant to the provisions described in the second paragraph under “—Certain Covenants—Limitation on Indebtedness and Issuance of Disqualified Stock” (other than Indebtedness incurred pursuant to clause (14) thereof); provided further that, for purposes of the calculation of the Fixed Charge Coverage Ratio, in connection with the Incurrence of any Indebtedness pursuant to the first paragraph under “—Certain Covenants—Limitation on Indebtedness and Issuance of Disqualified Stock,” the Issuer may elect, pursuant to an Officer’s Certificate delivered to the Trustee, to treat all or any portion of the commitment under any Indebtedness which is to be incurred, as being incurred as of the Applicable Calculation Date and any subsequent Incurrence of Indebtedness under such commitment that was so treated shall not be deemed, for purposes of this calculation, to be an Incurrence of additional Indebtedness.

For purposes of calculating the Fixed Charge Coverage Ratio, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Issuer or any Restricted Subsidiary during the Applicable Measurement Period or subsequent to such Applicable Measurement Period and on or prior to or simultaneously with the Applicable Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the Applicable Measurement Period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such Applicable Measurement Period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the Applicable Measurement Period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer (and may include, for the avoidance of doubt and without duplication, cost savings and operating expense reductions resulting from such Investment, acquisition, merger or consolidation which is being given pro forma effect that have been or are expected to be realized). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Applicable Calculation Date had been the applicable rate for the entire period (taking into account for such entire period, any Hedging Obligation applicable to such Indebtedness with a remaining term of 12 months or longer, and in the case of any Hedging Obligation applicable to such Indebtedness with a remaining term of less than 12 months, taking into account such Hedging Obligation to the extent of its remaining term). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under revolving credit facilities computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period; or, if lower, the maximum commitments under such revolving credit facilities as of the Applicable Calculation Date. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of

(a)	Consolidated Interest Expense of such Person for such period,

(b)

all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock (including any Designated Preferred Stock) or any Refunding Capital Stock of such Person made during such period, and

(c)	all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Stock made during such period.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary.

“GAAP” means generally accepted accounting principles in the United States which are in effect on the Issue Date. At any time after the Issue Date, the Issuer may elect to apply International Financial Reporting Standards (“IFRS”) accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP and GAAP concepts shall thereafter be construed to refer to IFRS and corresponding IFRS concepts (except as otherwise provided in the indenture); provided that any such election, once made, shall be irrevocable; provided, further, any calculation or determination in the indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Issuer’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Issuer shall give written notice of any such election made in accordance with this definition to the Trustee and the Holders. For the avoidance of doubt, solely making an election (without any other action) referred to in this definition will not be treated as an incurrence of Indebtedness.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States, a member state of the European Union or any agency or instrumentality thereof, and the payment for which such government pledges its full faith and credit, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal or interest on any such Government Securities held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depositary receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under the Indenture.

“Guarantor” means Holdings and each Restricted Subsidiary that guarantees the notes under the Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, commodity price or currency risks either generally or under specific contingencies.

“Holder” means a holder of the notes.

“Holdings” means Engility Holdings, Inc. (or any permitted successor or assignee thereto).

“Indebtedness” means, with respect to any Person,

(1)	any indebtedness (including principal and premium) of such Person, whether or not contingent,

(a)	in respect of borrowed money,

(b)	evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without double counting, reimbursement agreements in respect thereof),

(c)

representing the balance, deferred and unpaid, of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligation until such obligation, after 60 days of becoming due and payable, that has not been paid and is reflected as a liability on the balance sheet of such Person in accordance with GAAP, or

(d)	representing any Hedging Obligations,

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided that Indebtedness of any direct or indirect parent company appearing upon the balance sheet of the Issuer solely by reason of push down accounting under GAAP shall be excluded,

(2)

to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of another Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business, and

(3)

to the extent not otherwise included, the obligations of the type referred to in clause (1) of another Person secured by a Lien on any assets owned by such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value of such assets at such date of determination, and (b) the amount of such Indebtedness of such other Person;

provided that notwithstanding the foregoing, Indebtedness shall be deemed not to include (A) Contingent Obligations incurred in the ordinary course of business or (B) obligations under or in respect of Receivables Facilities.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

“Initial Purchasers” means the initial purchasers of the Notes on the Issue Date.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means

(1)	securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents),

(2)	debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries,

(3)	investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution, and

(4)	corresponding instruments in countries other than the United States customarily utilized for high-quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “Certain Covenants—Limitation on Restricted Payments,”

(1)

“Investments” shall include the portion (proportionate to the Issuer’s Equity Interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to

(x)	the Issuer’s “Investment” in such Subsidiary at the time of such redesignation less

(y)	the portion (proportionate to the Issuer’s Equity Interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2)	any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the Issuer or a Restricted Subsidiary in respect of such Investment.

“Investors” means Kohlberg Kravis Roberts & Co. L.P., General Atlantic Service Company, LLC and their respective Affiliates (but excluding any operating portfolio companies of the foregoing).

“Issue Date” means August 12, 2016.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Limited Condition Acquisition” means any acquisition, including by way of merger, amalgamation or consolidation, by the Issuer or one or more of its Restricted Subsidiaries whose consummation is not conditioned upon the availability of, or on obtaining, third party financing; provided that the Consolidated Net Income (and any other financial term derived therefrom), other than for purposes of calculating any ratios in connection with the Limited Condition Acquisition, shall not include any Consolidated Net Income of or attributable to the target company or assets associated with any such Limited Condition Acquisition unless and until the closing of such Limited Condition Acquisition shall have actually occurred.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Net Proceeds” means the aggregate cash proceeds and the Fair Market Value of any Cash Equivalents received by the Issuer or a Restricted Subsidiary in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (including in connection with any repatriation of funds and after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness or Indebtedness of any Restricted Subsidiary required (other than pursuant to the second paragraph of “Repurchase at the Option of Holders—Asset Sales”) to be paid as a result of such transaction, any costs associated with unwinding any related Hedging Obligations in connection with such transaction and any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offering Document” means the confidential offering memorandum dated August 4, 2016, pursuant to which the initial notes were offered to potential purchasers.

“Officer” means the Chairman of the Board, any Manager or Director, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, the Controller or the Secretary of the Issuer or any other Person, as the case may be.

“Officer’s Certificate” means a certificate signed by an Officer of the Issuer or any other Person, as the case may be, who must be a Manager or Director, the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer (or of a Subsidiary of the Issuer acting in such capacity for the Issuer and its Subsidiaries, as determined by the Issuer) or such other Person, that meets the requirements set forth in the Indenture.

“Opinion of Counsel’’ means a written opinion reasonably acceptable to the Trustee from legal counsel (which may be subject to customary assumptions and exclusions). The counsel may be an employee of or counsel to the Issuer.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Issuer or a Restricted Subsidiary and another Person; provided that any cash or Cash Equivalents received must be applied in accordance with the “Asset Sales” covenant.

“Permitted Holders” means each of (i) the Investors and members of management of the Issuer (or its direct or indirect parent) who are holders of Equity Interests of the Issuer (or its direct or indirect parent company) on the Issue Date and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors, their respective Affiliates and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Issuer or any direct or indirect parent company of the Issuer and (ii) any Permitted Parent. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(a)	any Investment in the Issuer or any Restricted Subsidiary;

(b)	any Investment in cash, Cash Equivalents or Investment Grade Securities;

(c)	any Investment by the Issuer or any Restricted Subsidiary in a Person that is engaged in a Similar Business if as a result of such Investment

(1)	such Person becomes a Restricted Subsidiary or

(2)

such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(d)

any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the provisions of “Repurchase at the Option of Holders—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(e)	any Investment existing on the Issue Date;

(f)	any Investment acquired by the Issuer or any Restricted Subsidiary:

(1)

in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or

(2)	as a result of a foreclosure by the Issuer or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(g)	Hedging Obligations permitted under clause (j) of the second paragraph of the covenant described in “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock;”

(h)

any Investment in a Similar Business having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (h) that are at that time outstanding, not to exceed the greater of (x) $50.0 million and (y) 2.25% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (h) is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such investment shall thereafter be deemed to have been made pursuant to clause (a) above and shall cease to have been made pursuant to this clause (h) for so long as such Person continues to be a Restricted Subsidiary;

(i)

Investments the payment for which consists of Equity Interests of the Issuer or any direct or indirect parent company of the Issuer (exclusive of Disqualified Stock); provided that such Equity Interests will not increase the amount available for Restricted Payments under clause (c) of the first paragraph under the covenant described in “Certain Covenants—Limitation on Restricted Payments”;

(j)	guarantees of Indebtedness permitted under the covenant described in “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock”;

(k)

any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under “Certain Covenants—Transactions with Affiliates” (except transactions described in clauses (2), (5), (9) and (15) of such paragraph);

(l)

Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment, or other similar assets in the ordinary course of business, or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(m)

additional Investments having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (m) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of (x) $75.0 million and (y) 3.25% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (m) is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such investment shall thereafter be deemed to have been made pursuant to clause (a) above and shall cease to have been made pursuant to this clause (m) for so long as such Person continues to be a Restricted Subsidiary;

(n)

Investments relating to any Receivables Subsidiary that, in the good faith determination of the board of directors of the Issuer, are necessary or advisable to effect such Receivables Facility or any repurchases in connection therewith;

(o)

advances to, or guarantees of Indebtedness of, employees in the aggregate not to exceed at any one time outstanding the greater of (x) $10.0 million and (y) 0.50% of Total Assets at the time of such advance or guarantee;

(p)

loans and advances to officers, directors, managers and employees for business-related travel expenses, moving expenses, payroll expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of the Issuer or any direct or indirect parent company thereof;

(q)	advances, loans or extensions of trade credit in the ordinary course of business by Holdings Guarantor or any of the Restricted Subsidiaries;

(r)

intercompany current liabilities owed to Unrestricted Subsidiaries or joint ventures incurred in the ordinary course of business in connection with the cash management operations of the Issuer and its Subsidiaries; and

(s)	pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business.

“Permitted Liens” means, with respect to any Person:

(1)

pledges, deposits or security by such Person under workmen’s compensation laws, unemployment insurance, employers’ health tax, and other social security laws or similar legislation or other insurance related obligations (including, but not limited to, in respect of deductibles, self insured retention amounts and premiums and adjustments thereto) or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety, stay, customs or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, performance and return-of-money bonds and other similar obligations (including letters of credit issued in lieu of any such bonds or to support the issuance thereof and including those to secure health, safety and environmental obligations), in each case incurred in the ordinary course of business;

(2)

Liens imposed by law or regulation, such as carriers’, warehousemen’s, materialmen’s, repairmen’s, mechanics’, contractors’, architects’ and other similar Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3)

Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP, or for property taxes on property the Issuer or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

(4)

Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers’ acceptances issued, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5)

minor survey exceptions, minor encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6)

Liens securing Indebtedness permitted to be incurred pursuant to clause (1), (2), (4), (12) or (18) of the second paragraph under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock”; provided that, (x) in the case of clause (4), such Lien may not extend to any property or equipment (or assets affixed or appurtenant thereto) other than the property or equipment being financed or Refinanced under such clause (4) and (y) in the case of clause (18), such Lien may not extend to any assets other than the assets owned by the Restricted Subsidiaries incurring such Indebtedness;

(7)	Liens existing on the Issue Date (other than Liens incurred in connection with the Senior Credit Facilities);

(8)

Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary;

(9)

Liens on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any Restricted Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, merger or consolidation; provided, further, that the Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary;

(10)

Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock”;

(11)

Liens securing Hedging Obligations and Cash Management Services so long as the related Indebtedness is, and is permitted under the Indenture to be, secured by a Lien on the same property securing such Hedging Obligations;

(12)

Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or trade letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13)

leases, subleases, licenses or sublicenses (including of intellectual property) granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any Restricted Subsidiary and do not secure any Indebtedness;

(14)

Liens arising from Uniform Commercial Code (or equivalent statute) financing statement filings regarding operating leases or consignments entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

(15)	Liens in favor of the Issuer or any Subsidiary Guarantor;

(16)	Liens on equipment of the Issuer or any Restricted Subsidiary granted in the ordinary course of business to the Issuer’s or such Restricted Subsidiaries’ client at which such equipment is located;

(17)	Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

(18)

Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (6) (solely with respect to Liens securing Indebtedness permitted to be incurred pursuant to clauses (2), (4), (12) or (18) of the second paragraph under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock”), (7), (8), (9), (10), (18) and (20) of this definition of “Permitted Liens”; provided that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus accessions, additions and improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6) (solely with respect to Liens securing Indebtedness permitted to be incurred pursuant to clauses (2), (4), (12) or (18) of the second paragraph under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock”), (7), (8), (9), (10), (18) and (20) at the time the original Lien became a Permitted Lien under the Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, and accrued and unpaid interest related to such refinancing, refunding, extension, renewal or replacement;

(19)	deposits made or other security provided to secure liabilities to insurance carriers under insurance or self-insurance arrangements in the ordinary course of business;

(20)

Liens to secure Indebtedness incurred pursuant to the covenant described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock”; provided that (x) no Event of Default shall have occurred and be continuing at the time of the incurrence of such Indebtedness or after giving effect thereto and (y) the Consolidated Secured Debt Ratio, calculated on a pro forma basis after giving effect to the incurrence of such Lien, the related Indebtedness and the application of net proceeds therefrom, would be no greater than 4.00 to 1.00;

(21)	other Liens securing obligations which obligations at any one time outstanding do not exceed the greater of (x) $50.0 million and (y) 2.25% of Total Assets at the time of incurrence;

(22)	Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under the caption “Events of Default and Remedies” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(23)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(24)

Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code or any comparable or successor provision on items in the course of collection, (ii) attaching to pooling, commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (iii) in favor of banking or other financial institutions or electronic payment service providers arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking or finance industry;

(25)

Liens deemed to exist in connection with Investments in repurchase agreements permitted under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock”; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(26)

Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(27)

Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(28)	Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under the Indenture;

(29)

the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Issuer or any of its Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(30)	restrictive covenants affecting the use to which real property may be put; provided that the covenants are complied with;

(31)

security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(32)	zoning by-laws and other land use restrictions, including, without limitation, site plan agreements, development agreements and contract zoning agreements;

(33)

Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

(34)

any Lien granted pursuant to a security agreement between the Issuer or any Restricted Subsidiary and a licensee of their intellectual property to secure the damages, if any, of such licensee resulting from the rejection by the Issuer or such Restricted Subsidiary of such licensee in a bankruptcy, reorganization or similar proceeding with respect to the Issuer or such Restricted Subsidiary; provided that such Liens do not cover any assets other than the intellectual property subject to such license;

(35)	Liens on the Equity Interests of Unrestricted Subsidiaries;

(36)	any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(37)	Liens on property or assets used to defease or to irrevocably satisfy and discharge Indebtedness; provided that such defeasance or satisfaction and discharge is not prohibited by the Indenture;

(38)

(i) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Issuer or any Restricted Subsidiary of the Company has easement rights or on any leased property and subordination or similar agreements relating thereto and (ii) any condemnation or eminent domain proceedings affecting any real property; and

(39)

Liens on property or assets under construction (and related rights) in favor of a contractor or developer arising from progress or partial payments by a third party relating to such property or assets.

For purposes of determining compliance with this definition, (x) a Lien need not be incurred solely by reference to one category of Permitted Liens described in this definition but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category), (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Issuer shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition, and (z) in the event that a portion of Indebtedness secured by a Lien could be classified as secured in part pursuant to clause (20) above (giving effect to the incurrence of such portion of such Indebtedness), the Issuer, in its sole discretion, may classify such portion of such Indebtedness (and any Obligations in respect thereof) as having been secured pursuant to clause (20) above and thereafter the remainder of the Indebtedness as having been secured pursuant to one or more of the other clauses of this definition.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Permitted Parent” means any Person so long as such Person directly or indirectly holds 100.0% of the total voting power of the Voting Stock of the Issuer, and at the time such Person acquired such voting power, no Person and no group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) (other than any Permitted Holder), shall have beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly, of 50.0% or more of the total voting power of the Voting Stock of such Person.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“preferred stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business.

“Rating Agencies” mean Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.

“Receivables Facility’’ means any of one or more receivables financing facilities, as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer and the Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Issuer or any Restricted Subsidiary sells its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn funds such purchase by purporting to sell its accounts receivable to a Person that is not a Restricted Subsidiary or by borrowing from such a Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such a Person.

“Receivables Fee” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of facilitating or entering into one or more Receivables Facilities, and in each case engages only in activities reasonably related or incidental thereto.

“Refinance” means, in respect of any Indebtedness, Disqualified Stock or preferred stock, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness, Disqualified Stock or preferred stock in exchange or replacement for, such Indebtedness, Disqualified Stock or preferred stock, in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Registration Rights Agreement” means the registration rights agreement, dated as of August 12, 2016, among the Company, the Guarantors and the representative, on behalf of itself and the Initial Purchasers.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Issuer or the Restricted Subsidiaries in exchange for assets transferred by the Issuer or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s Ratings Services and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by the Issuer or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to such Person in contemplation of such leasing.

“SEC’’ means the Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Credit Facilities” means the Credit Facilities provided under the Credit Agreement dated as of the Issue Date among the Issuer, Holdings and the other borrowers and guarantors party thereto, the lenders party thereto from time to time in their capacities as lenders thereunder, and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, replacements, renewals, restatements, refundings or refinancings thereof and any one or more indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, refinance, renew or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Senior Indebtedness” means with respect to any Person:

(1)	Indebtedness of such Person, whether outstanding on the Issue Date or thereafter incurred; and

(2)

all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above in the case of both clauses (1) and (2), to the extent permitted to be incurred under the terms of the Indenture, unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other Obligations are subordinated in right of payment to the notes or the Guarantee of such Person, as the case may be; provided that Senior Indebtedness shall not include:

(1)	any obligation of such Person to the Issuer or any Subsidiary of the Issuer;

(2)	any liability for federal, state, local or other taxes owed or owing by such Person;

(3)	any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(4)	any Capital Stock;

(5)	any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(6)	that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indenture.

“Senior Secured Indebtedness” means Senior Indebtedness that is Secured Indebtedness.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02(w) of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means any business conducted or proposed to be conducted by the Issuer and the Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

“Stockholders Agreement” means the stockholders agreement between the Investors and the Issuer and/or a direct or indirect parent company of the Issuer.

“Subordinated Indebtedness” means

(a)	with respect to the Issuer, any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the notes, and

(b)	with respect to any Subsidiary Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to the Guarantee of such Guarantor under the Indenture.

“Subsidiary” means, with respect to any Person,

(1)

any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and

(2)	any partnership, joint venture, limited liability company or similar entity of which

(x)

more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as the case may be, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(y)	such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Total Assets” means the total assets of the Issuer and the Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Issuer or such other Person as may be expressly stated, as the case may be.

“Transactions” means the issuance of the notes and the borrowings under the Senior Credit Facilities, refinancing of the Issuer’s existing senior secured first lien term loan facility and existing senior secured second lien term loan facility, and payment of fees of expenses in connection with the foregoing.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to September 1, 2019; provided that if the period from the redemption date to September 1, 2019 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means Deutsche Bank Trust Company Americas until a successor replaces it and, thereafter, means the successor.

“Unrestricted Subsidiary’’ means

(1)	any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the board of directors of the Issuer, as provided below) and

(2)	any Subsidiary of an Unrestricted Subsidiary.

The board of directors of the Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than any Subsidiary of the Subsidiary to be so designated); provided that

(a)

any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by the Issuer,

(b)	such designation complies with the covenants described under “Certain Covenants—Limitation on Restricted Payments” and

(c)	each of

(1)	the Subsidiary to be so designated and

(2)	its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.

The board of directors of the Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation no Default shall have occurred and be continuing and either:

(1) the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the first paragraph under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock” or

(2) the Fixed Charge Coverage Ratio for the Issuer and the Restricted Subsidiaries would be equal to or greater than such ratio for the Issuer and the Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by the board of directors of the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or preferred stock, as the case may be, at any date, the quotient obtained by dividing

(1)

the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or preferred stock multiplied by the amount of such payment, by

(2)	the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material United States federal income tax consequences of the exchange of Initial Notes for Exchange Notes in the exchange offer. This summary is based on the United States Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations thereunder and administrative interpretations and judicial decisions, all as in effect on the date of this prospectus and all of which are subject to change, with possible retroactive effect. No opinion of counsel has been obtained, and the Company does not intend to seek a ruling from the United States Internal Revenue Service (the “IRS”), as to any of the tax consequences discussed below. There can be no assurance that the IRS will not challenge one or more of the tax consequences described below.

This summary does not purport to address all tax consequences that may be important to a particular holder in light of that holder’s particular circumstances, and does not apply to persons subject to special treatment under United States federal income tax law (including, without limitation, a bank, governmental authority or agency, financial institution, insurance company, pass-through entity, tax-exempt organization, broker or dealer in securities or small business investment company, an employee of or other service provider to the Company or any of its subsidiaries, a person holding Initial Notes that are a hedge against, or that are hedged against, currency risk or that are part of a straddle, constructive sale or conversion transaction, a person that owns more than 10% of the common stock of the Company (actually or constructively), a person that is in bankruptcy or a regulated investment company or real estate investment trust). This summary assumes that each holder of an Initial Note holds such security as a “capital asset” within the meaning of Section 1221 of the Code. Additionally, this summary does not discuss any tax consequences that may arise under any laws other than United States federal income tax law, including under federal estate and gift tax laws or state, local or non-United States tax law.

The United States federal income tax consequences to a partner in an entity or arrangement treated as a partnership for United States federal income tax purposes that holds an Initial Note generally will depend on the status of the partner and the activities of the partner and the partnership. A partnership, or a partner in a partnership, holding Initial Notes should consult its own tax advisor.

THIS SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS RELEVANT TO A PARTICULAR HOLDER. ACCORDINGLY, THE FOLLOWING SUMMARY OF MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A HOLDER. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR FOR THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES APPLICABLE TO THE TRANSACTIONS DESCRIBED IN THIS REGISTRATION STATEMENT.

Consequences of Tendering Initial Notes

The exchange of your Initial Notes for Exchange Notes in the exchange offer should not constitute an exchange for United States federal income tax purposes because the Exchange Notes should not be considered to differ materially in kind or extent from the Initial Notes exchanged therefor. Accordingly, the exchange offer should have no United States federal income tax consequences to you if you exchange your Initial Notes for Exchange Notes and the Exchange Notes you receive should be treated as a continuation of your investment in the Initial Notes. Consequently, there should be no change in your tax basis and your holding period should carry over to the Exchange Notes. In addition, the United States federal income tax consequences of holding and disposing of your Exchange Notes should be the same as those applicable to your Initial Notes.

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Initial Notes where such Initial Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until                    , 2017 (90 days after the date of this prospectus), all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the Exchange Notes and the guarantees thereof and certain matters of Massachusetts law will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York. Certain legal matters relating to Delaware law will be passed upon for us by Bass, Berry & Sims PLC.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Engility Holdings, Inc. for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of such firm as experts in auditing and accounting.

The consolidated financial statements of TASC Parent Corporation as of December 31, 2014 and for the two years ended December 31, 2014, incorporated herein by reference from Engility Holdings, Inc.’s Current Report on Form 8-K filed April 19, 2017, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing therein, which is incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

This prospectus incorporates by reference information from documents filed with the SEC, which means that we are disclosing important information to you by referring you to those documents. This prospectus incorporates by reference the documents and reports listed below that have been filed by Engility Holdings, Inc. with the SEC (other than documents or information deemed to have been furnished and not filed in accordance with the SEC’s rules, including Current Reports on Form 8-K furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01)):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (the “Annual Report”), filed with the SEC on March 9, 2017;

•	The portion of our Definitive Proxy Statement filed with the SEC on April 12, 2017 that is incorporated into Part III of the Annual Report; and

•	Current Reports on Form 8-K, filed on January 9, 2017, February 17, 2017, and April 19, 2017.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein) after the date of the initial registration statement and prior to effectiveness of the registration statement and from the date of this prospectus until all securities have been sold to which this prospectus relates or the offering is otherwise terminated. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC. We make available free of charge, through the investor relations section of our website (http://www.engilitycorp.com), annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K as well as amendments to those reports, as soon as reasonably practical after they are filed with the SEC. You may also request free copies of these filings by telephoning us at (703) 633-8300 or writing us at the following address: Engility Holdings, Inc., 4803 Stonecroft Blvd., Chantilly, Virginia 20151, Attention: Corporate Secretary.

You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was reproduced herein.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission, or the SEC, a registration statement on Form S-4 under the Securities Act with respect to the Exchange Notes being offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us or the Exchange Notes, we refer you to the registration statement. Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete and in each instance, if such contract or document is filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and we file reports and other information with the SEC. The registration statement, such reports and other information can be inspected and copied at the Public Reference Room of the SEC, located at 100 F Street, N.E., Washington D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s home page on the Internet (http://www.sec.gov).

While any Initial Notes remain outstanding, we will make available, upon request, to any beneficial owner and any prospective purchaser of notes the information required pursuant to Rule 144A(d)(4) under the Securities Act during any period in which we are not subject to Section 13 or 15(d) of the Exchange Act. Any such request should be directed to: Engility Holdings, Inc., 4803 Stonecroft Blvd., Chantilly, Virginia 20151, Attention: Corporate Secretary.

Engility Corporation

Offers to Exchange

8.875% Senior Notes due 2024

PROSPECTUS

                    , 2017

We have not authorized any dealer, salesperson or other person to give any information or represent anything to you other than the information contained in this prospectus. You may not rely on unauthorized information or representations.

This prospectus does not offer to sell or ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities.

The information in this prospectus is current only as of the date on its cover, and may change after that date. For any time after the cover date of this prospectus, we do not represent that our affairs are the same as described or that the information in this prospectus is correct, nor do we imply those things by delivering this prospectus or selling securities to you.

Until                     , 2017 (90 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in the exchange offer may be required to deliver a prospectus. This is in addition to the dealers’ obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Delaware

Engility Holdings, Inc., ATAC Services, LLC, Engility LLC, Support Services Organization, LLC, TASC Services Corporation and Texeltek, LLC are all incorporated or organized under the laws of the State of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Section 145 of the Delaware General Corporation Law, or the DGCL, provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The Limited Liability Company Agreements of each of ATAC Services, LLC, Engility LLC, Support Services Organization, LLC, and Texeltek, LLC provide, to the fullest extent authorized by the Delaware Limited Liability Company Act, for the indemnification of any member, manager, director, officer or employee of the companies, as applicable, from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer, director or employee of the companies, as applicable.

The Limited Liability Company Agreements of each of ATAC Services, LLC, Engility LLC, Support Services Organization, LLC, and Texeltek, LLC provide for the indemnification of any manager, officer or director of the companies from and against any and all claims and demands arising by reason of the fact that such person is or was a manager, officer or director of the company, or is or was serving at the request of the company, provided that no manager, officer or director is entitled to indemnification thereunder in respect of any loss, damage or claim incurred by reason of gross negligence or willful misconduct with respect to any acts or omissions giving rise thereto.

The Bylaws and/or Certificate of Incorporation of Holdings and TASC Services Corporation provide for the indemnification of all current and former directors and officers to the fullest extent permitted by the DGCL.

Massachusetts

Engility Corporation and Dynamics Research Corporation are each incorporated under the laws of the State of Massachusetts.

Section 2.02 of the Massachusetts Business Corporation Act, as amended (“Massachusetts BCA”) permits a corporation to include in its articles of organization a provision eliminating the liability of a director to the corporation for monetary damages for breach of fiduciary duty as a director unless the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized a distribution in violation of Massachusetts law or derived an improper personal benefit.

Section 8.51 of the Massachusetts BCA provides that a corporation may indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if (1)(i) the individual acted in good faith, (ii) the individual reasonably believed that his or her conduct was in the best interests of the corporation or that his or her conduct was at least not opposed to the best interests of the corporation and (iii) in the case of any criminal proceeding, the individual had no reasonable cause to believe his or her conduct was unlawful or (2) the individual engaged in conduct for which he or she shall not be liable under a provision of the articles of organization authorized by clause (4) of subsection (b) of section 2.02 of the Massachusetts BCA.

Section 8.52 of the Massachusetts BCA provides that to the extent that a director is wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she is or was a director of the corporation, the corporation must indemnify him or her against reasonable expenses.

Section 8.53 of the Massachusetts BCA provides for the advancement of defense expenses incurred by directors and officers in specified circumstances.

The restated articles of organization of Engility Corporation do not specify the extent to which the corporation may indemnify its officers and directors.

The restated articles of organization of Dynamics Research Corporation provide that to the extent legally permissible the corporation shall indemnify the officers and directors (including persons who serve at its request as directors, officers or trustees of another organization, or in any capacity with respect to any employee benefit plan) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees incurred by such person in connection with the defense or disposition of such action, suit or other proceeding, whether civil or criminal, in which such person may be involved or threatened, while in office or thereafter, by reason of such person’s having been a director or officer, except with respect to any matter as to which such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the corporation (any person serving another organization in one or more of the indicated capacities at the request of the corporation who shall have acted in good faith in the reasonable belief that his or her action was in the best interest of such other organization to be deemed as having acted in such manner with respect to the corporation); provided, however, that no indemnification shall be provided if the majority of the disinterested directors of the corporation then in office, after having received a written opinion of independent legal counsel, shall determine that such director or officer did not act in good faith in the reasonable belief that his or her action was in the best interest of the corporation.

The amended and restated bylaws of Engility Corporation provide that to the extent legally permissible the corporation shall indemnify the officers and directors (including persons who serve at its request as directors, officers or trustees of another organization, or in any capacity with respect to any employee benefit plan) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees incurred by such person in connection the defense or disposition of such action, suit or other proceeding, whether civil or criminal, in which such person may be involved or threatened, while in office or thereafter, by reason of such person’s having been a director or officer, except with respect to any matter as to which such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the corporation (any person serving another organization in one or more of the indicated capacities at the request of the corporation who shall have acted in good faith in the reasonable belief that his or her action was in the best interest of such other organization to be deemed as having acted in such manner with respect to the corporation); provided, however, that no indemnification shall be provided if the majority of the disinterested directors of the corporation then in office, after having received a written opinion of independent legal counsel, shall determine that such director or officer did not act in good faith in the reasonable belief that his or her action was in the best interest of the corporation.

The second amended and restated bylaws of Dynamics Research Corporation provide that to the extent legally permissible the corporation shall indemnify the officers and directors (including persons who serve at its request as directors, officers or trustees of another organization, or in any capacity with respect to any employee benefit plan) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees incurred by such person in connection the defense or disposition of such action, suit or other proceeding, whether civil or criminal, in which such person may be involved or threatened, while in office or thereafter, by reason of such person’s having been a director or officer, except with respect to any matter as to which such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the corporation (any person serving another organization in one or more of the indicated capacities at the request of the corporation who shall have acted in good faith in the reasonable belief that his or her action was in the best interest of such other organization to be deemed as having acted in such manner with respect to the corporation); provided, however, that no indemnification shall be provided if the majority of the disinterested directors of the corporation then in office, after having received a written opinion of independent legal counsel, shall determine that such director or officer did not act in good faith in the reasonable belief that his or her action was in the best interest of the corporation.

Director and Officer Insurance

The bylaws of Holdings authorize Holdings to maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of Holdings or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not Holdings would have the power to indemnify such person against such expense, liability or loss under the DGCL. Holdings has obtained insurance policies insuring its directors and officers against certain liabilities.

Item 21. Exhibits and Financial Statement Schedules.

Exhibit No.	Description
2.1

Distribution Agreement, dated as of July 16, 2012, between L-3 Communications Holdings, Inc. and Engility Holdings, Inc. (incorporated herein by reference to Exhibit 2.1 to the Registrant’s Quarterly Report on Form 10-Q, as filed with the Commission on August 13, 2012 (File No. 001-35487)).

2.2

Agreement and Plan of Merger, dated as of December 20, 2013, by and among Dynamics Research Corporation, Engility Corporation and Engility Solutions, Inc. (incorporated herein by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K, as filed with the Commission on December 23, 2013 (File No. 001-35487)). ++

2.3

Agreement and Plan of Merger, dated as of October 28, 2014, by and among TASC Parent Corporation, Toucan Merger Corporation I, Toucan Merger Corporation II, Engility Holdings, Inc., New East Holdings, Inc. and East Merger Sub, LLC (incorporated herein by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K, as filed with the Commission on October 29, 2014 (File No. 001-35487)). ++

3.1

Amended and Restated Certificate of Incorporation of Engility Holdings, Inc. dated February 26, 2015 (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K12B, as filed with the Commission on February 27, 2015 (File No. 001-35487)).

3.2

Amended and Restated Bylaws of Engility Holdings, Inc. (incorporated herein by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K12B, as filed with the Commission on February 27, 2015 (File No. 001-35487)).

3.3*	Certificate of Formation of ATAC Services, LLC.

3.4*	Limited Liability Company Agreement of ATAC Services, LLC.

3.5*	Restated Articles of Organization of Dynamics Research Corporation, as amended.

3.6*	Second Amended and Restated By-laws of Dynamics Research Corporation.

3.7*	Restated Articles of Organization of Engility Corporation, as amended.

3.8*	Amended and Restated Bylaws of Engility Corporation.

3.9*	Certificate of Formation of Engility LLC.

3.10*	Limited Liability Company Agreement of Engility LLC.

3.11*	Certificate of Formation of Support Services Organization, LLC, as amended.

3.12*	Amended and Restated Limited Liability Company Agreement of Support Services Organization, LLC.

3.13*	Restated Certificate of Incorporation of TASC Services Corporation.

3.14*	TASC Services Corporation Amended and Restated Bylaws.

3.15*	Certificate of Formation of Texeltek, LLC.

3.16*	Amended and Restated Limited Liability Company Agreement of Texeltek, LLC.

4.1

Stockholders Agreement, dated February 26, 2015 by and among Engility Holdings, Inc. and Birch Partners, L.P. and for the limited purposes set forth therein, KKR 2006 Fund L.P. and General Atlantic Partners 85, L.P., KKR Initial Investors and GA Initial Investors (as defined therein) (incorporated herein by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K12B, as filed with the Commission on February 27, 2015 (File No. 001-35487)).

Exhibit No.	Description
4.2

Indenture, dated August 12, 2016, among Engility Corporation, Engility Holdings, Inc., as a guarantor, each of the guarantors named therein, and Deutsche Bank Trust Company Americas, as trustee (incorporated herein by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K, as filed with the Commission on August 15, 2016 (File No. 001-35487)).

4.3

Form of 8.875% Senior Note due 2024 (incorporated by reference to Exhibit 1 to Annex 1 to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K, as filed with the Commission on August 15, 2016 (File No. 001-35487)).

4.4

Registration Rights Agreement, dated as of August 12, 2016, by and among Engility Corporation, Engility Holdings, Inc., as a guarantor, each of the guarantors named therein and Morgan Stanley & Co. LLC, as the representative of the initial purchasers named therein (incorporated herein by reference to Exhibit 4.3 of the Registrant’s Current Report on Form 8-K, as filed with the Commission on August 15, 2016 (File No. 001-35487)).

5.1*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (New York and Massachusetts law).

5.2*	Opinion of Bass, Berry & Sims PLC (Delaware law).

10.1+

Master Supply Agreement, dated as of July 16, 2012, between L-3 Communication Corporation (as Seller) and Engility Corporation (as Buyer) (incorporated herein by reference to Exhibit 10.1 of the Registrant’s Quarterly Report on Form 10-Q, as filed with the Commission on November 13, 2012 (File No. 001-35487)).

10.2+

Master Supply Agreement, dated as of July 16, 2012, between L-3 Communication Corporation (as Buyer) and Engility Corporation (as Seller) (incorporated herein by reference to Exhibit 10.1 of the Registrant’s Quarterly Report on Form 10-Q, as filed with the Commission on November 13, 2012 (File No. 001-35487)).

10.3

Employee Matters Agreement, dated as of July 16, 2012, between Engility Corporation and L-3 Communications Corporation (incorporated herein by reference to Exhibit 10.3 of the Registrant’s Annual Report on Form 10-K, as filed with the Commission on March 21, 2013 (File No. 001-35487)).

10.4

Tax Matters Agreement, dated as of July 16, 2012, between Engility Holdings, Inc. and L-3 Communications Holdings, Inc. (incorporated herein by reference to Exhibit 10.4 of the Registrant’s Annual Report on Form 10-K, as filed with the Commission on March 21, 2013 (File No. 001-35487)).

10.5

Transition Services Agreement, dated as of July 16, 2012, between Engility Corporation and L-3 Communications Corporation (incorporated herein by reference to Exhibit 10.5 of the Registrant’s Annual Report on Form 10-K, as filed with the Commission on March 21, 2013 (File No. 001-35487)).

10.6

Credit Agreement, dated as of August 12, 2016, among Engility Holdings, Inc., Engility Corporation, the several lenders from time to time parties thereto and Morgan Stanley Senior Funding, Inc., as administrative agent (incorporated herein by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed with the Commission on August 15, 2016 (File No. 001-35487)).

10.7

Amendment No. 1, dated as of February 13, 2017, to the Credit Agreement, dated as of August 12, 2016, among Engility Holdings, Inc., Engility Corporation, the several lenders from time to time parties thereto and Morgan Stanley Senior Funding, Inc., as administrative agent (incorporated herein by reference to Exhibit 10.7 of the Registrant’s Annual Report on Form 10-K, as filed with the Commission on March 9, 2017 (File No. 001-35487)).

Exhibit No.	Description
10.8

Guarantee and Collateral Agreement, dated as of August 12, 2016, made by Engility Holdings, Inc., Engility Corporation and the subsidiary guarantors party thereto in favor of Morgan Stanley Senior Funding, Inc., as collateral agent (incorporated herein by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K, as filed with the Commission on August 15, 2016 (File No. 001-35487)).

10.9†

Engility Holdings, Inc. Amended and Restated 2012 Cash Incentive Plan (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, as filed with the Commission on May 28, 2013 (File No. 001-35487)).

10.10†

Engility Master Savings Plan (incorporated herein by reference to Exhibit 4.7 of the Registrant’s registration statement on Form S-8, as filed with the Commission on July 17, 2012 (File No. 333-182720)).

10.11†

Engility Corporation Deferred Compensation Plan I (incorporated herein by reference to Exhibit 10.7 to the Registrant’s Quarterly Report on Form 10-Q, as filed with the Commission on August 13, 2012 (File No. 001-35487)).

10.12†

Engility Corporation Deferred Compensation Plan II (incorporated herein by reference to Exhibit 10.8 to the Registrant’s Quarterly Report on Form 10-Q, as filed with the Commission on August 13, 2012 (File No. 001-35487)).

10.13†

Form of Engility Holdings, Inc. 2012 Directors Stock Incentive Plan Restricted Stock Unit Agreement (incorporated herein by reference to Exhibit 10.9 to the Registrant’s Quarterly Report on Form 10-Q, as filed with the Commission on August 13, 2012 (File No. 001-35487)).

10.14†

Form of Engility Holdings, Inc. 2012 Long Term Performance Plan Nonqualified Stock Option Agreement (incorporated herein by reference to Exhibit 10.10 to the Registrant’s Quarterly Report on Form 10-Q, as filed with the Commission on August 13, 2012 (File No. 001-35487)).

10.15†

Form of Engility Holdings, Inc. 2012 Long Term Performance Plan Restricted Stock Unit Agreement (incorporated herein by reference to Exhibit 10.11 to the Registrant’s Quarterly Report on Form 10-Q, as filed with the Commission on August 13, 2012 (File No. 001-35487)).

10.16†

Offer Letter in respect of the employment of Anthony Smeraglinolo (incorporated herein by reference to Exhibit 10.13 of the Registrant’s Amendment No. 3 to Form 10, as filed with the Commission on June 19, 2012 (File No. 001-35487)).

10.17†

Engility Corporation 2013 Deferred Compensation Plan (incorporated herein by reference to Exhibit 10.22 of the Registrant’s Annual Report on Form 10-K, as filed with the Commission on March 21, 2013 (File No. 001-35487)).

10.18†

Form of Engility Holdings, Inc. 2012 Long Term Performance Plan Performance Share Award Agreement (incorporated herein by reference to Exhibit 10.23 of the Registrant’s Annual Report on Form 10-K, as filed with the Commission on March 21, 2013 (File No. 001-35487)).

10.19†

Form of Engility Holdings, Inc. Amended and Restated 2012 Long Term Performance Plan Performance Unit Award Agreement (incorporated herein by reference to Exhibit 10.1 of the Registrant’s Quarterly Report on Form 10-Q, as filed with the Commission on May 12, 2015 (File No. 001-35487)).

10.20†

Form of Engility Holdings, Inc. Amended and Restated 2012 Long Term Performance Plan Restricted Stock Unit Agreement (incorporated herein by reference to Exhibit 10.2 of the Registrant’s Quarterly Report on Form 10-Q, as filed with the Commission on May 12, 2015 (File No. 001-35487)).

Exhibit No.	Description
10.21†

Form of Engility Holdings, Inc. Amended and Restated 2012 Long Term Performance Plan Restricted Stock Unit Agreement (Directors) (incorporated herein by reference to Exhibit 10.3 of the Registrant’s Quarterly Report on Form 10-Q, as filed with the Commission on May 12, 2015 (File No. 001-35487)).

10.22†

Form of Engility Holdings, Inc. Amended and Restated 2012 Long Term Performance Plan Restricted Stock Unit Agreement (Directors Interim Award) (incorporated herein by reference to Exhibit 10.4 of the Registrant’s Quarterly Report on Form 10-Q, as filed with the Commission on May 12, 2015 (File No. 001-35487)).

10.23†

Form of Engility Holdings, Inc. Amended and Restated 2012 Long Term Performance Plan Performance Retention Award Agreement (incorporated herein by reference to Exhibit 10.5 of the Registrant’s Quarterly Report on Form 10-Q, as filed with the Commission on May 12, 2015 (File No. 001-35487)).

10.24†

Amended and Restated Employment Agreement dated April 15, 2014 by and between TASC, Inc. and John P. Hynes, Jr. (incorporated herein by reference to Exhibit 10.35 of the Registrant’s Annual Report on Form 10-K, as filed with the Commission on March 8, 2016 (File No. 001-35487)).

10.25†

Employment Agreement dated April 15, 2014 by and between TASC, Inc. and Wayne Rehberger (incorporated herein by reference to Exhibit 10.36 of the Registrant’s Annual Report on Form 10-K, as filed with the Commission on March 8, 2016 (File No. 001-35487)).

10.26†

Engility Holdings, Inc. Second Amended and Restated 2012 Long Term Performance Plan (incorporated herein by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed with the Commission on June 2, 2016 (File No. 001-35487)).

10.27†

Engility Holdings, Inc. Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K, as filed with the Commission on June 2, 2016 (File No. 001-35487)).

10.28†

Engility Holdings, Inc. Amended and Restated Severance Plan (incorporated herein by reference to Exhibit 10.28 of the Registrant’s Annual Report on Form 10-K, as filed with the Commission on March 9, 2017 (File No. 001-35487))

10.29†

Engility Holdings, Inc. Amended and Restated Change in Control Severance Plan (incorporated herein by reference to Exhibit 10.29 of the Registrant’s Annual Report on Form 10-K, as filed with the Commission on March 9, 2017 (File No. 001-35487)).

12

Computation of Ratio of Earnings to Fixed Charges (incorporated herein by reference to Exhibit 12.1 of the Registrant’s Annual Report on Form 10-K, as filed with the Commission on March 9, 2017 (File No. 001-35487)).

23.1*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included as part of its opinion filed as Exhibit 5.1 hereto).

23.2*	Consent of Bass, Berry & Sims PLC (included as part of its opinion filed as Exhibit 5.2 hereto).

23.3*	Consent of PricewaterhouseCoopers LLP.

23.4*	Consent of Deloitte & Touche LLP, independent auditors to TASC Parent Corporation.

24.1	Power of Attorney (included on the signature pages of this registration statement).

25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas.

99.1*	Form of Letter of Transmittal.

Exhibit No.	Description
99.2*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees.

99.3*	Form of Broker’s Letters to Clients.

99.4*	Form of Notice of Guaranteed Delivery.

*	Filed herewith.
†	Compensatory plan or arrangement.
+

Portions of this exhibit have been redacted and are subject to a confidential treatment request filed with the Secretary of the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

++

Certain schedules referenced in the Agreement and Plan of Merger have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

Item 22. Undertakings.

The undersigned registrants hereby undertake:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will each be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrants;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrants; and

(iv) any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(f) That, for purposes of determining any liability under the Securities Act of 1933 each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described in Item 20, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(h) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), or 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the date of the registration statement through the date of responding to the request.

(i) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chantilly, State of Virginia, on April 19, 2017.

ENGILITY CORPORATION (Registrant)

By:	/s/ Lynn A. Dugle
Lynn A. Dugle
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas O. Miiller, Wayne M. Rehberger and Jon Brooks and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title		Date

/s/ Lynn A. Dugle Lynn A. Dugle	Chief Executive Officer (Principal Executive Officer)		April 19, 2017

/s/ Wayne M. Rehberger Wayne M. Rehberger	Senior Vice President and Chief Financial Officer	(Principal Financial Officer); Director		April 19, 2017

/s/ Richard B. Harkey Richard B. Harkey	Vice President, Corporate Controller and Chief Accounting Officer	(Principal Accounting Officer)		April 19, 2017

/s/ Thomas O. Miiller Thomas O. Miiller	Senior Vice President, General Counsel and Corporate Secretary; Director		April 19, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chantilly, State of Virginia, on April 19, 2017.

ENGILITY HOLDINGS, INC.
(Registrant)

By:	/s/ Lynn A. Dugle
Lynn A. Dugle
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas O. Miiller, Wayne M. Rehberger and Jon Brooks and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title		Date

/s/ Lynn A. Dugle Lynn A. Dugle	Chief Executive Officer (Principal Executive Officer)		April 19, 2017

/s/ Wayne M. Rehberger Wayne M. Rehberger	Senior Vice President and Chief Financial Officer	(Principal Financial Officer)		April 19, 2017

/s/ Richard B. Harkey Richard B. Harkey	Vice President, Corporate Controller and Chief Accounting Officer	(Principal Accounting Officer)		April 19, 2017

/s/ Peter A. Marino Peter A. Marino	Co-Chairman		April 19, 2017

/s/ David A. Savner David A. Savner	Co-Chairman		April 19, 2017

/s/ John W. Barter, III John W. Barter, III	Director		April 19, 2017

/s/ Steven A. Denning Steven A. Denning	Director		April 19, 2017

Name	Title	Date

/s/ David M. Kerko David M. Kerko	Director	April 19, 2017

/s/ Darryll J. Pines Darryll J. Pines	Director	April 19, 2017

/s/ Anthony Principi Anthony Principi	Director	April 19, 2017

/s/ Charles S. Ream Charles S. Ream	Director	April 19, 2017

/s/ William G. Tobin William G. Tobin	Director	April 19, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chantilly, State of Virginia, on April 19, 2017.

ATAC Services, LLC (Registrant)

By:	/s/ Wayne M. Rehberger
Wayne M. Rehberger President & Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas O. Miiller, Wayne M. Rehberger and Jon Brooks and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Wayne M. Rehberger Wayne M. Rehberger	President & Chief Financial Officer; Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	April 19, 2017

/s/ Thomas O. Miiller Thomas O. Miiller	Vice President and Secretary; Director	April 19, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chantilly, State of Virginia, on April 19, 2017.

Each of the Registrants Named on Schedule A-1 Hereto

By:	/s/ Lynn A. Dugle
Lynn A. Dugle Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas O. Miiller, Wayne M. Rehberger and Jon Brooks and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Lynn A. Dugle Lynn A. Dugle	Chief Executive Officer (Principal Executive Officer)	April 19, 2017

/s/ Wayne M. Rehberger Wayne M. Rehberger	Senior Vice President and Chief Financial Officer; Director (Principal Financial Officer)	April 19, 2017

/s/ Richard B. Harkey Richard B. Harkey	Vice President, Corporate Controller & Chief Accounting Officer (Principal Accounting Officer)	April 19, 2017

/s/ Thomas O. Miiller Thomas O. Miiller	Senior Vice President, General Counsel and Corporate Secretary; Director	April 19, 2017

Schedule A-1

Registrants

Exact Name of Additional Registrants

Dynamics Research Corporation

Engility LLC

Support Services Organization, LLC

TASC Services Corporation Texeltek, LLC